Exhibit 10.1

TURNKEY DESIGN AND MANUFACTURING AGREEMENT

THIS TURNKEY DESIGN AND MANUFACTURING AGREEMENT (“Agreement”), effective this 1 day of July 2003 (the “Effective Date”), is made and entered into by and between XPLORE TECHNOLOGIES CORPORATION of AMERICA and its subsidiaries and affiliates (“XPLORE”), a Delaware corporation having its principal place of business at 14000 Summit Drive, Suite 900, Austin, Texas 78728 U.S.A. and WISTRON CORPORATION (“WISTRON”), and its subsidiaries and affiliates, a Taiwan corporation having its principal place of business at 21F, 88, Sec. 1, Hsin Tai Wu Rd., Hsichih, Taipei Hsien 221, Taiwan, R.O.C.

W I T N E S E T H :

WHEREAS, XPLORE is proceeding to develop ruggedized mobile PC computer tablet(s) for its next generation of Products (as defined herein); and

AND WHEREAS WISTRON desires to provide to XPLORE design, manufacturing and support services in respect of the Products and sell to XPLORE the Products;

NOW, THEREFORE, intending to be legally bound hereby, XPLORE and WISTRON agree as follows.

1.                                      DEFINITIONS

Defined terms used in this Agreement shall have the meaning set forth below:

1.1                               “Class Failure” shall mean the occurrence of (i) a Material Defect, experienced in test or in the field, in greater than two and one-half percent (2.5%) monthly of all Products purchased by XPLORE hereunder over a rolling ninety (90) day period, or (ii) a defect in the Products causing a safety hazard which threatens life, equipment or property.

1.2                               “Dead on Arrival” shall mean any Products that are discovered to contain a Material Defect or non-conformance to Product Specification within thirty (30) calendar days from the WISTRON invoice date.

1.3                               “Deliverable(s)” shall mean the design and/or work product, including Material, resulting from performance of the Design Services as set forth on the Statement of Work in Exhibit A.

1.4                               “Design Process” shall mean any Material created by WISTRON in executing to this Agreement that relates to the implementation of the Design Services or any Deliverable.

1.5                               “Design Services” shall mean the product design, development and redesign services in respect of the Products, including but not limited to those services facilitating fabrication, tooling, fixtures, documentation, assembly, soldering production and delivery.

1.6                               “Data Package” shall mean all Documentation and/or Materials either created or designed by either or both Parties under this Agreement, which are fisted under Exhibit H.

1.7                               “Documentation” shall mean user manuals, training materials, product descriptions, drawings and specifications, technical manuals, supporting materials, import/export control documents and other information relating to any Product, is shipped by WISTRON.

1.8                               “End-of-Life of XPLORE Product” shall mean any XPLORE Product the production of which is discontinued by XPLORE, as the Parties mutually agree as defined in Section 4.17.

1.9                               “End-User” shall mean any party that purchases Products from XPLORE, directly or indirectly through Resellers and Distributors, for such party’s own internal use and not for redistribution.

1.10                        “Equipment” shall mean tooling, tools, samples, consigned materials or components, molds, and dyes required to produce Product.

1.11                        “Hardware” shall mean components and subassemblies that go into the Products.

1.12                        “Intellectual Property Rights” shall mean all forms of intellectual property rights and protections that may be obtained in respect of the Products, and Documentation and includes, without limitation:

(i)                                     All right, title and interest in and to all Letters Patent and all filed, pending or potential applications for Letters Patent, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed;

(ii)                                  All right, title and interest in and to all trade secrets, and all trade secret rights and equivalent rights arising under common law, state law, federal law and laws of foreign countries;

(iii)                               All right, title and interest in and to all mask works, copyrights, other literary property or authors’ rights, whether or not protected by copyright or as a mask work, under common law, state law, federal law and laws of foreign countries; and

(iv)                              AII right, title and interest in and to all proprietary indicia, trademarks, trade names, symbols, logos and/or brand names under common law, state law, federal law and laws of foreign countries.

1.13                        “Lead Time” shall mean the time period between the acceptance by WISTRON of a Purchase Order and the ship date of the Products ordered under such Purchase Order.

1.14                        “Manufacturing Services” shall mean pre-production manufacturing engineering, and prototype and first article manufacturing, and finished product volume manufacturing of any Product.

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1.15                        “Marks” shall mean all proprietary indicia, trademarks, trade names, logos and/or brand names either party may adopt from time to time to identify themselves, the Products or any related parties or materials. XPLORE will notify WISTRON in writing of all proprietary Marks as indicated above.

1.16                        “Material” shall mean: (a) any net list, schematic, diagram, circuitry, technology, invention, idea, discovery, improvement, design, concept, technique, algorithm, formula, method, process, configuration, mechanism, model, system, network, data, plan, library, work of authorship, file, media, record, report, copy, pictorial work, graphic work, audiovisual work, hardware, firmware, computer interface (including for example but not limited to programming interfaces), computer language, computer protocol, computer software program or application (irrespective of whether source code or object code), flow chart, blueprint, drawing. graph, information, material, research or development, irrespective of whether patentable, or (b) any portion, copy or extract of such Material, irrespective of whether in tangible or intangible form, and irrespective of such Material’s media.

1.17                        “Material Defect” shall mean any malfunction, error or other defect in a Product(s) that constitutes a nonconformity with the Specifications and where such nonconformity causes such Product(s) to fail to meet form, fit and/or function requirements for such Product(s) under conditions of normal use.

1.18                        “Normal and Customary Actions” shall mean all actions associated with design technique or implementation and should be assumed as part of WISTRON effort and agreed upon fee schedule, including without limitation value engineering part reduction, fastening schemes or alternate material selection.

1.19                        “Object Code” shall mean machine-readable program code that is expressed in a form that is not generally suitable for modification by humans without reverse engineering.

1.20                        “Parties” shall mean XPLORE and WISTRON.

1.21                        “Party” shall mean either XPLORE or WISTRON.

1.22                        “Plant Shutdowns” shall mean those incidents where WISTRON’s manufacturing plant or WISTRON’s subcontractor’s plants has published down-time or holiday schedules resulting in plant closures. WISTRON will notify XPLORE via Email or FAX of holiday or plant shut downs at least forty-five (45) days before they are planned to occur. The plant shutdowns are not to occur more than two times per year, each period not to exceed 10 calendar days.

1.23                        “Product Requirements Document” or “PRD” shall mean the technical requirements provided by XPLORE for the Deliverables, as set forth in Exhibit C.

1.24                        “Products” shall mean products jointly developed by XPLORE and WISTRON under this Agreement, as further described in the PRO. As mutually agreed, XPLORE may add Products to Exhibit C during the term of this agreement.

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1.25                        “Purchase Order” shall mean a written or electronic purchase order that is delivered to WISTRON in accordance with Section 4.5.

1.26                        “Purchase Price” shall mean the amount to be paid by XPLORE for the Products as determined in accordance with Exhibit E.

1.27                        “Reseller” or “Distributor” shall mean any party that purchases Products from XPLORE either directly or indirectly for such parties’ own use or for resale to the End-User.

1.28                        “Safety Standard Change” shall mean changes made to the Products required to conform the Products to all applicable governmental and regulatory agency requirements.

1.29                        “Software” shall mean each software program in Object Code form included as part of the Products.

1.30                        “Source Code” shall mean program code expressed in a form suitable for modification by humans.

1.31                        “Specifications” shall mean the specifications applicable to the Products as set forth in the PRD.

1.32                        “Statement of Work” or “SOW” - shall mean a documented description of the work and services to be performed by WISTRON as set forth in Exhibit A.

1.33                        “Term” shall mean the period beginning on the Effective Date and terminating on the date this Agreement is terminated under the conditions specified in Section 12.

2.                                      PURPOSE OF THIS AGREEMENT

This Agreement sets forth the terms and conditions for the design, development, pre-production manufacturing engineering, prototype, first article manufacturing, and finished product volume manufacturing and services related to Products.

3.                                      SERVICES AND PAYMENTS FOR SERVICES

3.1                               Design Services

As set forth in Exhibit D, XPLORE shall reimburse WISTRON as defined within the milestone schedule in the SOW, WISTRON guarantees that the Product meets specifications and the criteria set forth in the PRD.

A complete Data Package as specified in Exhibit H must he delivered in its specified format to XPLORE at production release.

3.1.1                     Failure to Deliver XPLORE Specifications or Change in Scope After PRD Locked

In the event XPLORE fails to deliver the Specifications for the Product in accordance with the PRD in Exhibit C, or makes changes to the Specifications after the PRD is

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locked as defined by the milestone schedule in the SOW, WISTRON may negotiate with XPLORE a new delivery schedule and associated costs for delivery of the Design Services.

The Parties agree that Normal and Customary Actions apply.

3.1.2                     Acceptance of Design Deliverables

Unless otherwise agreed upon by the parties, within thirty (30) days from the receipt by XPLORE or WISTRON of any Deliverable pursuant to Exhibit A or Exhibit C, XPLORE and WISTRON shall provide written notice to each other of any failure of any Deliverable which deviates from the Specifications. WISTRON and XPLORE shall review the deviations and WISTRON will use commercially reasonable efforts to correct any nonconformity with the Specifications and provide the other Party with a revised deliverable within thirty (30) days. If after a subsequent 30 days, the WISTRON deliverable does not conform to specifications, then the Parties will mutually discuss and agree on a discount plan for the associated milestone payment as specified in Exhibit D.

Notwithstanding the above provisions, if WISTRON does not achieve Acceptance of Design Deliverables as specified above, then a material breach would have occurred due to WISTRON’S non-performance and the provisions of Section 12.4 apply.

3.2                               “Design Services” and “Manufacturing Services” Payments

Payment for Design Services and Manufacturing Services will be made as set forth in Exhibit D. The Parties agree that the NRE and tooling payment schedules represent “not to exceed” prices. Purchase orders for the agreed upon Design Services and Manufacturing Services shall be made by XPLORE to WISTRON in US Dollars. WISTRON will invoice XPLORE for the Design Services and Manufacturing Services milestones in Exhibit D. The payments will be made via wire transfer to WISTRON specified bank account within five (5) business days after XPLORE acceptance of the milestone and receipt of invoice(s).

XPLORE has the right to review all tooling costs, evaluate and approve all tooling vendors, and review and approve all tooling materials used as it relates to the Product. WISTRON agrees to provide “open book pricing” to XPLORE for all tooling elements as referenced in Exhibit D for the Products, including all cost savings. Likewise, tooling costs greater than items referenced in the tooling schedule in Exhibit D will require approval in writing from XPLORE before WISTRON produces said tool. All tooling associated with the production of Products either at WISTRON or its subcontractor(s) will be the property of XPLORE’s.

4.                                      TERMS OF PURCHASE OF PRODUCTION PRODUCTS BY XPLORE

4.1                               Terms and Conditions

All purchases of Products by XPLORE from WISTRON during the Term shall be subject to the terms and conditions of this Agreement unless agreed to in writing by both Parties.

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4.2                               Purchase Price

Throughout the Term, the Purchase Price for any Product and Accessories purchased hereunder shall be as set forth in Exhibit E attached hereto. For the first twelve (12) months following Product release to volume production, the Purchase Price will remain fixed for each product configuration but will be further reduced by volume pricing incentives as specified in Exhibit E to establish the actual Purchase Price for the next month of production. Production volumes are based on the total number of Product units shipped not by specific product configurations. Beginning with the second year and subsequent years of volume production for the Product. The Purchase Price automatically includes applicable cost reduction defined in Section 7.9 plus the application of the volume incentives as specified in Exhibit E.

The parties agree to review the volume incentive schedule at mutually agreeable intervals, but at a minimum once per year, for the application to the Purchase Price. It is further understood between the Parties that the formulation of volume incentive discounts is an equitable combination of actual cost reduction plus economic benefits of volume production quantities for the establishment of an updated volume incentive schedule.

4.2.1                     Cost Reduction

WISTRON shall make available to XPLORE a cost table listing which includes its major components and assemblies for each Product so that XPLORE can assist in cost reduction efforts defined in Section 7.9 for the Products. In addition, WISTRON will share and help implement its detailed action plans for product cost reduction efforts.

4.3                               Payment

Full payment of the Purchase Price for each Product or Accessories (including any freight, taxes or other applicable costs initially paid by WISTRON but to be borne by XPLORE) shall be made by XPLORE to WISTRON in United States dollars, net thirty (30) calendar days from XPLORE’s receipt of an invoice from WISTRON which follows shipment. WISTRON will not invoice XPLORE unless shipment occurs pursuant to Section 4.8. XPLORE agrees to pay one percent (1.0%) monthly interest on all late payments as per Exhibit D. XPLORE will issue an irrevocable standby letter of credit or Assignment of Receivable (AoR) in an amount equivalent to its product requirement for the initial 60 days of production. In the event that XPLORE fails to pay within the agreed 30 days other than amounts in dispute or subject to credits, WISTRON shall have the right to draw on the letter of credit or AoR to effect payment of its account. As XPLORE’s production requirement increases, additional letters of credit shall be issued to maintain an amount equivalent to the production requirement for the next 60 days. After six (6) months following production release, WISTRON and XPLORE will review payment terms with the objective of removing the requirement for letter of credit. The irrevocable standby letter of credit will terminate after six (6) months following production release provided that XPLORE is current on its payments.

4.3.1                     Payment for Unique or Long-Lead Inventory

XPLORE will put in place a Letter of Credit in the amount of $200,000 to cover unique inventory for six (6) months to he set up thirty days prior to mass production and to last for six (6) months into production. WISTRON shall have the right to draw on the letter of

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credit to effect payment in the event said unique material is deemed obsolete. After six (6) months following production release, WISTRON and XPLORE will review payment terms with the objective of removing the requirement for letter of credit.

4.4                               Taxes

XPLORE’s Purchase Price does not include any foreign, federal, state or local sales, use or other similar taxes, however designated, levied against the sale, licensing, delivery or use of the Products. XPLORE shall pay, or reimburse WISTRON for, all such taxes imposed on XPLORE or WISTRON; provided, however, that XPLORE shall not be liable for any taxes based on WISTRON’s net income or capital. When WISTRON has the legal obligation to collect such taxes, the appropriate amount shall he added to XPLORE’s invoice and paid by XPLORE unless XPLORE provides WISTRON with a valid tax exemption certificate authorized by the appropriate taxing authority. XPLORE shall promptly notify WISTRON of any amendment or revocation of such certificate.

4.5                               Purchase Order Procedure

All orders for Products submitted by XPLORE shall be initiated by a Purchase Order sent to WISTRON and requesting a delivery date. These purchase orders shall include, at a minimum, a) the WISTRON part number; b) a description of the product; c) the product quantity; d) the Product price; e) the requested delivery date of the Product (“Scheduled Delivery Date”); f) logistics shipping preference; g) a reference to the Agreement and h) any other instructions or requirements reasonably requested by XPLORE. If a purchase order submitted by XPLORE (i) conforms to the requirements of this Agreement, (ii) contains a Product order for the price or prices specified in Exhibit E, (iii) does not purport to make a change to any of the terms of this Agreement, and (iv) has a commercially reasonable delivery date for the quantities specified, then WISTRON shall acknowledge and accept the purchase order using reasonable best efforts within two (2) business days but in any case not to exceed five (5) business days of receipt. If XPLORE is not notified of WISTRON’s acceptance or proper rejection within two (2) business days of receipt of the Purchase Order by WISTRON, the Purchase Order shall be deemed accepted by WISTRON. Nothing contained in any Purchase Order shall in any way modify this Agreement or add any additional terms or conditions thereto, except as otherwise agreed in writing by the Parties. Notwithstanding the foregoing, in the event Products are greater than thirty (30) days late from the accepted delivery dates on accepted Purchase Orders by WISTRON, then XPLORE will receive a 2% discount on the Product for every week that the Product is late up to 8 weeks for a maximum discount of 16% on the next Product delivery of an equivalent quantity of Products. After 8 weeks, XPLORE has the right to declare Non-Performance as specified in Section 12.4 and subsequently may cancel the Purchase Order and the associated liabilities with no penalty.

4.6                               Forecast

XPLORE shall, on a monthly basis, provide WISTRON with a six (6) month rolling projection of orders by XPLORE of the Products (“Forecast”). The initial Forecast shall be delivered to WISTRON within sixty (60) calendar days prior to initial production. Notwithstanding any other provision contained herein, the parties acknowledge and agree that

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the Forecast can in no way he construed as a commitment on XPLORE’s part to purchase any Products. XPLORE shall also have the right to increase or decrease Forecast quantity by the quantities listed in the chart set forth in Section 4.10 of this Agreement.

4.7                               Lead Time

To facilitate WISTRON’s production scheduling, XPLORE shall submit Purchase Orders to WISTRON consistent with a Lead Time of forty five (45) calendar days for volumes within the Forecast. In the event that the volume of Products ordered by XPLORE during any calendar quarter exceeds the volume projected by XPLORE in the Forecast, WISTRON shall ship such excess volume of Products consistent with a Lead Time of forty five (45) calendar days; provided, however, WISTRON shall use reasonable best efforts to reduce the Lead Time for such excess volume to twenty (20) calendar days. WISTRON shall use reasonable best efforts to reduce all Lead Times during the Term, including, without limitation, implementing such demand-pull or direct ship programs as reasonably requested by XPLORE. The Parties shall meet at mutually agreeable intervals during the Term to review, in good faith, the Lead Times, including, without limitation, reviewing material management procedures with WISTRON’s suppliers, including demand-pull or direct ship programs. For long lead list of parts, the Parties will mutually review these parts and determine which parts get ordered as a risk purchase. XPLORE will give written authorization to WISTRON and approve the purchase and specified quantity of these long lead parts. Long lead materials not consumed within 6 months will be purchased by XPLORE provided that these parts could not be consumed by other products manufactured by WISTRON.

4.8                               Shipping

All Purchase Prices are FCA WISTRON’s manufacturing plant in Taiwan. All Products delivered pursuant to the terms of this Agreement shall be packed pursuant to the packaging requirements set forth in the SOW, marked for shipment to an address designated by XPLORE, and delivered to a carrier designated by XPLORE, or if no carrier is designated by XPLORE to a carrier chosen by WISTRON, F.O.B., WISTRON’s manufacturing plant. XPLORE requires a shipment acknowledgment via FAX or Email attachment which contains the Purchase Order number, the quantity and type of product shipped, including serial numbers, the customer address and contact information, and shipment carrier with tracking numbers. Upon delivery to the carrier, risk of loss with respect to the Products (and title to the Hardware included in such Products) shall pass to XPLORE. All freight, insurance and other shipping expenses shall be paid by XPLORE. Items shipped after their scheduled shipment date plus 2 business days will be shipped by WISTRON on an expedited basis (primarily air freight) with the surcharge for such expedited delivery being at WISTRON’s sole expense. Provided that XPLORE places orders for Products for delivery within the applicable Lead Times as per Section 4.7, WISTRON shall, in the aggregate during each calendar quarter, deliver at least ninety-five percent (95%) of the Products so ordered by the XPLORE specified delivery date. In the event WISTRON fails for two consecutive calendar year quarters to deliver by the XPLORE specified delivery date at least ninety-five percent (95%) of Product ordered, for any reason other than a Force Majeure Event, then in addition to all other rights and remedies that XPLORE may have at law or in equity, WISTRON shall (i) immediately allow XPLORE to audit WISTRON’s order fulfillment process and discuss the reasons for such failure, (ii) evaluate and consider any

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recommendations proposed by XPLORE to alleviate such problems, and (iii) at XPLORE’s request, use reasonable best efforts to facilitate communication between XPLORE and any WISTRON supplier(s) that is/are causing such failure. If the aforementioned provisions do not remedy the situation, XPLORE has the right to invoke the Non-performance provisions as stated in Section 12.4 of this Agreement. XPLORE will notify WISTRON of the Non-performance in writing.

4.8.1                     Dock to Customer Shipments

XPLORE requires WISTRON to implement a dock-to-customer shipping model as defined in the SOW.

4.8.2                     Palletized Volume Shipments:

XPLORE requires WISTRON to implement palletized volume shipments for delivery to a consolidation center or to specific customers who have purchased a large quantity of XPLORE Products as defined in the SOW.

4.8.3                     Shipment of Field Replacement Units

WISTRON agrees to provide XPLORE with pricing for Product subassemblies as set forth in Exhibit G. XPLORE requires WISTRON to accept purchase orders to ship components, boards, and/or sub-assemblies to a XPLORE designated consolidation center. XPLORE shall have a small inventory of spare parts and components for internal XPLORE field and demo repairs.

4.9                               Cancellation

XPLORE may, in its sole discretion, cancel all or any part of any Purchase Order by providing written notice without incurring any cancellation charges according to the chart set forth below in Section 4.10 of this Agreement. If XPLORE does not have the right to cancel a purchase order without incurring any cancellation charge, XPLORE may still cancel such order but shall pay WISTRON a cancellation charge equal to WISTRON’s all incurred costs for raw materials, work in process, handling and reworking costs incurred by WISTRON on the Products under the cancelled Purchase Order, provided that there will be no cancellation charge for any materials that within ninety (90) days of the cancellation are subsequently used to fulfill a XPLORE purchase order or that are capable of being used in other products sold by WISTRON. In no event shall such costs exceed the Purchase Price for such cancelled Products. In the event that XPLORE cancels all or any part of a Purchase Order for which it is obligated to pay a cancellation charge, WISTRON shall use reasonable best efforts to mitigate the costs associated with such cancellation. If XPLORE pays a cancellation charge it shall own all materials subject to such charge, and the price for any future Product that includes such materials shall be reduced by the amount of the cancellation charge but shall add any incurred reworking costs.

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4.10                        Rescheduling

XPLORE shall have the right, by providing written notice to WISTRON prior to the scheduled shipment date, to reschedule or change the shipment date only once per Purchase Order without penalty, per the chart set forth below in this Section 4.10:

Lead Time	Allowable Quantity Increase	Percent Cancelable	Percent Reschedule	Maximum Reschedule Date
0-45 days	25% over unit volume	0%	25%	30 days
46-60 days	60% over unit volume	25%	40%	60 days
61-90 days	80% over unit volume	50%	50%	90 days
over 90 days	100% over unit volume	100%	100%	indefinite

WISTRON will use its reasonable best efforts, including long lead time material management, to produce any increased quantities in Product requested by XPLORE as set forth above.

4.11                        Audit, Inspection and Acceptance

XPLORE has the right to approve any change, production startup, sub-contractor, tooling acceptance process or procedural acceptance relating to the Products. For the case where it is not practical for Xplore to have access to a WISTRON sub–contractor, then WISTRON will act on XPLORE’s behalf and report written results required by XPLORE.

4.11.1              Audit & Inspection (Exhibit F, Sec. 7)

XPLORE may, in its sole discretion, perform, or cause its agents or representatives to perform, audits and inspections of WISTRON’s, or its vendors, design, test, and manufacturing processes during normal business hours and by giving two (2) business days advance notice for any reason reasonably related to this Agreement, including, without limitation, to confirm compliance with the quality procedures and requirements set forth in Exhibit F. WISTRON shall provide assistance to XPLORE in conducting such inspections as may be reasonably requested by XPLORE.

4.11.2              First Article Acceptance Testing (Exhibit F, Sec. 9)

XPLORE may conduct first article acceptance testing on any Product (i) that XPLORE has not previously accepted via first article testing, (ii) in which WISTRON has introduced a modification or enhancement not previously tested by XPLORE under a first article inspection, or (iii) in the event any Product is manufactured at a site other than WISTRON’s location. WISTRON shall provide assistance to XPLORE in conducting such first article acceptance testing as may reasonably be requested by XPLORE. Within fifteen (15) calendar

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days of XPLORE’s receipt of a first article Product, XPLORE will provide WISTRON with a written notice of acceptance of such Product or a written statement detailing the Specifications, which such Product has failed to meet. If such Product fails to conform to the Specifications or applicable first article testing and acceptance criteria, XPLORE shall notify WISTRON in writing of such failure, detailing the nature of the failure, and the Parties will immediately discuss means to resolve such failure; WISTRON shall then deliver to XPLORE, pursuant to an agreed-upon schedule, a Product that meets the applicable Specifications or applicable first article testing and acceptance criteria. Upon re-delivery, XPLORE shall have an additional five (5) business day period to first article acceptance test the Product and provide either written acceptance of the Product or a written statement detailing the Specifications or applicable first article testing and acceptance criteria such Product failed to meet. If after two (2) such cycles, XPLORE again reasonably rejects such Product, XPLORE may elect to continue the process of modification and first article acceptance testing or determine an alternate action plan without incurring any further liability hereunder, provided that XPLORE shall remain liable to pay (or be entitled to a refund if the Advance Payment has not been consumed) with regard to any Purchase Orders that were filled with conforming Products. Notwithstanding the above provisions, if WISTRON does not achieve Acceptance of First Articles as specified above, then a material breach would have occurred due to WISTRON’s Non-Performance and the provisions of Section 12.4 apply.

4.11.3              Product Acceptance

WISTRON shall develop, qualify, test and release to production the Products set forth on Section 1.23 of this Agreement according to the timetable set forth in the SOW. The Parties acknowledge and agree that XPLORE shall have no obligation to pay for any Product until such Product has been accepted by XPLORE in accordance with this Section. Product Acceptance shall mean that the Product shall meet all design requirements per the PRD and all regulatory and certification testing on the Product has been completed and test reports have been filed by WISTRON. The Data Package shall transfer to XPLORE in full as per Exhibit H.

4.12                        Failure Analysis. (Exhibit F, Sec. 6)

WISTRON shall, at WISTRON’s sole expense, conduct a failure analysis on all defective Products to determine the cause of failure in accordance with Exhibit E.

4.13                        Dead on Arrival

In the event that any Product is found to be Dead-on-Arrival (DOA), WISTRON shall ship, at WISTRON’s sole expense, a replacement Product to XPLORE in Austin, Texas within forty eight (48) hours of receipt of notice by XPLORE in accordance with Exhibit G, and XPLORE shall return the original product to WISTRON at WISTRON’s expense. All Product not rejected by XPLORE within thirty (30) days of invoice shall be deemed accepted. XPLORE’s acceptance of any Product is without prejudice to or waiver of any of its rights and remedies under the Agreement. If the Product(s) turned over by XPLORE to WISTRON as DOA but no defect is found in the Product by WISTRON, then under the conditions set forth in

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Exhibit G hereto, XPLORE shall reimburse WISTRON for such shipment costs and pay the No Fault Found (NFF) fee for testing and handling at the fixed price specified in Exhibit G.

4.14                        Field Performance

Products received from WISTRON shall not exceed a 1% failure rate for the complete WISTRON assembled unit within thirty (30) days of delivery to End-User. WISTRON shall establish a mutually agreed to Quality Improvement Plan so as to meet the intent of Exhibit F within 30 days.

4.15                        Quality Control

4.15.1              Sampling Procedures

The Product and all associated assemblies and subassemblies shall be subject to sampling in accordance with Sampling Procedures and Tables for Inspection by Attributes (ANSI/ASQC Z1.4-1993). XPLORE reserves the right to define the acceptable quality level (AQL) used for sampling at any time. It is an objective to achieve an AQL of 2.

4.15.2              Lot Rejection

XPLORE reserves the right of lot rejection in the event of failure to meet the AQL specified by XPLORE. In the event of lot rejection, WISTRON shall be responsible for all shipping and repair/replacement costs. Lot inspections shall be performed at the discretion of XPLORE without prior notification.

4.16                        Safety Stock

WISTRON shall provide XPLORE with inventory of finished Products in the amount equal to two percent (2%) of the preceding quarter’s average monthly film orders, at the WISTRON’s premises and at WISTRON’s expense (the “Safety Stock”). XPLORE shall use this inventory as necessary to replace Products that arrive at a customer Dead on Arrival or that are not accepted.

4.17                        Product Discontinuance

WISTRON may provide XPLORE with at least nine (9) months prior written notice of any intention to discontinue production of any Product if minimum volume requirements are not achieved for two (2) consecutive quarters, then within 30 calendar days, WISTRON will notify XPLORE in writing. During such nine month period, WISTRON will work with XPLORE to transition manufacturing to an alternate manufacturer including the full Data Package as specified in Exhibit H and any Equipment owned by XPLORE. The transition period will be completed and formal Product Discontinuance is achieved when the alternate manufacturer is able to produce and ship the Product. During such nine (9) month period, in addition to Purchase Orders issued pursuant to Section 4.5, XPLORE shall, in its sole discretion, have the right to make a one-time purchase, and WISTRON shall produce such quantities, of the End-of-Life Product. XPLORE shall have the right to schedule shipment of such one-time buy over a period of eighteen (18) months from the effective date of discontinuance of the End-of-

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Life Product based upon mutually acceptable terms and conditions to be negotiated based upon the volume of one-time buy and like Products purchased by XPLORE. If the parties cannot agree on mutually acceptable terms and conditions, then XPLORE may make the End-of-Life one-time buy at the price set forth in this Agreement and shall take delivery of such Products within six (6) months of the effective date of the discontinuance of the End-of-Life Product. WISTRON shall provide the support services described in Exhibit G for the End-of-Life Product for a period of three (3) years after the later of the effective date of discontinuance of the Product or shipment of the last discontinued Product.

4.18                        Future Development and Most Favored Nations

WISTRON agrees that throughout the term of this Agreement, each of the prices offered to XPLORE for the purchase or other disposition of any Product and all other material terms and conditions shall be at least as favorable as each of the price and other material terms and conditions offered to any other entity for the purchase of similar quantities of Products for comparable time periods. XPLORE may request a written certificate attesting to the fact that WISTRON is in compliance with this Section 4.18 for the previous calendar year based upon a WISTRON internal review. Within 10 business days, WISTRON will comply with XPLORE’s written request.

4.19                        Compliance With Law

The Products as supplied by WISTRON shall comply with all applicable laws, rules and regulations. If the Product or a Service covered by this Service and Support Addendum relates to a prime contract with the United States Government, and/or is within the jurisdiction of a Department or Agency of the United States, WISTRON agrees to work with XPLORE in good faith to review the applicable provision of Federal Acquisitions Regulations and to provide agreement or feedback to such terms in a timely fashion. WISTRON agrees to indemnify and hold XPLORE harmless from any loss, damage, liability, claim fine, penalty, or expense which results from WISTRON’s failure to comply with any procurement law, rule, or regulation.

5.                                      LIMITED WARRANTY

5.1                               Products

WISTRON warrants that (i) WISTRON has all Intellectual Property Rights necessary to perform services set forth herein, sell the Products to XPLORE, and to license the Software, to XPLORE in accordance with the terms of this Agreement; (ii) each Product (including all Software contained in or accompanying such Product) will be free from Material Defects for a period of eighteen (18) months from the date of shipment of the Product to XPLORE; (iii) the Products shipped under this Agreement will be free from any Liens, encumbrances or defects in title; (iv) all Products (and all components and subassemblies thereof) sold under this Agreement are new and (v) the Product when delivered to XPLORE will comply with all Specifications for such Product.

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5.2                               Defective Product Procedures

For defective Products, WISTRON will perform warranty service at WISTRON’s designated facilities, provided XPLORE return the Product in accordance with the terms of this Agreement. Subject to the statements above, WISTRON’s sole responsibility under this warranty provisions shall be, at WISTRON’s option, to either repair or replace the Product upon XPLORE’s return of the defective Product, unless the Product cannot be repaired or replaced with a working Product meeting Specifications within a reasonable time, in which case WISTRON shall promptly refund to XPLORE the purchase price of the Product. XPLORE shall, at WISTRON’s sole expense, return defective Products to WISTRON m accordance with the terms and conditions of this Agreement, and WISTRON shall, at WISTRON’s sole expense, repair or replace the defective Product and ship the repaired or replaced Product to XPLORE in accordance with and at the time frames specified in Exhibit G. WISTRON shall also assume responsibility for repairing or replacing Products or components in inventory under Section 7.13. At all times while in transit shipping to and from WISTRON, or in WISTRON’s facility, the risk of loss shall remain with WISTRON, and all defective products or defective components thereof returned under this warranty and subsequently replaced shall become WISTRON’s property. All shipping costs for such defective Products will be borne by WISTRON. If the defective Product(s) are not covered by the terms of the warranty or the Products(s) are outside of the warranty term, XPLORE will reimburse WISTRON for such shipment costs. In addition, if no defect is found in the Product by WISTRON, then tinder the conditions set forth in Exhibit G hereto, XPLORE shall reimburse WISTRON for such shipment costs and pay the No Fault Found (NFF) fee for testing and handling at the fixed price specified in Exhibit G. If XPLORE requests to assume warranty and repair services, the parties will agree on a commercially reasonable schedule and terms to transfer these responsibilities to XPLORE, under the procedures set forth in Section 7.1.

5.3                               Warranty Provisions

The procedures set forth in Section 5.2 do not cover damage resulting from the following:

(i)                                     abuse, accident or misuse;

(ii)                                  modifications and/or alterations of the Product not approved by XPLORE and WISTRON through certified service center repair training or not performed by XPLORE or WISTRON;

(iii)                               the use of parts not produced or approved by XPLORE and WISTRON;

(iv)                              as a result of service work undertaken by anyone other than XPLORE or WISTRON as an authorized service center for International repairs as outlined above;

(v)                                 as a result of improper installation, improper testing or operation and use or handling of the Product,

(vi)                              normal wear and tear, and

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(vii)                           loss of data.

5.4                               Disclaimer

EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, EACH PARTY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING ON PRODUCTS FURNISHED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.                                      UNIT COST PRICING

XPLORE agrees to pay WISTRON’s Prices (Prices) for Products as outlined in Exhibit E. Unless otherwise agreed by the parties in writing, all Prices quoted by WISTRON shall remain in effect for a period of three (3) months ah writing from the date of quotation, with update Pricing provided to XPLORE on a quarterly basis. The Parties agree to mutually review and approve all Product Prices prior to the beginning of each calendar quarter. Such Prices shall he exclusive of all applicable taxes. Provided that in the event that there is a change in market conditions or pricing from suppliers in connection with any raw materials to be purchased by WISTRON then either Party shall give written particulars of same to the other Party following which either party may give notice to the other requesting amendment to any quoted price, provided that such notice must be given at a minimum of thirty (30) days prior to any effective price change. The Parties shall then use their best efforts to attempt to negotiate, in good faith, an amendment to any such initially quoted price(s) so as to fairly reflect the change in market conditions and an appropriate adjustment shall be made to the price for each unit of product incorporating any devices subject to the price change from initial quoted prices.

7.                                      ADDITIONAL OBLIGATIONS OF WISTRON

7.1                               Support Services

WISTRON shall provide, during the Term and for a period of three (3) years following the later of the date of shipment of the last Product to XPLORE or termination of this Agreement, the support services for the Products as set forth in Exhibit G. After the three (3) year term, the support services for the Products can be renewed for 1 additional year up to 2 years. XPLORE reserves the right to define and implement an alternate service strategy using WISTRON’s support services during the Term. XPLORE will notify WISTRON in writing at least 45 days in advance of establishing a revised support arrangement and the Parties will mutually agree to an implementation plan and schedule. This specific action would require an amendment to Exhibit G.

Should XPLORE desire to change established warranty and service provisions the following practices and notifications shall apply:

(a)                                  XPLORE shall notify WISTRON with written advance notice, at least 45 days, prior to planned modification or change of Support Services.

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(b)                                 XPLORE may elect in this change process to purchase warranty coverage for unique assemblies for the PRODUCT and potentially leave other assemblies without warranty coverage.

(c)                                  For the Parties to determine who has warranty responsibility for the Product, post Support Service change; this will be determined by the Wistron serial number database referencing against the serial numbers shipped under the specific Support Services at that time. Both Parties will need to have assess to this serial number database. This data will be used to determine financial “warranty” responsibility for Products covered under the warranty provisions.

(d)                                 Prior to implementation of changes to the Support Services; both Parties agree to meet to reconcile disposition of “spare” materials intended for warranty support by either 1) purchasing said materials, 2) upgrading said materials, 3) transferring said materials, 4) redistributing said materials to other areas of acceptable use or directing said materials to other products, or 5) paying for unususable spare materials.

7.2                               Class Failure

In the event of a Class Failure, WISTRON will provide to XPLORE the following additional remedies:

(a)                                  WISTRON will strive to provide to XPLORE, no later than five (5) business days following the declaration of a Class Failure, a root cause analysis and corrective action plan (Exhibit F, Sec. 6.4, 6.5). XPLORE will make available such information and assistance reasonably required to allow WISTRON to conduct its root cause analysis and to provide its corrective action plan.

(b)                                 If, after review of the root cause analysis and corrective action plan, XPLORE determines, in its reasonable opinion, that the Class Failure necessitates a field stocking recall or customer-based recall or retrofit, XPLORE may then elect to have the Products:

1)                                      returned to WISTRON for repair or replacement; or

2)                                      repaired or replaced by XPLORE in the field, including products in XPLORE and WISTRON’s inventory, in XPLORE’s distributors’ inventory and in XPLORE’s installed base; if XPLORE chooses to perform a field repair, WISTRON will provide the appropriate Safety Stock of Products, parts or upgrades free of charge to XPLORE; such Products, parts or upgrades will be shipped with the highest shipping priority utilized by WISTRON.

(c)                                  WISTRON will, within ninety (90) days after completion of the foregoing actions, reimburse XPLORE for its reasonable and direct costs in

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performing such services, including, without limitation, all shipping charges. WISTRON will reimburse for any labor charges provided that XPLORE notifies WISTRON in writing of the estimated labor charges 15 days in advance of the labor beginning and both Parties mutually agree to the total labor charges incurred.

7.3                               Inquiries

Each Party shall respond to all inquiries from the other Party concerning matters pertaining to this Agreement within the time periods set forth in this Agreement or, in the event no time period is specified, within a commercially reasonable time period.

7.4                               Return Material Authorization

WISTRON requires a return materials authorization (“RMA”) number in order for XPLORE to return any Product to WISTRON. WISTRON shall immediately assign an RMA number to XPLORE upon XPLORE’s request. XPLORE shall be the only Party authorized to request an RMA number from WISTRON for Products purchased under this Agreement. WISTRON shall pay the shipping expenses for the shipment of repaired or replaced Products to XPLORE and XPLORE shall pay the shipping expenses for returning defective Products to WISTRON, except for Products that are Dead-on-Arrival (DOA). DOA shipment expenses are handled in accordance with Section 4.13. If a Product is returned by XPLORE to WISTRON and no fault is found, the Product(s) defect is not covered under the terms of the warranty, or the warranty term has expired, then XPLORE shall reimburse WISTRON for the shipping and insurance costs of returning said Product.

7.5                               Engineering Change Notification

In the event that WISTRON makes any modifications or enhancements to the Products or Documentation during the Term, WISTRON shall immediately notify XPLORE of such modifications or enhancements in accordance with the change control procedures set forth in Section 2.1 of Appendix E of Exhibit G attached hereto. Notwithstanding any other provision contained herein, in the event that such modification or enhancement alters the form, fit or function of the Products, XPLORE shall have thirty (30) days from receipt of such notification to approve or reject such modification or enhancement. In the event that XPLORE, in its sole discretion, rejects such modification or enhancement, WISTRON shall not implement such modification or enhancement and shall continue to supply the unaltered Products to XPLORE during the Term in accordance with the terms and conditions of this Agreement.

7.5.1                     Modification and Approval

In order to ensure appropriate records are maintained by XPLORE for regulatory, service, and document control procedure reasons, WISTRON shall provide XPLORE with all proposed Engineering Change Orders (each, and “ECO”) to Products and Subassemblies purchased hereunder at least thirty days prior to their proposed implementation for review, and to the extent that such ECO pertains to a modified standard product or custom product for approval by XPLORE. Following review or approval by XPLORE, as the case may be, WISTRON shall, within fifteen (15) business days after issue of the ECO by WISTRON, provide XPLORE with a

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final copy of each ECO or like documentation issued by WISTRON with respect to operation or maintenance of the applicable Product. This cost shall be borne by WISTRON if, due to the sole fault of WISTRON, the ECO is initiated at WISTRON’s initiative.

7.6                               Safety Standard Changes

In the event that Safety Standard Changes are required to be made to the Products, WISTRON shall implement such Safety Standard Changes as soon as possible, but in no event later than the date required by the regulating agency. WISTRON shall immediately provide XPLORE with written notice of the requirement for such Safety Standard Changes when WISTRON becomes aware of such requirement. Notwithstanding any other provision contained herein, WISTRON shall be responsible for any and all costs and expenses, including, without limitation, materials, labor and XPLORE’S reasonable and direct costs, associated with implementing the Safety Standard Changes for Products in XPLORE’s inventory, in XPLORE’s Resellers’ and Distributors’ inventory and in XPLORE’s End-User install base.

7.7                               Quality Program

WISTRON agrees to apply and be bound by the quality procedures for all Products shipped pursuant to this Agreement as set forth in Exhibit F attached hereto.

7.8                               Functional Specifications

WISTRON shall, at WISTRON’S sole expense, provide to XPLORE during the Term those WISTRON Product functional specifications, test plans and test procedures reasonably required by XPLORE to (i) perform interoperability, compatibility, functional and audit testing on the Products, (ii) perform system design work incorporating the Products, per the Specification of each Product.

7.9                               Product Cost Reduction

It is understood between the Parties that the formulation of volume incentive discounts is an equitable combination of actual cost reduction plus economic benefits of volume production quantities for the establishment of an updated volume incentive schedule. The Price determination will be based in part on the cost reduction activities at WISTRON who recognizes that it is XPLORE’s policy to work with its suppliers on a cost reduction program, revised on a quarterly basis, which targets a 10% annual cost reduction. WISTRON recognizes such policy of XPLORE and will make its reasonable best efforts to implement such policy and achieve such cost reduction. It is the Parties’ expectations, that prior to each quarter or at any other time as agreed to by the parties, the parties will work a revised pricing for the Product, including revised pricing for direct materials, that will result from a cost reduction plan applicable to the Products to be prepared by WISTRON within the bounds agreed upon in Exhibit E. Cost reduction plan shall contemplate alternative suppliers and/or components, design, process changes and cost saving procedures. Such new Product unit price will apply to subsequent orders or shipments yet to be delivered as of date to be agreed for implementation by the Parties.

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7.10                        Certifications and Regulatory Approvals

WISTRON will ensure that the Product will have passed regulatory certifications as defined in the SOW by the Product Release Date in the mutually agreed upon schedule, in the countries listed in Exhibit I. WISTRON will be responsible to complete all Product safety, EMC and other testing as required for the release of the Product by Product Release as part of the NRE. For any additional countries requested by XPLORE, the patties will negotiate the payment responsibility. WISTRON shall record the XPLORE names for the Products in any filings for regulatory certifications of the Products (i.e., dual listings) and immediately provide XPLORE with copies of all such certifications and test results upon issuance. WISTRON shall provide XPLORE with a copy of WISTRON’s homologation schedule on or before the Effective Date and immediately notify XPLORE in writing of any change or update to said homologation schedule during the Term.

7.11                        Non-Compete

For a period of 12 months from start of production and during each quarter thereafter the target volumes are being met, WISTRON agrees not to directly or indirectly design, engineer, produce, manufacture or sell any rugged mobile tablet that is competitive other than those ordered by XPLORE from the start of volume production except as expressly agreed to by XPLORE in writing. Beginning with the second full quarter volume production, should the average monthly volume per quarter fall below 2000 units, then this term may be removed, but all conditions specified in Section 14 remain in full force.

7.12                        Transfer of Ownership

For any third party relationships for parts, subcontracted services, or licenses that need to be transferred, WISTRON will notify XPLORE by Email or FAX of this proposed change and the reasons for the change. XPLORE has five (5) business days to respond with its approval, rejection, or need for more information.

7.13                        Inventory Responsibility

The Inventory held by WISTRON on behalf of XPLORE to meet the finished Product volumes contained in the Purchase Orders and the six (6) month rolling forecast, that are defined as customer specific or Non-Cancelable or Non-Returnable (NCNR), shall be XPLORE’s responsibility in the event of any variation or termination of the Agreement subject directly to Section 12.0 of this Agreement. XPLORE also acknowledges and agrees that at the end of the life of a product or upon cancellation of this Agreement that some quantity of Inventory would be deemed excess and obsolete clue to Minimum Purchase Quantities (MPQ) set by various component suppliers as well as requirements necessary for WISTRON’s automated manufacturing processes and that XPLORE would have certain liability for this inventory as outlined in this Section. A list detailing the NCNR, obsolete, excess and/or customer specific material/Inventory will be provided to XPLORE in written format on a monthly basis and is included as part of this Agreement. Modifications to the NCNR report must be mutually agreed to on a monthly basis by authorized personnel of each Party. WISTRON will at all times try to minimize the level of Inventory to support the manufacture of XPLORE Products. When extraordinary purchases must be made (i.e. long lead-time, allocation, supplier-imposed etc.) WISTRON will seek written authorization from XPLORE prior to doing so as

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defined in Section 4.7 (Lead-time). XPLORE will not be responsible for charges that are not pre-approved by an authorized XPLORE manager, nor will XPLORE be responsible for any charges listed in this Section that do not comply with the schedule of delivery article outlined in the SOW.

7.14                        Notification

WISTRON agrees to notify XPLORE and request written authorization prior to issuing purchase orders for NCNR items that have lead times in excess of thirty (30) days.

7.15                        Equipment

WISTRON acknowledges and agrees that the Equipment will at all times remain the property of XPLORE. WISTRON will ensure that the Equipment is kept free and clear of any liens or other encumbrances. WISTRON will keep the Equipment adequately insured, and will be responsible for any loss or damage to it while on the WISTRON premises. WISTRON will use the

Equipment only for purposes required to perform this Agreement, and will not use it on behalf of any third party without XPLORE’s prior written consent.

8.                                      APPOINTMENT AND AUTHORITY

8.1                               Independent Contractors

The relationship of XPLORE and WISTRON established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either Party to create or assume any obligation on behalf of the other Party for any purpose unless expressly provided herein.

8.2                               Representations and Warranties

WISTRON hereby represents and warrants to XPLORE as follows:

WISTRON is not subject to any agreement, contract, commitment, statute, judgment or decree which would prohibit or be violated by WISTRON’s execution or delivery of this Agreement or by WISTRON’s performance of its obligations hereunder.

WISTRON has the right, power and authority to grant the rights and licenses granted by WISTRON hereunder and to perform WISTRON’s obligations hereunder.

WISTRON shall provide its services and meet its obligations hereunder in a timely and workmanlike manner, and will exercise a standard of care equal to, or superior to, care used by similar service providers on similar projects.

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Neither WISTRON nor any of its employees, representatives or agents shall cause or permit any of WISTRON’s work product hereunder to include or incorporate any material in which any third party shall have any registered or unregistered copyrights, patent rights, trade secrets, trademarks or other proprietary rights or interests, and XPLORE’s use of such work product as contemplated hereby will not infringe upon any copyright, patent, trade secret, trademark or other proprietary right, moral right or contract right of any third party.

Neither WISTRON nor any of its employees, representatives or agents shall cause or permit any of WISTRON’s work product hereunder to include or incorporate any time or date bombs, viruses, or other intentionally disabling code of any type whatsoever. Each Product incorporating WISTRON technology will conform to all of the specifications and requirements set forth herein, including without limitation those reflected in the SOW or hereafter established in accordance with the procedures described herein.

9.                                      INDEMNIFICATION, REMEDIES, PRODUCT LIABILITY INDEMNIFICATION

9.1                               Indemnification

XPLORE and WISTRON agree to indemnify one another as follows:

9.2                               Indemnification

By WISTRON. (a) WISTRON shall defend, indemnify and hold XPLORE harmless against any claim, suit, action or proceeding threatened, brought or asserted against XPLORE or any of XPLORE’s subsidiaries, affiliates, parents, directors, officers and employees (hereinafter “Indemnitees”) to the extent that any claim, suit, action or proceeding threatened, brought or asserted against any Indemnitee is based on a claim that any of the Products infringes any patents, copyrights, trademarks, trade secrets or other third party intellectual property, contract or moral rights (a “Claim”), and WISTRON shall indemnify the Indemnitees from any royalties, judgments, costs and expenses (including attorney fees), damages, losses, liabilities, and fees suffered by such Indemnitee which are attributable to such Claim. XPLORE agrees to notify WISTRON promptly in writing of any Claim, to permit WISTRON exclusively to defend, compromise or settle the Claim and to provide all available information and reasonable assistance regarding such Claim, all at WISTRON’s sole expense. In no event shall XPLORE consent to any judgment or decree or settle the Claim without the prior written consent of WISTRON, in WISTRON’s sole discretion. All settlements by WISTRON shall obtain a complete release for XPLORE, at no expense to XPLORE. (b) Exclusions. Such indemnification shall not apply to infringement to the extent that (a) the infringement is required to comply with the specifications for the WISTRON Product supplied by XPLORE, (b) the alleged infringement is based solely on use by XPLORE, without WISTRON’s permission, of the WISTRON Product as sold by XPLORE in combination with another item not sold by WISTRON, where the alleged infringement arises solely from the combination or from the practice of a method made possible by the combination, (c) the alleged infringement is based on the Claim that the WISTRON Product has been used for a purpose other than that for which is was intended, (d) the infringement arises from XPLORE’s continued use of an WISTRON Product after WISTRON has: i) given notice to XPLORE that such Product or the use thereof are alleged to be infringing,

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and ii) provided XPLORE with the remedy set forth in Section 9.4 of this Agreement, or (e) the alleged infringement is based solely on a modification made by XPLORE to the Product without WISTRON’s permission.

9.3                               Indemnification

By XPLORE. XPLORE shall defend, indemnify and hold WISTRON harmless against any claim, suit, action or proceeding threatened, brought or asserted against WISTRON or any of WISTRON’s subsidiaries, affiliates, parents, directors, officers and employees (hereinafter “WISTRON Indemnitees”) to the extent that any claim, suit, action or proceeding threatened, brought or asserted against any WISTRON Indemnitee is based on a claim (a “Claim”) that (i) XPLORE made any misrepresentation in the sales, marketing or other promotion and distribution of the Product, unless such misrepresentation was based on information provided by WISTRON to XPLORE. XPLORE shall indemnify the WISTRON Indemnitees from any judgments, costs and expenses (including attorney fees), damages, losses, liabilities, and fees finally awarded against any such WISTRON Indemnitee which are attributable to such Claim. WISTRON agrees to notify XPLORE promptly in writing of any Claim, to permit XPLORE to defend, compromise or settle the Claim and to provide all available information and reasonable assistance regarding such claim, all at XPLORE’s sole expense. If the claim is based on information provided to XPLORE by WISTRON, then WISTRON shall provide the foregoing indemnity to XPLORE. All settlements by XPLORE will obtain a complete release for WISTRON, at no expense to WISTRON.

9.4                               Remedies

Each of the parties hereto agrees that damages alone could not adequately compensate the other party hereto in the event of such party’s breach of any of its obligations set forth herein. Accordingly, each of the parties hereto agrees that in the event of any such breach by such party, the other party hereto shall be entitled to obtain injunctive relief against such breaching party, without bond but upon due notice, in addition to such other relief as may appertain at law or in equity. Obtainment of any such injunction shall not be deemed to be an election of remedies or a waiver of any right to assert any other remedy which may be available at law or in equity.

10.                               LIMITATION OF LIABILITY

EXCEPT FOR THE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 9 AND THE OBLIGATIONS IN RESPECT OF CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY SET FORTH IN SECTIONS 14.1.2, 14.1.3, 14.1.4, or14.1.5, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUE, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

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11.                               EXPORT CONTROL

WISTRON and XPLORE will not use, distribute, transfer or transmit any Products, software or technical information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. and Canadian export laws and regulations (the “Export Laws”). WISTRON and XPLORE will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws: (a) software or technical data disclosed or provided to XPLORE by WISTRON or XPLORE’s subsidiaries or affiliates; or (b) the direct product of such software or technical data. WISTRON and XPLORE mutually agree to promptly inform the other Party in writing of any written authorization issued by the U.S. Department of Commerce or Canadian office of export licensing to export or re-export any such items referenced in (a) or (b). The obligations stated above in this clause will survive the expiration or earlier termination of this Agreement.

12.                               TERM AND TERMINATION OF AGREEMENT

12.1                        Term

This Agreement shall continue in force for an initial term of five (5) years from the Effective Date (“Initial Term”) and shall automatically renew for additional one (1) year terms (“Renewal Terms”) unless either Party terminates this Agreement by providing at least one-hundred twenty (120) calendar days written notice prior to the expiration of any Renewal Term.

12.2                        Termination

In the event of any material breach of this Agreement, the non-breaching Party may terminate this Agreement by giving fifteen (15) calendar days prior written notice to the other Party; provided, however, that this Agreement shall not terminate if the other Party has cured the breach prior to the expiration of such fifteen (15) calendar day period, or if such breach cannot be cured within such fifteen (15) calendar day period, the other Party has taken reasonable steps within such fifteen (15) calendar day period to cure the breach and thereafter cured such breach as soon as practicable, but not to exceed 20 calendar days.

This Agreement may also be terminated by either Party upon one hundred and twenty (120) days written notice to the other but only after mass production of Product has begun. In the event of such termination, the “Data Package” shall be delivered by WISTRON to XPLORE in its current and most updated form as defined in Exhibit H. WISTRON will work with XPLORE to transition manufacturing to an alternate manufacturer under the provision of Section 4.17.

12.3                        Termination for Insolvency

This Agreement shall terminate, upon notice by either Party, (i) if the other Party files voluntary bankruptcy proceedings or the Canadian or Taiwanese equivalent thereof, (ii) if involuntary insolvency, receivership or bankruptcy proceedings, or the Canadian or Taiwanese equivalent thereof, are instituted against the other Party are not dismissed within sixty (60)

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calendar days of such institution, (iii) upon the other Party’s making an assignment for the benefit of creditors, or the Canadian or Taiwanese equivalent thereof, or (iv) upon the other Party’s dissolution or ceasing to do business.

12.4                        Non Performance

As used in this Agreement, “Non Performance” shall mean: (a) the termination of this Agreement by XPLORE pursuant to Sections 12.3 or 12.4 hereof; (b) WISTRON is unable, for any reason other than a to fulfill its product delivery or support obligations for a period of sixty (60) consecutive days during the Term, or (c) WISTRON has failed to satisfy its obligations under Section 4 of the Service and Warranty agreement as specified in Exhibit G between the Parties. XPLORE Technologies shall not issue a notice of Non Performance unless the provisions as specified in Termination have been executed.

Should a material breach occur and the requirements of Termination and Non Performance apply then WISTRON shall within ten (10) business days (a) return all monies paid by XPLORE for Products or services not yet accepted by XPLORE, (b) provide a complete and current Data Package as specified in Exhibit H to XPLORE, (c) ship at WISTRON’s expense, (including all freight, taxes, duties, and insurance) all tools, all Products and all inventory of raw materials, work in progress or finished goods relating to Products which has been paid for by XPLORE.

XPLORE shall within ten (10)-business days pay WISTRON any and all monies incurred for Products or services completed or accepted by XPLORE. Material breach by WISTRON shall not effect any and all payment due by XPLORE to WISTRON.

13.                               EFFECT OF TERMINATION:

Uponterminationof this Agreement:

(a)                                  WISTRON shall fulfill its obligations as contained in paragraphs 13 (b), (c), (d), (e) and XPLORE shall then immediately assume responsibility for the payment of all XPLORE material, work in process, finished Product and all other outstanding XPLORE inventory then being held by WISTRON, including the inventory being held pursuant to Section 7.13 hereof together with all other monies due and owing pursuant to this Agreement providing that such items meet the terms and conditions of Section 7.13;

(b)                                 The Parties shall facilitate the transfer of all of XPLORE property, Inventory, Products, Equipment, and Data Package as defined in Exhibit H then being held by WISTRON to XPLORE including all documentation relating thereto;

(c)                                  WISTRON shall immediately return all original design drawings, copies of drawings, specifications, written descriptions, and other recorded technical information furnished to WISTRON by XPLORE pursuant to this Agreement;

(d)                                 Each Party shall cease to use the documentation and information provided to it by the other Party pursuant to the provisions of this Agreement;

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(e)                                  WISTRON agrees to fulfill all Purchase Orders received and accepted but not yet fulfilled upon written request by XPLORE; and

(f)                                    Return of Materials. Except as required under the SOW or for WISTRON to provide support services to End-Users, upon termination of this Agreement for any reason, each Party shall return to the other Party, or destroy and certify as to such destruction, all Confidential information, and Documentation of the other Party in their possession.

13.1                        Survival

Sections 1, 4.3, 4.8, 4.9, 4.10, 4.12, 4.13, 4.19, 5.0, 7.2, 7.4, 7.10, 7.11, 8.1, 10, 11, 13.1, 14, 15, Exhibit G shall survive the expiration or earlier termination of this Agreement for any reason.

14.                               INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION AND NON-DISCLOSURE

14.1                        Intellectual Property Rights and Licenses

14.1.1              Pre-Existing Material

If either party creates and/or owns Material prior to the date of this Agreement or independently of its performance under this Agreement (“Pre-existing Material”): (a) such party (“owning party”) shall solely own such Pre-existing Material (subject to any right of any third party), notwithstanding disclosure or delivery to the other party of such Pre-existing Material; (b) the owning party shall have the right to obtain and hold in its own name all Intellectual Property Rights that may be available in (or result from) such Pre-existing Material; and (c) the other party shall have no license, sub-license, right or immunity, either directly or indirectly, or by implication, estoppel or otherwise, under such Intellectual Property Rights, except as expressly provided elsewhere in this Agreement or in a separate written agreement.

14.1.2              License to WISTRON Pre-existing Material

WISTRON hereby grants to XPLORE a perpetual, irrevocable, non-exclusive, transferable, royalty-free license to use, modify and copy the WISTRON Pre-existing Materials as may be required in the design, manufacture, use, support or distribution of the Products. WISTRON does not have the right to Mark or brand the Product as their own without obtaining licenses or rights from XPLORE in writing.

14.1.3              New Developments

Except for WISTRON’s existing intellectual property including, without limitation, WISTRON’ design tools, methodologies, software, algorithms, or other means that may be used to design production means or the processes by which products are manufactured, assembled, or tested, WISTRON agrees that all designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, copyrights, and all other information and items made

25

or conceived by WISTRON or by its employees, contract personnel, or agents during the course of this Agreement alone or in conjunction with others and related to the Products and Services shall be and are assigned to XPLORE as its sole and exclusive property immediately upon the creation thereof. Upon XPLORE’s request WISTRON agrees to assist XPLORE, at XPLORE’s expense, to obtain patents for any such inventions, including the disclosure of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, and assignments, and all other instruments and papers which XPLORE shall deem necessary to apply for and to assign or convey to XPLORE, its successors and assigns or nominees, the sole and exclusive right, title and interest in such inventions, copyrights, applications and patents. WISTRON agrees to obtain or has obtained written assurances from its employees and contract personnel of their agreement to substantially the same terms as contained herein with regard to confidential information and such new developments.

14.1.4              Confidential Information

The subject matter of this Agreement, in its entirety, and all information relating to all Products will remain confidential during Term and for five (5) years thereafter, during which time each party will not disclose, without the permission of the other party, such information or any of the other party’s information which is conspicuously marked to indicate its confidential or proprietary nature or which the other party has otherwise instructed in writing to maintain as confidential. This paragraph shall not apply to any information which is publicly available or which is available from a third party without similar restrictions on disclosure. Upon written request of a party, the other shall return all such confidential information of the requesting party and shall destroy all copies thereof In the event the parties have executed an agreement related to confidential information prior to this agreement the terms and conditions of that agreement shall govern confidential information.

14.1.5              Non-Disclosure Agreement

Each party (the “Receiving Party”) acknowledges and agrees that any know-how, ideas, techniques, writings, information relating to marketing strategies, pricing policies or characteristics, customers, suppliers and customer and supplier information, customer and supplier lists, product or product specifications, intellectual property, designs, manufacturing, testing or assembly processes or costs, costs of materials, business or business prospects, plans, proposals, codes, marketing studies, research, reports, investigations and other proprietary information furnished to such Receiving Party or any affiliate thereof by the other party or any affiliate thereof prior to and during the negotiation and execution of this Agreement and during the Term (“Confidential Information”), regardless of the form or format of such Confidential Information and regardless of whether such Confidential Information is labeled or marked as “secret,” “confidential” or otherwise, is and will be the sole and exclusive property of the other party and/or its affiliate(s), as applicable.

The Receiving Party will (and will cause its employees, agents and affiliates, and the employees and agents of such affiliates to) maintain the confidentiality of the other party’s Confidential Information and not sell, license, publish, display, distribute, disclose or otherwise make available such Confidential Information to any third party, nor use such Confidential Information, except as expressly authorized by this Agreement. The Receiving

26

Party will take at least such steps to protect the confidentiality of such Confidential Information as the other party takes to protect its own proprietary information and data. The Receiving Party will not disclose any Confidential Information, including without limitation any flow charts, logic diagrams, user manuals and screens, or otherwise, to persons other than employees of the Receiving Party with a need to know such information without the prior written consent of the other party. Receiving Party shall obtain written approval from the other party before releasing any Confidential Information to any third party in the performance of work to be executed as part of this Agreement.

The foregoing Sections 14.1.5, 14.1.4 and this Section 14.1.5 will not prohibit or limit a Receiving Party’s use of information, including but not limited to ideas, concepts, know how, techniques and methodologies, which: (i) is or becomes pad of the public domain through no breach of these Sections 14.1.3, 14.1.4 or 14.1.5; (ii) is rightfully obtained by the Receiving Party from a third party without restriction; (iii) is required to be disclosed in response to a valid order by a court having proper jurisdiction over the parties; or (iv) the Receiving Party already possesses without an obligation of confidentiality.

15.                               GENERAL PROVISIONS

15.1                        Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws provisions. The parties agree to attorn to the jurisdiction of the courts of Travis county and WISTRON agrees it will not bring a claim against XPLORE except in the courts of Travis county.

15.2                        Entire Agreement.

This Agreement and any Exhibits hereto sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Party to be charged. Notwithstanding any other provision contained herein, in the event that either Party assigns this Agreement to a legal successor in interest in accordance with the terms and conditions of this Section 15.2 and the other Party determines, in its sole discretion, that such assignee is a competitor of the other Party, then such other Party may, upon one hundred twenty (120) calendar days prior written notice, terminate this Agreement without incurring any further liability hereunder.

15.3                        Notices

Any and all notices and other communications necessary or desirable to be served in connection with this Agreement shall be in writing and shall be either sent by registered mail, return receipt requested, postage prepaid, addressed to the intended recipient at the address for such intended recipient set forth below, or sent to facsimile telecopier to the intended recipient at the facsimile telecopier for such intended recipient set forth below. The addresses and facsimile telecopiers for the parties hereto are as follows:

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For communications to XPLORE:

XPLORE Technologies Corporation of America

11675 Jollyville Road, #150

Austin, Texas 78759

Attention: Mr. Michael Ross

Facsimile Telecopier: (512) 336-7791

with a copy to:

XPLORE Technologies Corp.

6535B Mississauga Road

Mississauga, Ontario L5N lA6 Canada

Attention: Mr. David Belbeck

Facsimile Telecopier: (905) 814-9124

For communications to WISTRON:

WISTRON

with a copy to:

Attention:

Facsimile telecopier:

or to such other addresses or facsimile telecopier numbers as either party hereto may designate for itself from time to time in a notice served upon the other party hereto in accordance herewith. Any notice sent by facsimile telecopier as provided above shall be deemed delivered on the next business day following confirmation of successful transmission of such notice by the transmitting facsimile telecopier system. Any notice sent by mail as provided above shall he deemed delivered on the third (3rd)business day next following the postmark date which it bears.

15.4                        Force Majeure

Except for the obligation to make payments, non-performance of either Party shall be excused to the extent the performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, component shortages or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperforming Party (each a “Force Majeure Event”) provided, however, that the Party so affected shall take all reasonable steps to avoid or remove such cause of non-performance and shall resume performance hereunder with dispatch whenever such causes are removed. Failure of WISTRON’s subcontractors to perform shall not be considered a Force Majeure Event, unless they have a Force Majeure Event as defined above. Notwithstanding the foregoing, if a Force

28

Majeure Event continues for more than 30 consecutive days, the other party may terminate this Agreement.

15.5                        Legal Expenses

The prevailing Party in any legal action brought by one Party against the other and arising out of this Agreement shall be entitled, in addition to ally other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys’ fees.

15.6                        Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15.7                        Publicity

Upon execution of this Agreement, XPLORE and/or WISTRON may issue one (1) or more joint and/or individual press releases regarding this Agreement; provided, however, such press releases must be approved by both Parties in writing prior to release. Neither Party may make any subsequent press release or other public statement concerning this Agreement without obtaining the prior written consent of the other Party, except as may be required by law. In a situation where one Party is required by law to make a press release or other public statement concerning this Agreement, the disclosing Party shall provide the other Party with reasonable notice and an opportunity to comment prior to making such disclosure.

15.8                        Conflict

Notwithstanding any other provision contained herein, in the event of any conflict between the terms and conditions of this Agreement and any Exhibits and/or appendices attached hereto or referenced herein, the terms and conditions of this Agreement shall control and prevail.

15.9                        Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect.

15.10                 Waiver

No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach of any covenant or provision of this Agreement shall not be construed to be a waiver of any succeeding breach of any other covenant or provision. All waivers must be in writing and signed by the Party waiving its rights.

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15.11                 Benefit

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither party hereto shall have any right to assign or delegate its rights or obligations hereunder except that a party hereto may assign or delegate its rights including any license granted herein or obligations hereunder (a) to the extent that the other party hereto shall have expressly consented to such assignment or delegation, which consent may be granted or withheld at such other party’s discretion, (b) to any entity which controls, is controlled by, or is under common control with such party, and (c) to any person or entity acquiring all or substantially all of such party’s assets as are associated with the business that is the subject matter of this Agreement, whether by purchase, merger, acquisition of shares, or other means.

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IN WITNESS WHEREOF, the Parties hereto have signed this Turnkey Design and Manufacturing Agreement as of the Effective Date.

XPLORE Technologies Corporation		WISTRON Corporation

By:	/s/ Brian Groh	By:	/s/ Simon Lin

Printed Name:	Brian Groh	Printed Name:	Simon Lin

Title:	President and CEO	Title:	Chairman & CEO

Date:	July 22, 2003	Date:	July 22, 2003

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EXHIBIT A

STATEMENT OF WORK

BETWEEN

XPLORE TECHNOLOGIES AND WISTRON

FOR

WILDCAT LYNX DESIGN AND MANUFACTURE

Prepared for:
WISTRON CORPORATION

Prepared by:
XPLORE — PRODUCT DEVELOPMENT

	Name	Date	Signature
Written by	C. Carson	1/18/2002	/S/
Checked by			/S/
Checked by			/S/
Approved by			/S/

CONFIDENTIAL

1

CHANGES

CHANGE INDEX	DESCRIPTION
A	First Draft creation 1/18/2002

B	Revisions based on visit to WISTRON in Taipei and changes to Agreement

C	Revisions by WISTRON on 3/6/02

D

Revisions by C. Carson at XPLORE on 7/7/02. General cleanup of document, removal of modem references, addition of dock to customer shipment requirements and volume palletized shipments, add Tooling information in Section 6.1.3. Removal of schedule milestones — need to get new dates from Wistron based on new schedule.

E

F

G

2

1   PURPOSE

The purpose of this Statement of Work (SOW) is to explain the scope of work for the design, development and manufacture of the Wildcat Lynx tablet. This document details the roles and responsibilities of XPLORE and the turnkey design/manufacturer, the tasks to be completed and the deliverables of each organization, including program details, schedule and milestones.

2   PROJECT DESCRIPTION

2.1   PRODUCT DESCRIPTION

The Wildcat family of products represents the third generation of tablet/handheld computer products developed by XPLORE. There are three proposed models within the Wildcat family distinguished by display size. The tablet models within the Wildcat family consist of the following:

Lynx, 10.4” Display (current project development)
Cougar, 12.1” Display (1 quarter follow-on project development)
Tiger, 14.1” Display (future development)

The Wildcat docking product line includes two docking station solutions allowing operation either in an office desktop environment or mounted on a mobile platform. These docking solutions are designed to share common components with optional installation kits providing the customization needed to adapt them to the user’s operating environment.

For this SOW, WISTRON will only work on the Lynx product itself and not the Docking stations.

For both the tablet and the docking station technical specifications, refer to Attachment A of this document. Detailed technical specifications and system architecture are found in Exhibit C of the Agreement, called the Product Requirements Document (PRD). The PRD is the governing design document.

3   PROGRAM RESPONSIBILITIES

3.1   PROGRAM MANAGEMENT/RESOURCE TEAMS:

WISTRON and XPLORE shall each designate a Program Manager that is responsible to coordinate all of the pertinent activities in this product development activity and is the main contact for both organizations. The WISTRON Program Manager shall have access to all of WISTRON’s technical, operational, support, and executive management teams. In this role, the Program Manager will lead a core team comprised of subject matter experts from design and test engineering, engineering services, supply chain management, manufacturing production engineering, operations, quality, and customer support. Additionally, the WISTRON Program Manager will collaborate with the XPLORE Program Manager to plan, coordinate, and conduct all design and operational reviews.

Both Program Managers are expected to meet with the WISTRON and XPLORE core teams on an agreed to scheduled basis to discuss and review: 1) the program plan; 2) resource allocation and personnel tasks assignments; 3) schedule and status for upcoming project milestones; 4) technical issues; 5) engineering documentation and proposed change orders; 6) program budget and variance analysis to support design to unit cost objectives; 7) supply chain and manufacturing schedules and issues; and 8) customer support plans, and 9) quality and warranty issues.

Resource Teams will be assigned at the onset of the project and a published list of team members will be made available to all parties.

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3.2   COMMUNICATION CHANNELS AND PROJECT DOCUMENTATION:

Because of the distance involved between the development teams in Taipei, in Temple and in Austin, thorough and effective written and verbal communication is paramount. Below is a description of the communication flow between the teams and how this communication will be documented.

3.2.1   Team Communication Flow:

There is a WISTRON team located in Taipei, Taiwan and a WISTRON team located in Temple, Texas. The Taiwan team should communicate directly with the XPLORE team, engineer to engineer if necessary, but the Taiwan, Temple, and Austin Program Managers must be notified of the meeting in case they wish to attend. Anytime the scope, schedule or budget is affected, the Program Managers must be notified and be in attendance. Meeting minutes must be taken noting the action items and owners assigned including deliverable due dates. These meeting minutes must be emailed to the participants with the program managers copied and then posted to the electronic Project Bulletin Board maintained by WISTRON.

The XPLORE Program Manager is the only authority that can approve a change in scope. Any change in scope shall be documented within 48 hours to all parties. WISTRON will send a revised schedule and associated costs to XPLORE within five (5) business days where both companies will negotiate a resolution in good faith.

The authority for design actions/clarifications/changes reside with the XPLORE Senior Technical Lead and the XPLORE Program Manager. These are the only XPLORE contacts authorized to give design direction or clarification from XPLORE to WISTRON.

3.2.2   Main Contact Information

WISTRON Program Mgmt:
Mark Rendon
Account Executive
Tel: (254) 298-4868

mark_rendon@WISTRON.com

WISTRON Engineering:
Sally Huang
Senior Engineer, System Dev.
Direct: 886-2-8691-1986
Telephone: 886-2-8691-2888 x1986
sally_yp_huang@WISTRON.com.tw

XPLORE Program Mgmt:
Carolyn Carson
Program Manager
Tel: (512) 336-7797 x103

ccarson@XPLOREtech.com

XPLORE Engineering:
Phillip Bagwell
Lead Engineer
Tel: (512) 336-7797 x218

pbagwell@XPLOREtech.com

3.2.3   Escalation Path

All issues that cannot be resolved will first be brought to the Program Managers for resolution. If the Program Managers are unable to resolve an issue within five (5) calendar days of written notice by one Party to the other Party of such issue, the matter shall be escalated to the upper management contacts. These upper management sponsors will then have five (5) calendar days to resolve the issue or the matter will then be escalated to the next levels of organizational management of each company for resolution.

4

Wistron Escalation Contact Information

President — Robert Hwang	886-2-8691-1381 robert_hwang@wistron.com.tw

VP PM — Brian Chong	886-2-8691-1344 brian_chong@wistron.com.tw

VP AM — Emily Hong	886-2-8691-1810 emily_hong@wistron.com.tw

GM — Rex Karl	254-298-4856 rcx_karl@wistron.com

PM — Benjamin Teng	886-2-8691-1369 benjamin_teng@wistron.com.tw

AM — David Shen	886-2-8691-1661 david_shen@wistron.com.tw

PM — Sally Huang (Taipei)	886-2-8691-1986 sally_yp_huang@wistron.com.tw

AM — Carrie Huang	886-2-8691-1359 carrie_hm_huang@wistron.com

Wildcat Project Team

12/12/01

5

Xplore Technologies Escalation Contact Information

President/CEO — Brian Groh	905-814-9122 x202 bgroh@xploretech.com

COO — Michael Ross	512-336-7797 x211 mross@xploretech.com

PM — Carolyn Carson	512-336-7797 x103 ccarson@xploretech.com

Technical Lead — Phil Bagwell	512-336-7797 x218 pbagwell@xploretech.com

Wildcat Project Team

12/12/01

3.2.4   Project Documentation:

The governing design document is the XPLORE Product Requirements Document (PRD), Exhibit C of the Agreement. Any changes to the PRD must be made by the XPLORE Program Manager or by the XPLORE Lead Design Engineer. The PRD will be placed under revision control.

Project files, technical documentation, project status reports and meeting minutes must be posted on an electronic Project Bulletin Board on a weekly basis so all parties can access the latest updates. WISTRON is responsible for establishing, maintaining and updating this electronic Bulletin Board and must supply password-protected access to all core team members.

3.2.5   Design Reviews:

WISTRON shall support the initial program kick-off design review held at WISTRON’s Taipei location at the onset of the project. WISTRON shall participate in design reviews with XPLORE at alternating locations, at their facilities in Taipei, and XPLORE’s in Austin, Texas. See Section 6 for milestone schedule and phase reviews. A written record of the design review outcome must be created and provided to all parties involved.

6

3.3   DESIGN AND DEVELOPMENT RESPONSIBILITIES:

3.3.1   Industrial Design:

WISTRON will complete the Industrial Design (ID) work that was started by XPLORE using the concept generation sketches and hard models that XPLORE has. XPLORE will supply the drawings, any relevant files or databases, and hard model design to WISTRON at the Effective Date of the Agreement. XPLORE will collaborate with the WISTRON industrial design team to finalize the industrial design. At the Critical Design Review milestone (see section 6.0), the ID will be finalized and presented to the program Core Team and XPLORE Senior staff for review and final signoff. Upon approval, the final industrial design will be documented and be made available to XPLORE. At CDR, all project timelines and costs will be finalized for the ID design.

3.3.2   Electrical Design:

WISTRON is responsible for the electrical design of the Main Logic Board “MLB” for the Lynx tablet using the components and block diagrams called out in the XPLORE provided Product Requirements Document (PRD). It is required that the MLB designed for use in the Lynx 10.4” tablet be used in the follow-on 12.1” and 14” tablet designs.

WISTRON is responsible for the detailed design analysis, thermal analysis, schematic capture and layouts, qualification and certification testing to prove out the functional design. There will be scheduled design reviews for the electrical design.

WISTRON Engineering will perform Engineering Evaluation Testing (EET) on the engineering and prototype MLB’s and will perform verification testing with the peripherals as provided by XPLORE, WISTRON and XPLORE will each perform engineering verification testing on the MLB’s. WISTRON shall provide on-call telephone support to the XPLORE Product Engineering department during the EET/verification tests.

WISTRON shall be responsible for correcting any design or workmanship deficiencies of the MLB found during XPLORE EET/compatibility tests. Additionally, WISTRON shall be responsible for correcting any quality or workmanship deficiencies of the MLB found during the acceptance test procedure performance of the System level acceptance test. WISTRON and XPLORE will define the System level acceptance test procedure.

WISTRON shall provide any required repairs within one week upon receipt to XPLORE’s engineering and prototype MLB during XPLORE’s engineering testing.

3.3.3   Mechanical Design:

WISTRON is responsible for designing for manufacture (DFM) the complete mechanical enclosure, design and implementation of the Lynx tablet using the block diagram called out in the Product Requirements Document. The XPLORE Mechanical Engineer will work with the WISTRON mechanical design teams to implement the ruggedization elements per the specification in the PRD. WISTRON responsibilities include:

Mechanical designs:

•                             sealing of digitizer, case, and connectors in tablet

•                             shock mounting of digitizer /LCD assembly, MLB, HDD in tablet

•                             initial tablet models to determine preliminary fit of all components including digitizers, display, battery, MLB, antennas and BTO modules.

•                             The tablet must be fully compatible with both the vehicle and desk docking interfaces designed by a third-party. The program managers will collaborate to ensure that both the docking interface implementation details and logistics do not jeopardize the development and delivery of the tablet.

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Detailed design of all components developed in concept phase including:

•                             Material and process selection for all manufactured components

•                             Solid modeling of all manufactured and standard parts & assemblies

•                             Finite Element Modeling (FEM) and Finite Element Analysis (FEA) for structural and thermal solutions. FEM and FEA are required to determine if the design can meet shock, drop, vibration, and thermal specifications.

•                             Drawings including all critical dimension and notes specifying key part requirements.

•                             Development and documentation of all assembly procedures and fixtures.

XPLORE and WISTRON design teams will participate in the scheduled Mechanical Design Review(s) per the master program schedule.

3.3.4   Software Development (BIOS development):

WISTRON will utilize their in-house software development staff for the BIOS development for the product. The BIOS development will adhere to the specifications called out in the Product Requirements Document. WISTRON will furnish pre-release versions of the customized BIOS to XPLORE to use in their Engineering Evaluation Testing. At the production release of the project, WISTRON will maintain the development code (build tools, software test documentation and test code, software documentation, customized source files, linkable library files required for build, and the core BIOS object files required for full code build) generated for the Lynx project for the term of the Agreement. XPLORE will have the option to contract WISTRON’s services to make additional changes (Enhancements) as needed in the customized BIOS. Contract rates are approximately [***] In the event there is a problem with the BIOS. WISTRON will provide a warranty to the BIOS and correct the BIOS free of charge for 7 months from production start, after which changes shall be termed Enhancements, except for defects found to be in non-compliance with the PRD. Acceptance of requests for Enhancements and charges associated to those Enhancements shall be negotiated in good faith between WISTRON and XPLORE. Per the program schedule and with XPLORE technical personnel present, WISTRON will hold a high-level software design review, a module level code review and a final software design review after integration. WISTRON shall create and maintain a Software Tracking Report (STR) system to identify and track software integration issues. The STR will identify the problem, the steps required to recreate the problem, the hardware configuration in use at the time of the problem, the party responsible for resolution, the final resolution and documentation that the code fix was implemented, tested and verified. STR’s may only be closed by a combined signoff of both WISTRON engineering and XPLORE engineering.

3.3.5   Internal and External Cable Design & Development

WISTRON is responsible for designing and sourcing all internal and external cables associated with the Lynx tablet as required in the PRD. External cabling, if any, shall be sourced and provided by WISTRON against forecast and PO by XPLORE.

3.3.6   Supply Chain Management:

3.3.6.1   BOM & AVL:

WISTRON is responsible for creating the costed Bill of Materials for all assemblies and Approved Vendor List (AVL) at all phases of the project, from early component selection, through new product introduction (NPI), and volume production. “Components” shall mean any inventory item or sub-assembly that WISTRON needs to purchase in support of the project. XPLORE must approve in writing all BOM components and reserves the right to change the component selection at its discretion per the provisions as specified in the Agreement. WISTRON must identify the Approved Vendor List. XPLORE shall identify critical items requiring second sourcing for which WISTRON shall make reasonable effort to source. If there is a critical item single source component, WISTRON shall notify XPLORE and XPLORE will aid WISTRON in the search for an alternate source, if one is available. In the event that a second source does not exist, XPLORE will submit written approval of the single source critical component prior to its use. WISTRON and XPLORE will hold monthly reviews to analyze the costed Bill of Materials and AVL up through New Product Introduction to the extent provided in the Agreement. Beginning 15 months from the date the product begins shipping, quarterly business reviews will be held per the Agreement to determine applicable cost adjustments

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8

based on updated cost of material. All BOM or AVL changes shall be subject to the normal document change control process in the Agreement and must be approved in writing by XPLORE.

3.3.7   Prototyping (Early Prototypes, EVT & DVT units)

WISTRON will then be responsible for initial board bring up with a Test BIOS. WISTRON will be responsible for all hardware/software integration. WISTRON will be responsible for providing pre-release code drops to support factory Test and Integration and Qualification/Regulatory compliance testing and to support production.

WISTRON is responsible for prototype scheduling, quoting, release, fabrication, technical support & review.

WISTRON is responsible for DVT & EVT quoting, scheduling, release, technical support, specification review, fabrication, assembly, test, and documentation.

WISTRON will manufacture the early prototypes, EVT and DVT units in the WISTRON Taipei manufacturing facility. XPLORE’s unit cost for these prototypes is determined by Exhibit D of the Agreement.

XPLORE will arrange through the third party the required number of docking station modules needed for tablets for both EVT and DVT.

Electrical Verification Test (EVT) Units (Qty 15):

EVT units will be functional electrical prototypes. Early EMI certification testing will be conducted to expose potential problems with the design and software BIOS development. Subsequent re-spins of the electrical board design may be necessary to correct the problems found and to pass the early test scans. The table below shows how these units will be allocated:

Allocated to	Qty	Purpose
XPLORE Engineering	3	Electrical Evaluation Testing in Austin
XPLORE Testing	3	Early testing (EMI scans) and Environmental Testing
WISTRON SW Development	2	BIOS development
WISTRON Temple Engineering	1	Electrical Testing in Temple
WISTRON Taipei Engineering	2	Electrical Testing in Taipei
WISTRON Test Development	2	Manufacturing and Test Development
WISTRON Regulatory Testing	2	First Pass Regulatory and Environmental Testing
Total	15

Design Verification Test (DVT) Units (Qty 87):

DVT units will be functional representatives of the final product. DVT units will be manufactured with the option of using soft tools to prove the electrical and mechanical elements meet all product specifications as defined in the PRD. In addition, DVT units will be used for XPLORE demo purposes and to generate demand from its sales channels. Configurations and Build-To-Order options for the DVT units will be given to WISTRON one quarter before DVT delivery for component planning and purchasing.

Allocated to	Qty	Purpose
XPLORE Engineering	5	Electrical Evaluation Testing in Austin
XPLORE Testing	12	MIL standard Environmental Testing
SW Development	5	BIOS development
WISTRON Temple Engineering	1	Electrical Testing in Temple
WISTRON Taipei Engineering	5	Electrical Testing in Taipei
WISTRON Test Development	2	Manufacturing and Test Development
WISTRON Regulatory Testing	25	Regulatory and Environmental Testing
XPLORE demo units	32	Demo purposes
Total	87

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3.3.8   Soft and Hard Tooling (Facilities and equipment)

WISTRON will be responsible for producing the soft and hard tool design and test equipment. All tooling associated with the production of Wildcat either at WISTRON or its subcontractor(s) will be the property of XPLORE’s. Exhibit D of the Agreement shows not-to-exceed cost estimates for tooling and payments for tooling development. Refer to Section 3.2 of the Agreement for tooling payment guidelines.

3.4   WISTRON MANUFACTURING RESPONSIBILITIES:

3.4.1   Production Procurement

The provisions for procurement are specified in the Agreement.

3.4.2   New Product Introduction

WISTRON services include Design for Manufacture (DFM) and New Product Introduction (NPI) to facilitate the introduction of new products into the manufacturing facility for volume production. XPLORE agrees to work within WISTRON’s NPI guidelines.

3.4.3   Build-to-Order Options

The Wildcat tablet design shall accommodate certain Build-to-Order (BTO) optional components that may be factory installed to customize the tablet to a customer’s specific requirements. The items identified in Table 3-0 represent Build-to-Order (BTO) optional components that may be ordered and factory installed in the Wildcat tablet. These BTO components may be mounted in the internal PCMCIA slot, in the internal Mini-PCI slot, in the OEM module location or may represent components populated on the MLB.

MLB combinations
Processor:
800MHz processor (or 866MHz processor if available at launch)
933MHz processor (post-launch)

Assembly combinations
Displays:
10.4” XGA Transflective (1024x768)
10.4” XGA Transmissive (1024x768)

Digitizer (Touch Screens):
Resistive
RF {pen based}

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Table 3-0 — Build to Order Components

Ref	Component	Description	Suggested Supplier	PN
	WLAN	PCMCIA WLAN Adapter	Symbol	Spectrum 24 (11 Mbps & 54 Mbps)
	WLAN	PCMCIA WLAN Adapter	Cisco Systems	Aeronet 350
	BTR	Bluetooth Radio Module	Custom Design	TBD
	CDPD	CDPD PCMCIA Adapter	Sierra	Aircard 300
	CDMA 1x	CDMA PCMCIA Adapter & OEM	Sierra	Aircard 500
	GPRS	GPRS PCMCIA Adapter & OEM	Sierra	SB 555
	PDR/GPRS	PDR OEM Module	RIM	1902G
	GPS	Integrated GPS Module	Custom Design	TBD
	Modem	Mini-PCI or PCMCIA	Various (note 2)
	Antenna (2)	Wideband 800 MHz to 2.4 GHz	XPLORE Technologies	TBD
	Antenna	GPS, 1.57542 GHz	Sarantel	PowerHelix
	Hard Disk Drive	Toshiba 20 GB	Toshiba	MK2018GAP (20gb)
	Hard Disk Drive	Toshiba 40 GB	Toshiba	MK4018GAP (40gb)
	SDRAM SODIMM	128 MB	Various (note 2)
	SDRAM SODIMM	256 MB	Various (note 2)
	SDRAM SODIMM	512 MB	Various (note 2)
	CPU	Optional 933MHz Low Voltage	Intel note 1	TBD
	XPL Module	Fingerprint Scanner	note 3	TBD
	XPL Module	Digital Camera	note 3	TBD

Notes:

1.   This option is soldered directly onto the MLB and may only be installed at the factory during initial assembly or at an authorized service repair facility.

2.   The specific vendor is not critical. These components may be selected by the design agency and compatibility confirmed during engineering development

3.   The XPL modules will be mechanically designed as part of the Lynx development program. XPLORE Technologies will complete module electrical design in partnership with specific OEM manufacturers. Lynx program integration of the XPL modules shall be limited to verifying module installation and fit and conformance to tablet environmental requirements.

3.4.4   Build-to-Order Configuration Matrix

The BTO options may be installed in the combinations shown in Table 3.1 below. The individual components may occupy any of the three (3) available BTO locations (PCMCIA, Mini-PCI or OEM) as appropriate. Each of these configurations shall be tested with the specific components identified in Table 3-0 and verified during engineering development.

11

Table 3-1 — BTO Configuration Matrix

BTO Options	WLAN	CDMA 1x	CDPD	GPRS	PDR	BTR
1	X	X
2	X		X
3	X			X
4	X				X
5		X				X
6			X			X
7				X		X
8					X	X
9		X	X			X
10		X		X		X
11		X			X	X

3.4.5   Optional Qualified Components

The Wildcat product line contains a number of optional components that can be ordered for use with the tablet. The tablet qualification program shall include these components during product development to ensure operational compatibility as well as environmental and regulatory compliance. The baseline set of optional components with which the tablet shall be qualified is shown in Table 3-2. WISTRON is responsible for procurement, and shipment of these items against forecast and Purchase Order by XPLORE.

Table 3-2 — Optional Qualified Components

Component	Description	Suggested Supplier	PN
USB Mini Keyboard	Color Coordinated, Branded	TBD
Wireless Keyboard	Backlit for Mobile Applications	TBD
USB Floppy Drive (external)	Color Coordinated, Branded	TBD
USB CDROM Drive (external)	Color Coordinated, Branded	TBD
Active Pen	Replacement for Wacom Digitizer	TBD
Battery Li-polymer 4120 mA		TBD
Battery Li-polymer 8240 mA		TBD
AC/DC Charger	Desktop Charger, 12V, 5 amp	TBD
Microphone/Headset	Stereo Headset and Boom Mic	TBD
Fingerprint Scanner	XPL Module (Mechanical fit only)	TBD
Digital Camera	XPL Module (Mechanical fit only)	TBD

3.4.6   Product Packaging

3.4.6.1   Carton Artworks:

XPLORE will provide the artwork for the carton packaging. The artwork for the outer packaging will be provided by XPLORE to WISTRON once the outer carton dimensions and details of the box size are determined. There will be a commercial box designed for a single unit and a multi-pack carton for volume shipments. There will also be special artwork and cartons needed for ODM customers for which WISTRON will source at XPLORE’s expense.

12

3.4.6.2   Carton Construction:

The type of carton construction will be determined by XPLORE and WISTRON. The shipping specifications can be found in the PRD.

3.4.6.3   Serial Numbers, Part Numbers, and Unit Types Requirements:

Serial number, part numbers and unit type schemes will be devised by XPLORE and implemented by WISTRON to assist with unit identification and modification or upgrade level(s). As the product rollout will involve different phases of hardware for several of the key components, it will be crucial for the serial number to reflect which phase the unit is associated with, Serial and unit type labels should be provided on each unit, positioned on each unit at a consistent position, for easy identification. In addition, a barcode reflecting these details is also required.

3.4.6.4   Serial Number Logging and Reporting:

WISTRON will provide the serial number and part number of the specific unit at the time a shipment is being prepared. WISTRON will maintain a database providing a serial number and will furnish this information to XPLORE within one week upon written request.

3.4.7   Labeling Requirements

3.4.7.1   Unit Labeling:

Individual part numbers are assigned by WISTRON to each item that can be replaced. Units that are contained within a part numbered unit and would only be replaced at the factory need not be numbered.

3.4.7.2   External Package Labeling:

All external packaging shall be labeled to help identify sub-component levels without opening the box or the units contained within using:

1)                        Color-coded labels to help identify the contents

2)                        To: and From: addresses with a highlighted To: address

3)                        Description of type or version of contents using agreed-to codes or part numbers rather than text to keep contents of package anonymous.

4)                        Serial number or numbers of units within package.

5)                        Barcode identification

6)                        Duplicate labels may be needed to affix to each side of shipping carton to easily identify package contents.

Individual items can be mass-shipped in one pallet, if each individual item within the container is separately packaged and follows the external packaging guidelines, as above. This is required to allow items to be moved and shipped to individual installers without the internal packaging being opened.

3.4.7.3   Internal Package Documentation:

Internal documentation should be provided to guard against the removal of external labels during transit and should reflect the external packaging guidelines.

3.4.7.4   Labeling Environmental Protection:

All labels must be made of materials appropriate for their environments and expected lifetimes.

13

3.4.8   Shipping

3.4.8.1   Dock to Customer Shipments:

XPLORE requires WISTRON to implement a dock-to-customer shipping model in the case where WISTRON has built the Product to its final configuration state as specified in a XPLORE Purchase Order. Generally, this means the Build-to-Order options were installed at the factory at build time and do not require further integration at a consolidation center. Purchase Order guidelines can be found in Section 4.5 of the Agreement. Shipping guidelines can be found in Section 4.8 of the Agreement. Refer to Sections 3.4.6 and 3.4.7 of the SOW for product packaging and labeling requirements.

3.4.8.2   Palletized Volume Shipments:

XPLORE requires WISTRON to implement palletized volume shipments for delivery to a consolidation center or to specific customers who have purchased a large quantity of XPLORE Products. Products shipped in this manner may require Build-To-Order components to be added at a consolidation center or by an XPLORE Value Added Reseller prior to being shipped to the End-User. Minimum lot quantities for palletized shipments will be mutually agreed upon by XPLORE and WISTRON. Shipping guidelines can be found in Section 4.8 of the Agreement. Refer to Sections 3.4.6 and 3.4.7 of the SOW for product packaging and labeling requirements.

3.4.9   Product Enhancements or Follow-ons

Product enhancements not a part of the original project scope will be re-bid by WISTRON as a separate project and specific NRE will be estimated and negotiated.

3.5   TESTING RESPONSIBILITIES:

3.5.1   Testing & Certification (Test sites and equipment)

XPLORE Wildcat Test Development Chart

	Test Type	Ownership for Specification	Ownership for Fixture Development
Barebone	ICT	WISTRON	WISTRON
	PCB Functional	XPLORE	WISTRON
	Assembly	XPLORE	WISTRON
	ORT/ESS	XPLORE	WISTRON
CTO	Radio	XPLORE	XPLORE
	Final/Functional	XPLORE	WISTRON
	ESS	XPLORE	XPLORE
	Disk Image	XPLORE	XPLORE

14

XPLORE Wildcat Compliance Matrix

	Conformance Requirements	Verification Method	Responsible Party	Budgetary Cost US Dollars
Environmental	Operating temperature	Test	WISTRON	in NRE
	Storage temperature	Test	WISTRON	in NRE
	Thermal shock	Test	WISTRON	in NRE
	Relative humidity	Test	WISTRON	in NRE
	Solar radiation	Test	XPLORE	N/A
	Rain	Test	XPLORE	N/A
	Sand and dust	Test	XPLORE	N/A
	Salt fog	Test	XPLORE	N/A
	Contamination by fluids	Test	XPLORE	N/A
	Low pressure	Test	XPLORE	N/A
	Vibration (Integrity)	Test	XPLORE	N/A
	Vibration (vehicle)	Test	XPLORE	N/A
	Mechanical shock	Test	XPLORE	N/A
	Crash shock	Test	XPLORE	N/A
	Transit shock	Test	XPLORE	N/A
Electromagnetic	Electrostatic discharge	Test	WISTRON	in NRE
	Radiated emissions	Test	WISTRON/XPLORE	in NRE
	Conducted emissions	Test	WISTRON/XPLORE	in NRE
	Radiated immunity	Test	WISTRON	in NRE
	Conducted immunity	Test	WISTRON	in NRE
Regulatory	CISPR 22	Test and Certification	WISTRON	$ [***	]
	CE Mark	Test and Certification	WISTRON	$ [***	]
	UL/CUL	Test and Certification	WISTRON	$ [***	]
	CB	Test and Certification	WISTRON	$ [***	]
	CSA	Test and Certification	WISTRON	$ [***	]
	TUV	Test and Certification	WISTRON	$ [***	]
	PSB	Test and Certification	WISTRON	$ [***	]
	SABS	Test and Certification	WISTRON	$ [***	]
	A-Tick	Test and Certification	WISTRON	$ [***	]
	C-Tick	Test and Certification	WISTRON	$ [***	]
	CCC	Test and Certification	WISTRON	$ [***	]
	KTL	Test and Certification	WISTRON	$ [***	]
	NOM	Test and Certification	WISTRON	$ [***	]
	SII	Test and Certification	WISTRON	$ [***	]
	FCC	Test and Certification	WISTRON	$ [***	]
	VCCI	Test and Certification	WISTRON	$ [***	]
	BSMI	Test and Certification	WISTRON	$ [***	]
	RRL	Need more information	WISTRON	TBD
	Bluetooth	Test	XPLORE	N/A
RF	Defined in PRD table 2-4	Test	XPLORE	N/A

Payment Schedule:

100% due by Tooling Start Date	$	[***]

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

15

Notes:	1.	Above test costs do not include prototype sample costs oftest units.
	2.	Above tests are conducted in-house; if third party is required by XPLORE, cost will be separately quoted.

3.6   WISTRON SERVICE AND SUPPORT RESPONSIBILITIES:

3.6.1   Spares Depot

See Exhibit G of the Agreement for requirements.

4   WISTRON DELIVERABLES

4.1   DATA PACKAGE

WISTRON will provide access to all data files as listed below throughout the development cycle. In addition, WISTRON will deliver a full disclosure Data Package to XPLORE as specified in the Agreement.

The Data Package is expected to include:

•                             Finalized product specifications and functional requirements

•                             All industrial design documentation and models

•                             Complete electrical schematics and associated specifications (Cadence OrCAD format)

•                             Complete component specifications/datasheets for any component used in Lynx, including cables and optional accessories

•                             All component data, costed Bills of Materials and approved vendor list for all assemblies

•                             All drawings, including “critical to function” drawings for QA acceptance of mechanical parts/assemblies

•                             All PCB design and layout files, schematics, drawings and associated component and pad libraries (Cadence or Allegro format)

•                             Board artwork files and drill drawings (Extended Gerber 274x format). Fab and layer stack-up drawings.

•                             Mechanical databases and drawings including all production tooling drawings (PRO-E format)

•                             Test equipment, hardware/software design documentation and drawings (PRO-E format)

•                             Factory acceptance test specifications and procedures

•                             All software design documentation, specifications and source code and libraries for any custom software developed specifically for the Lynx project, all software test requirements, procedures and test code, linkable libraries necessary for BIOS code build, linkable libraries for all core BIOS object code required for BIOS build, all build tools and documentation, description of all software tools required to reproduce the software build environment.

•                             All artwork (films) for any Lynx labeling, artwork, or images on XPLORE related documentation and packaging containers

•                             All container specifications and associated drawings

•                             Functional test specifications and electrical/functional test procedures

•                             All mechanical & electrical drawings and schematics for any custom test equipment and test adapters

(including embedded microcontroller code, Windows device driver code, Windows control panel software and all utility software.)

•                             part and assembly files for all components

•                             drawing files showing all material and critical dimensions/tolerances

•                             part, assembly and drawing files of all tooling components

•                             Prototype parts and soft tooling

•                             DVT and EVT parts/assemblies and soft tooling

16

•                             Assembly methods documents and assembly drawings

•                             First Article parts and accompanying measurements

•                             Failure Effects and Methods Analysis documentation (spreadsheet)

•                             Finite Element Modeling (stress and thermal) results

•                             Test reports from environmental testing (shock, drop, vibration, thermal, salt, etc.)

•                             Certified copies of all testing, regulatory and certification reports

•                             All other analyses (tolerance, assembly timing, workflow layouts)

•                             Any product characterization reports derived from the product development

•                             Cost quotations for parts and tooling

•                             Product tooling database(s) to completely and accurately reproduce any product tooling or test fixtures

•                             Fabrication and assembly fixtures

•                             Mean Time Between Failures analysis

•                             List of equipment used for testing the DVT/EVT and production units

•                             Outline of production flow, including equipment required to produce the Product

•                             Quality control procedures

17

5   PROGRAM SCHEDULE

The Program Schedule will be based on WISTRON’s “C stage” project development cycle. XPLORE and WISTRON will collaborate on a Microsoft Project Work Breakdown Structure (WBS) and schedule. This will be generated at the beginning of the project that details the tasks in each functional area in each phase of the project. For purposes of generating the detailed WBS, the following milestone schedule can be used:

XPLORE Wildcat Program Proposed Milestones

07/18/2002

Milestone	XPLORE	WISTRON EE schedule	WISTRON ME schedule	WISTRON C stage

PRD Scrubbed	12/31/01			C0/C1
MOU Signed	02/28/02
SOW/Contract Signed	MOU signed + 30 days (Target no later than 03/28/02)
PRD Locked, Key Components Selected, Concept Schematics/ Cost, Design Review	3/27/02
PDR (Preliminary Design Review)	4/10/02			C2
Confirm ME 1st Draft	04/25/02
Critical Design Review	5/25/02
ID 3D completed	06/21/02

ID fix (confirmed by WISTRON)

Functional Electrical Prototype				C3
EVT Boards/Mechanical Soft Model (15 units)

DVT (Beta) units built (87 units)	10/03/02			C4
XPLORE Marketing Launch	September
Certification Testing Start	10/04/02
Production Readiness Review (Final Product Acceptance by Xplore)	11/28/02
First Pilot Runs	12/26/02

18

6   DEVELOPMENT PROCESS

6.1.1   C0/C1 — Design Concepts & Specifications:

Duration: 4 weeks. During this phase, XPLORE will complete the PRD with as much detail as possible. XPLORE will get WISTRON’s input to complete those sections where XPLORE needs WISTRON’s technical expertise. This includes finalizing the electronic architecture and electronic concept schematics based on the XPLORE system requirements as identified in the PRD and application considerations.

Responsibility	Deliverable
XPLORE	A fully detailed Product Requirements Document (PRD) for the product
WISTRON	Concept schematics, both electronic and printed formats — 3 copies in printed format
WISTRON	Identification of BIOS code development and application development required and a copy of the preliminary Software Requirements Document (SRD)
WISTRON	Costed Bill of Materials (BOM) — Best Estimates based on then current components in conformance to Agreement.
WISTRON & XPLORE	Detailed list of milestones and deliverables for C2 & C3 phases
WISTRON & XPLORE	Final Schedule for all Phases, including milestones and deliverables
WISTRON & XPLORE	Completion of a Preliminary Design Review verifying the conceptual designs against the PRD requirements, format to be mutually agreed to between XPLORE and WISTRON

6.1.2   C2 — Detailed Development (Engineering & Mechanical Design):

Duration: 12 weeks. This is the detailed design and development phase by which initial concept schematics, developed as part of Phase 1, will be finalized, and first run EVT MLB’s will be developed and tested. Engineering Model software functionality will be limited to that which is necessary to verify the electrical hardware design.

Deliverables:

Responsibility	Deliverable
WISTRON; Approved by XPLORE	Final design documentation and electrical schematics (electronic and printed formats) completed and approved
WISTRON; Approved by XPLORE	Final Mechanical Design documentation and drawings complete (Pro-E format) and approved.
WISTRON	All preliminary tooling drawings completed and approved
WISTRON; Approved by XPLORE	Engineering Acceptance Test Specifications and Test Procedures completed and approved
WISTRON; Approved by XPLORE	Electrical and Mechanical Design Review completed and approved with any required changes made
WISTRON; Approved by XPLORE	BIOS and Application Code Development Complete, Software design review completed and approved with any required changes made.
WISTRON & XPLORE	SLA models completed and approved by Business Development and ODM partners
WISTRON & XPLORE	Completion of a Critical Design Review verifying the final mechanical, electrical, and software designs against the PRD requirements, format to be mutually agreed to between XPLORE and WISTRON

19

6.1.3   C3 — Product Assurance (Prototyping and Test):

Duration: 8 weeks. Based on a full evaluation of the Engineering model MLB, all resulting design changes will be factored into the design at this point. Prototype PC boards will be ordered. Tooling drawings will be completed by WISTRON and approved by XPLORE. Tooling vendors, materials, and quotes will be received by WISTRON and their costs reviewed with XPLORE. Final approval by XPLORE will result in a Tooling Start Date. Final prototypes will be built and allocated per the allocation table in Section 3.3.7 of the prototypes will be shipped to XPLORE for functional and environmental testing. Implementation of full software functionality, and interfacing with the XPL OEM will be completed during this phase. XPLORE’s approval of these prototypes, together with finalization and release of the production documentation and data package, and the final tooling package as defined in the Agreement, will constitute completion of this phase of the product development.

Responsibility	Deliverable
WISTRON; Approved byXPLORE	Final design documentation and electrical schematics (electronic and printed formats) completed and approved with changes identified in EVT & DVT
WISTRON; Approved by XPLORE	Final Mechanical Design documentation and drawings complete (PRO-E format) and approved with any changes identified in EVT & DVT
WISTRON; Approved by XPLORE	All final tooling drawings completed and approved
WISTRON/XPLORE	All Engineering Acceptance Test results complete with no anomalies identified
WISTRON; Approved by XPLORE	All peripheral qualification/compatibility testing complete and approved
WISTRON/XPLORE	Final Electrical and Mechanical Design Review completed and approved with any required EVT & DVT changes made
WISTRON; Approved by XPLORE	Final Production BOM completed and approved
WISTRON/XPLORE	All Custom Component qualification & performance testing complete and approved
WISTRON; Approved by XPLORE	BIOS and Application Code Integration Complete, final Software design review completed and approved with any required EVT & DVT changes made.
XPLORE	DVT units reviewed and approved by Business Development and ODM partners.
WISTRON/XPLORE	Qualification and Regulatory Compliance Testing complete and approved
WISTRON	Final factory software image configurations identified and certified, master factory images complete, released and approved
WISTRON & XPLORE

Completion of a Design Verification Review verifying that the final design meets all functional and performance requirements identified in the PRD, format to be mutually agreed to between XPLORE and WISTRON

20

6.1.4   C4 — New Product Introduction, Manufacturing, Support:

This phase includes all items and tasks associated with preparing for the Production Readiness Review and the Production Release of volume shipments. After the Production Readiness Review, the Data Package as specified in Exhibit H of the Agreement will be delivered to XPLORE. At the completion of NPI, a Production Readiness Review meeting shall be held to verify that the design has been completed, verified and is ready for production. The format for this review shall be mutually agreed to by XPLORE and WISTRON.

7   SERVICE & SUPPORT

See Exhibit G of this Agreement.

8   COSTS, EXPENSES, AND PAYMENT TERMS

NRE charges and the NRE payment schedule are defined in the Exhibit D of this Agreement.

9   ACCEPTANCE CRITERIA

9.1   PHASE C0/C1

•                            All deliverables identified in section 6.1.1 to be completed and delivered to XPLORE

•                            Product Specification to be reviewed jointly and approved in writing by XPLORE.

•                            Sign-off in writing by XPLORE signifying completion of these steps.

9.2   PHASE C2

•                            All deliverables identified in section 6.1.2 to be completed and delivered to XPLORE.

•                            Completion of Design Review by XPLORE and any resulting follow-up actions.

•                            Sign-off in writing by XPLORE signifying completion of these steps.

9.3   PHASE C3

•                            All deliverables identified in section 6.1.3 to be completed and delivered to XPLORE.

•                            Completion of Design Review by XPLORE and any resulting follow-up actions.

•                            Sign-off in writing by XPLORE signifying completion of these steps.

9.4   PHASE C4

•                            All deliverables identified in section 6.1.4 to be completed and delivered to XPLORE.

•                            Completion of Design Review by XPLORE and any resulting follow-up actions.

•                            Sign-off in writing by XPLORE signifying completion of these steps.

9.5   PHASE C5

•                            All deliverables identified in section 6.1.5 to be completed and delivered to XPLORE.

•                            Completion of Design Review by XPLORE and any resulting follow-up actions.

•                            Sign-off in writing by XPLORE signifying completion of these steps.

21

EXHIBIT B

TO THAT CERTAIN

TURNKEY DESIGN AND MANUFACTURING AGREEMENT

DATED July 1, 2003

BY AND BETWEEN XPLORE TECHNOLOGIES CORPORATION OF AMERICA AND WISTRON CORPORATION.

Irrevocable Standby Letters Of Credit or Assignment of Receivable

Pursuant to the terms specified in Section 4.3 (Payment) of the main agreement, Xplore Technologies will issue an Irrevocable Standby Letter Of Credit or Assignment of Receivable (AoR) through a Canadian Chartered bank in the amount equivalent to its product requirement for the initial 60 days of production. This Letter of Credit or AoR may be drawn upon by Wistron only under the following condition; Xplore Technologies has received valid invoices from Wistron and failed to make payment of these invoices which the 30 day period specified in the contract for finished complete products shipped pursuant to Xplore Technologies Purchase Orders.

Xplore Technologies will renew the Letter of Credit or AoR amount for the subsequent 60 day period. The amount of the Letter of Credit or AoR will be adjusted to reflect product received, invoiced and paid in full, and shall be increased by the amount of product scheduled by accepted purchase orders over the next sixty (60) day window.

This Letter of Credit or AoR process shall continue for 6 months from the start of production. After six months the Parties agree to review payment terms.

Pursuant to the terms specified in Section 4.3a (Payment for Unique and Long-Lead Inventory) of the main agreement, Xplore Technologies will issue an Irrevocable Standby Letter Of Credit through a Canadian Chartered bank in the amount of $300,000 USD. Wistron is obligated to show proof of documentation of the following prior to drawing upon this Letter of Credit: 1) materials purchased were charged against Xplore Technologies purchase orders issued to Wistron by Xplore Technologies including the material description, quantity, amount paid, and actual receipt of said materials, 2) proof of written authorization by Xplore purchasing agent to purchase said materials, 3) and documentation from Wistron that said materials purchased are obsolete.

This Letter of Credit process shall continue for 6 months from the start of production. After six months the Parties agree to review payment terms.

1

Product Requirements Document

For

Wildcat Tablet PC

Written By:

Xplore Technologies Corporation

APPROVALS

TITLE	NAME	SIGNATURE	DATE
Originator	Phil Bagwell
Program Manager	Carolyn Carson
COO	Michael Ross
VP Marketing	Rich Perley

Xplore Technologies Proprietary and Confidential

This document contains confidential information or trade secrets or both, which are the property of Xplore Technologies Corporation. This document may not be copied, reproduced, or transmitted to others in any manner, nor may any use of the information on this document be made, except for the specific purposes for which it is transmitted to the recipient without the prior written consent of Xplore Technologies Corporation.

NOTICE OF REVISION

REV	DATE	DESCRIPTION	AUTHOR
1.0	01/24/2002	Initial Release	P. Bagwell
1.1	02/14/2002	Revised Table 2-4 to add Sierra Aircard 750
Revised Figure 2-2 —Wildcat Functional Block Diagram
Revised Table 2-7 to reflect changes to Figure 2-2
Revised section 2.5.1.4 to change desired number of backlight levels
Revised Table 2-4 to include AMBIT Modem Daughter Card
Revised section 2.5.1.6.1.2 to change Wacom interface to USB
Revised section 2.5.1.7.8.3.2 to allow alternate Bluetooth antennas
Revised section 2.5.1.7.8.4 to include 5GHz support for 802.11a
Revised section 2.5.1.8 to specify a custom memory module
Revised sections 2.5.1.7.2 and 2.5.1.9 to allow boot block functionality
Revised section 2.5.1.18.3 to include switching COAX interface
Revised Table 2-16 to add COAX interface to dock connector
Revised section 2.5.1.18.4 to remove pin count requirement
		Revised Table 2-17 to eliminate specific pin count requirement	P. Bagwell
Revised sections 2.5.1.18.5 to 2.5.1.18.5.7 to relieve requirements and allow the use of an XPL port replicator module
Revised Table 2-18 and Table 2-19 to redefine connector groupings
Revised Figure 2-5 to include external radio antenna
Revised section 2.5.2.1.9 to include REM over-temperature LED
Added section 2.5.2.1.10 to cover external antenna connector
Revised section 2.5.2.2.4 to add over/under temperature protection
Revised section 2.5.2.3 to make height a configurable adjustment
Revised section 2.7.2 to allow for alternative software solutions
Revised section 2.7.4.4 to modify ‘resume from S3’ boot timing.
Revised section 2.11.5 to remove type ‘UR’ coating as an option
Revised Table 3-3 to add European ‘E Mark’ compliance
1.2	04/05/2002	Revised Table 2-4 — Build to Order Components
Revised Table 2-5 — BTO Qualification Configuration Matrix
Revised Figure 2-2 — Wildcat Functional Block Diagram
Revised Table 2-7 to reflect changes to Figure 2-2
Revised section 2.5.1.4, LCD Backlight
Added section 2.5.1.4.1, LCD Backlight Manual Control
Added section 2.5.1.4.2, LCD Backlight Automatic Control
Added Figure 2-3 — Backlight Control State Diagram
Revised section 2.5.1.5, Added Wake Up from Sleep Req’mt
Revised section 2.5.1.6.1.3 to require keyboard compatibility
		Revised Table 2-8 — Function Key Interface	P. Bagwell
Deleted section 2.5.1.7.8.2, Embedded GPS
Revised section 2.5.1.7.8.3, Embedded Bluetooth Radio
Revised section 2.5.1.7.8.3.1, Bluetooth Receiver
Revised section 2.5.1.7.8.3.2, Bluetooth Antenna
Revised section 2.5.1.8, Added Ruggedized Req’mt for SODIMM
Revised section 2.5.1.17.1, Updated Baseline Battery Specifications
Revised section 2.5.1.18.3, Added Antenna loop back discrete
Revised Table 2-16 to incorporate docking station interface changes
Revised Table 2-17 to update XPL port signal list
Revised Table 2-18 to revise tablet I/O connectors requirements
Deleted Table 2-19 — Side Port Connectors, Group 2 (DELETED)
Revised section 2.5.1.18.5 to eliminate 2 groups of I/O connectors
Revised section 2.5.1.18.5.1 to change DVI port to VGA
Deleted Figure 2-4 — DVI Connector (DELETED)
Deleted Table 2-20 — DVI Connector Pinout (DELETED)
Deleted section 2.5.1.18.5.2 to eliminate RJ11 modem requirement
Revised section 2.5.1.18.5.4, Modified Audio Connector Size to 3.5mm
Revised section 2.5.2 to reference Docking Station PRD
Revised Figure 2-5 incorporate docking station interface changes
Revised section 2.5.2.1.3 to delete 1 USB port from the DIM
Revised section 2.5.2.1.10 to add antenna switching discrete
Revised section 2.6.1, revised to allow fan cooling with Xplore approval
Revised section 2.6.1.1 to revise critical component list
Revised section 2.6.1.2 to define high temperature operation
Added Table 2-24 — Thermal State Definitions
Revised section 2.6.1.3 to define low temperature operation
Revised section 2.6.1.4 to modify high temperature alarm operation
Revised section 2.6.1.5 to modify low temperature alarm operation
Revised section 2.6.1.6 to modify temperature histogram processing
Revised section 2.7.2.1 to allow customizing standard Windows control
Revised section 2.7.2.2 to eliminate need for digitizer control panel
Revised section 2.7.2.4 to require the keypad to appear as USB keyboard
Revised Table 2-26 — Physical Characteristics
1.2.1	04/22/2002	Revised Table 2-4 to add Intel PIII 933 MHz, ULV
Updated Figure 2-2 to remove DVI Connector
Revised Figure 2-3 to add Backlight OFF State
		Added Figure 2-6 — Tablet Thermal State Diagram	P. Bagwell
Added Figure 2-7 — Battery Charger Thermal State Diagram
Revised section 2.6.2.2 to add Battery high temperature shutdown

Note: All revisions are subject to formal document control.

Table of Contents

1.0 INTRODUCTION			8
1.1	Preface
1.2	Scope		8
1.3	Precedence		8
1.4	Distribution		8
1.5	Change Control		8
1.6	Document Overview		8
			8
2.0 PRODUCT REQUIREMENTS			8
2.1	Product Description		8
2.2	External Features		10
2.3	Major Components		11
	2.3.1	Wildcat Tablet	11
	2.3.2	Docking Stations	12
	2.3.3	Build-to-Order Options	12
	2.3.3.1	Build-to-Order Configuration Matrix	13
	2.3.3.2	Optional Qualified Components	14
2.4	Microsoft PC Compliance		15
	2.4.1	MS PC 2001 Compliance	15
	2.4.2	MS Tablet PC Compliance	16
2.5	Design Requirements		17
	2.5.1	Tablet Requirements	17
	2.5.1.1	Functional Block Diagram	17
	2.5.1.2	Main Logic Board Primary Components	18
	2.5.1.3	Liquid Crystal Display Interface	19
	2.5.1.4	LCD Backlight	19
	2.5.1.5	Front Panel Interface	21
	2.5.1.6	Digitizer Interface	21
	2.5.1.7	Built-to-Order Provisions	24
	2.5.1.8	System Memory Interface	27
	2.5.1.9	Firmware Memory	28
	2.5.1.10	Graphics Memory Interface	28
	2.5.1.11	Embedded Speaker Requirements	28
	2.5.1.12	Embedded Microphone Requirements	28
	2.5.1.13	Status Indicator LED Requirements	29
	2.5.1.14	Mechanical Power Switch	29
	2.5.1.15	Reset Switch	30
	2.5.1.16	Theft Protection	30
	2.5.1.17	Battery Requirements	30
	2.5.1.18	Interface Port Requirements	31
	2.5.2	Docking Station Requirements	36
	2.5.2.1	Docking Interface Module (DIM)	36
	2.5.2.2	Remote Electronics Module (REM)	38
	2.5.2.3	Desktop Adapter Kit	41
	2.5.2.4	Vehicle Adapter Kit	42
	2.5.2.5	General Interface Requirements	42
	2.5.3	Desktop Power Supply	43
2.6	Functional Requirements		43
	2.6.1	Thermal Management	43
	2.6.1.1	Temperature Monitoring	43
	2.6.1.2	High Temperature Operation	44
	2.6.1.3	Low Temperature Operation	45

	2.6.1.4	Over Temperature Alarm	45
	2.6.1.5	Low Temperature Alarm	45
	2.6.1.6	Temperature Histogram	45
	2.6.2	Battery Charge Regulation	46
	2.6.2.1	Normal Operation	46
	2.6.2.2	High Temperature Operation	47
	2.6.2.3	Low Temperature Operation	47
	2.6.3	Power Consumption	47
	2.6.3.1	Battery Run Time	47
	2.6.3.2	Battery Suspend Time	48
	2.6.3.3	Low Battery Operation	48
	2.6.4	Hot Docking Support	48

2.7	Software Requirements		48
	2.7.1	Operating System Software	48
	2.7.2	Application Software	48
	2.7.2.1	Power Management Control Panel	49
	2.7.2.2	Digitizer Control Panel	50
	2.7.2.3	Monitor Control Panel	50
	2.7.2.4	Keypad Control Panel	50
	2.7.3	Utility Software	50
	2.7.3.1	BIOS Setting Utility	50
	2.7.3.2	Firmware Reprogramming Utility	51
	2.7.3.3	Hardware Diagnostics Utility	51
	2.7.3.4	Charger Control Utility	51
	2.7.4	BIOS Software	51
	2.7.4.1	Configuration	54
	2.7.4.2	Reprogrammability	55
	2.7.4.3	ACPI Support	55
	2.7.4.4	Boot Timing	55
	2.7.4.5	SpeedStep Processing	55
	2.7.4.6	IEEE1394 Support	55
	2.7.4.7	USB 2.0 Support	55

2.8	Testability Requirements		56
2.9	Reliability		56
2.10	Physical Characteristics		57
2.11	Design and Construction		58
	2.11.1	Socketed Microcircuits	58
	2.11.2	Materials	58
	2.11.2.1	Flammability & Safety Requirements	58
	2.11.2.2	Compatibility Requirements	58
	2.11.2.3	Corrosion Resistance	58
	2.11.3	Electrical Wire	58
	2.11.4	Fasteners and Hardware	58
	2.11.5	Conformal Coating	58
	2.11.6	Seals and Gaskets	59
	2.11.7	EMI Sealing Requirements	59
	2.11.8	Bonding and Grounding	59
	2.11.9	User Information	59
	2.11.10	Product Marking	59
	2.11.11	Workmanship	60

3.0 CONFORMANCE REQUIREMENTS			61
3.1	General Requirements		61
	3.1.1	Ambient Conditions	61

	3.1.2	Accuracy and Calibration	61
	3.1.3	Samples	61
	3.1.4	Sample Inspection	61
	3.1.5	Test Coverage	61
	3.1.6	Acceptance Criteria	61
	3.1.7	Test Reports	61
3.2	Environmental Requirements		62
	3.2.1	Operating Temperature	62
	3.2.2	Storage Temperature	62
	3.2.3	Thermal Shock	62
	3.2.4	Relative Humidity	62
	3.2.5	Solar Radiation	62
	3.2.6	Rain	62
	3.2.7	Rain	62
	3.2.8	Sand & Dust	62
	3.2.9	Salt Fog	62
	3.2.10	Contamination by Fluids (note 2)	62
	3.2.11	Low Pressure (Altitude)	62
	3.2.12	Vibration (Integrity)	62
	3.2.13	Vibration (Vehicle)	62
	3.2.14	Mechanical Shock	62
	3.2.15	Crash Shock (note 3)	62
	3.2.16	Transit Shock	62
3.3	Electromagnetic Compatibility		63
	3.3.1	Electrostatic Discharge	63
	3.3.2	Radiated Susceptibility	63
	3.3.3	Radiated Emissions	63
	3.3.4	Conducted Susceptibility	63
	3.3.5	Conducted Emissions	63
3.4	Regulatory Compliance		63
	3.4.1	CISPR 22	63
	3.4.2	CE Mark	63
	3.4.3	E Mark	63
	3.4.4	VCCI	63
	3.4.5	BMSI	63
	3.4.6	TUV	63
	3.4.7	RRL	63
	3.4.8	C-Tick Mark	63

4.0 QUALITY ASSURANCE			64
4.1	Environmental Stress Screening		64
	4.1.1	Highly Accelerated Life Test (HALT)	64
	4.1.2	Highly Accelerated Stress Screening (HASS)	64
	4.1.3	Audits	65
4.2	Compliance Matrix		66
4.3	Factory Acceptance Test		67

5.0 APPENDIX			68
5.1	EMI Test Limits		68
	5.1.1	CE102 Conducted Emissions, Power Leads, 10 kHz to 10 MHz	68
	5.1.2	CS101 Conducted Susceptibility, Power Leads, 30 Hz to 150 kHz	69
	5.1.3	CS114 Conducted Susceptibility, Bulk Cable Injection, 10 kHz to 200 MHz	70
	5.1.4	CS115 Conducted Susceptibility, 30 ns Impulse Excitation, 30Hz	72
	5.1.5	CS116 Conducted Susceptibility, Damped Sinusoidal Transients, 10kHz to 100MHz	73
	5.1.6	RE102 Radiated Emissions, Electric Field Radiation, 2MHz to 10GHz	74

	5.1.7	RS103 Radiated Susceptibility, Electric Field, 2 MHz to 40 GHz	74
5.2		List of Acronyms	75
5.3		PC Sleep State Definitions	78
5.4		System Global State Definitions	78
5.5		Reference Documents	81

List of Tables

TABLE 2-1 — OPERATOR INTERFACES	10
TABLE 2-2 — MAJOR LYNX TABLET COMPONENTS	11
TABLE 2-3 — MAJOR WILDCAT DOCKING STATION COMPONENTS	12
TABLE 2-4 — BUILD TO ORDER COMPONENTS	13
TABLE 2-5 — BTO QUALIFICATION CONFIGURATION MATRIX	14
TABLE 2-6 — OPTIONAL QUALIFIED COMPONENTS	14
TABLE 2-7 — WILDCAT MLB COMPONENTS	18
TABLE 2-8 — FUNCTION KEY INTERFACE	22
TABLE 2-9 — FUNCTION KEY MECHANICAL REQUIREMENTS	22
TABLE 2-10 — STICK SWITCH MECHANICAL REQUIREMENTS	23
TABLE 2-11 — OEM INTERFACE CONNECTOR PINOUT	25
TABLE 2-12 — CUSTOM BTO CONNECTOR PINOUT	26
TABLE 2-13 — BLUETOOTH RADIO MODULE REQUIREMENTS	26
TABLE 2-14 — BTO RADIO ANTENNA REQUIREMENTS	27
TABLE 2-15 — BATTERY PORT INTERFACES	32
TABLE 2-16 — DOCK TO TABLET INTERFACES	32
TABLE 2-17 — XPL PORT INTERFACES	33
TABLE 2-18 — SIDE PORT CONNECTORS	34
TABLE 2-19 — SIDE PORT CONNECTORS, GROUP 2 (DELETED)	34
TABLE 2-20 — DVI CONNECTOR PINOUT (DELETED)	34
TABLE 2-21 — REMOTE ELECTRONICS MODULE MLB COMPONENTS	39
TABLE 2-22 — REM EXTERNAL CONNECTORS	40
TABLE 2-23 — CAN BUS ADAPTER	41
TABLE 2-24 — THERMAL STATE DEFINITIONS	44
TABLE 2-25 — ESTIMATED POWER CONSUMPTION	47
TABLE 2-26 — PHYSICAL CHARACTERISTICS	57
TABLE 3-1 — ENVIRONMENTAL QUALIFICATION REQUIREMENTS	62
TABLE 3-2 — ELECTROMAGNETIC COMPATIBILITY	63
TABLE 3-3 — REGULATORY COMPLIANCE	63
TABLE 4-1 — QUALIFICATION COMPLIANCE MATRIX	66
TABLE 5-1 — CS114 TEST LIMIT SELECTION	70
TABLE 5-2 — SUMMARY OF GLOBAL POWER STATES	80

List of Figures

FIGURE 2-1 — WILDCAT OPERATOR INTERFACES	10
FIGURE 2-2 — WILDCAT FUNCTIONAL BLOCK DIAGRAM	17
FIGURE 2-3 — BACKLIGHT CONTROL STATE DIAGRAM	20
FIGURE 2-4 — DVI CONNECTOR (DELETED)	34
FIGURE 2-5 — DOCKING STATION FUNCTIONAL BLOCK DIAGRAM	36
FIGURE 2-6 — TABLET THERMAL STATE DIAGRAM	44
FIGURE 2-7 — BATTERY CHARGER THERMAL STATE DIAGRAM	46
FIGURE 5-1 — CE102 TEST LIMITS	68
FIGURE 5-2 — CS101 TEST LIMITS	69
FIGURE 5-3 — CS114 TEST LIMIT CURVES	71
FIGURE 5-4 — CS115 TEST LIMITS	72
FIGURE 5-5 — CS116 TEST LIMITS	73
FIGURE 5-6 — RE102 TEST LIMITS	74

1.0 INTRODUCTION

1.1 Preface

This document is derived, in part, from the Wildcat Marketing Requirements Document (MRD) and is intended to supplement all Statements of Work (SOW), design specifications and other technical documentation associated with the Wildcat product line.

1.2 Scope

This document defines the technical requirements for the Wildcat family of tablet computer devices and all associated configuration items. Associated documents are defined in the documentation table below:

Title	Originator
Wildcat Marketing Requirement Document (MRD)	Dwayne Lum
Wildcat Program Management Plan (PMP)	Carolyn Carson
Wildcat Product Test Plan	Phil Bagwell
Wildcat Product Quality Plan	Steve Fridley

1.3 Precedence

In the event of conflict between this specification and contracts with manufacturers or other documents, the following order of precedence shall apply:

1.         This Document

2.         Other Documents

1.4 Distribution

This document may only be distributed outside the company upon approval from Xplore Technologies Corporation. Distribution will require an authorized Non-Disclosure Agreement (NDA) with the recipient. All NDAs shall be filed with Xplore Technologies prior to distribution. All requests for distribution should be directed to the Wildcat Program Manager. The current distribution list for this document is provided at the end of this document.

1.5 Change Control

This document is defined as an engineering specification and is therefore subject to formal change control. Changes to this document shall only be permitted upon written approval from Xplore Technologies Corporation.

1.6 Document Overview

This document includes product, conformance and quality requirements based, in part, upon established industry standards for handheld telecommunication equipment intended for use in indoor, outdoor and mobile environments. Xplore Technologies subscribes to standards prescribed by the Telecommunications Industry Association (TIA), Electronic Industries Alliance (EIA), American National Standards Institute (ANSI), Society of Automotive Engineers (SAE), and Telcordia (formerly Bellcore) tailored, in part, for this application. This document is divided into the following general categories:

2.0 PRODUCT REQUIREMENTS

2.1 Product Description

The following specification document details the requirements for a new line of ruggedized mobile computer products, code named Wildcat, being developed by Xplore Technologies Corporation. The Wildcat family of products represents the third generation of tablet/handheld computer products developed by Xplore. There are three proposed models within the Wildcat family distinguished by display size. The models within the Wildcat family consist of the following:

•                            Lynx, 10.4” Display

•                            Cougar, 12.1” Display

•                            Tiger, 14.1” Display

All members of the Wildcat family feature sunlight-viewable LCDs, a high resolution touch-screen, 5 programmable function keys, two mouse buttons and a five way jog control housed in a proprietary ruggedized chassis. Internally, the wildcat family of tablet PCs share a common architecture consisting of an advanced low-power Intel Mobile CPU based main logic board (MLB), a high capacity rechargeable lithium-polymer battery, and a shock mounted 2.5” or 1.8” hard disk drive. The Wildcat MLB features an 866 MHz Ultra-Low Voltage Intel Pentium PIII Mobile processor, a single 144-pin SODIMM memory expansion connector allowing expansion to 512 MB, a Type II PCMCIA slot, integrated 10/100 Base T Ethernet controller, integrated AC97 audio, integrated USB 1.1 and 2.0 support and integrated 1394 Firewire support.

The Wildcat family of PCs is a versatile, multi-purpose device that may be adapted to suit a wide variety of vertical markets through use of numerous configurable options. Options are available either as built-to-order custom tablet configurations or as shop-replaceable kits for field upgrades. The open architecture of the Wildcat family is scalable and flexible in order to satisfy a wide range of customer requirements while remaining competitive with other products. The Wildcat products share the following characteristics:

•                            Light weight handheld design with integral shock protection

•                            Studied Ergonomics (reduced volume, portable, low weight)

•                            Enhanced, high-bright, sunlight viewable 10.4” to 14.1” displays

•                            Rugged, high resolution touch screen with enhanced handwriting recognition software

•                            Ruggedized design for harsh outdoor portable or mobile applications

•                            Expandable architecture with expansion ports and docking station interface

•                            Enhanced connectivity with integrated 10/100 Base T Ethernet and Firewire support

•                            Advanced Li-Polymer battery technology with extended battery life

•                            Choice of Operating System software (Windows 2000, Windows XP)

•                            Qualified to Military environmental standards for enhanced reliability

Figure 2-1 — Wildcat Operator Interfaces

2.2                  External Features

Table 2-1 — Operator Interfaces

Item	Description	Characteristics	Features	Ref
1	Display	10.4”, XGA, Lynx 12.1” XGA, Cougar 14.1” XGA+, Tiger	High Contrast Transflective and Transmissive, Sunlight Viewable, Variable intensity Backlight, LVDS Interface	2.5.1.3

2	Digitizer	High Resolution, 4 Wire	Touch/Pen Capable, High Endurance Design, Supports Handwriting Recognition Software	2.5.1.6

3	Function Keys	8 Independent Switches	5 Software Programmable, 2 Dedicated Mouse Buttons, 1 Multi-Function Power Button	2.5.1.6.1.1

4	Joystick	5 position (up, down, left, right, press)	PC Mouse Compatible	2.5.1.6.1.4

5	Speaker	1.0 watt/channel, Stereo	Auto-off upon external headphone detection	2.5.1.11

6	Microphone	Noise Canceling Electret	Active noise cancellation, auto off on external microphone detection	2.5.1.12

7	Stylus	Pen style	Built in mount

8	Status LED	Three-color (red/green/yellow)	Power On, Battery Charge, Low Battery and Alert functions	2.5.1.13

8	Light Sensor	Analog Output = Ambient Light Level	May be enabled in BIOS to switch off LCD backlight in bright ambient light conditions to conserve battery power	2.5.1.4

2.3                  Major Components

The Wildcat development program includes the development of the ruggedized tablet, docking stations for desktop and vehicle operation, build to order options for installed wireless option, and miscellaneous additional equipment items. These major program components are identified in the following sections.

2.3.1        Wildcat Tablet

The Wildcat tablet PCs contain the major functional components shown in Table 2-2 and identified in Figure 2-2 on page 18. Many of these components are common across all members of the Wildcat family. The primary differences between members of the Wildcat tablets are the size of the LCD display and associated digitizer. The case designs, while similar in styling, materials and construction, are different sizes based on the size of the LCD installed.

Table 2-2 — Major Lynx Tablet Components

Ref	Component	Description	Suggested Supplier	PN
2.5.1.3	Display, 10.4”	>250-nit, XGA Transmissive >150-nit, XGA Transflective CCFL Backlight, 6 watt max. 240mm x 175mm x 6mm max.	Toshiba or Equivalent	LTM10C321K Transmissive LTM10C323S Transflective

2.5.1.6.1.1	Digitizer (Resistive)	flex-on-glass (FG), 4 wire design (min), 80% Transmissibility, Hardcoat	Dynapro or Equivalent	4-wire Minimum 8-wire Preferred

2.5.1.6.1.2	Digitizer (RF) (Optional)	High Resolution, Tablet PC Compliant	Wacom or Equivalent	TBD

2.5.1.6.1.1	Functions Keys	5 fixed keys (200g Force) 5 way stick switch (jog control) 2 fixed mouse keys 1 multi-function power key	Panasonic	EVQWH (1) EVQP2 (8)

2.5.1.11	Speakers (2)	1 watt, 4 ^ Response 500 Hz - 16 kHz SPL (1m/1W) 75 dB	TBD	TBD

2.5.1.12	Microphone	Noise Canceling, Sensitivity -50 dB ± 5 dB Response 100 Hz to 10 kHz, SNR > 50 dB	Panasonic or Equivalent	WM-66DC103 or equiv.

	Stylus	Ruggedized, Polycarbonate or RF Active Pen	TBD	TBD

	Enclosure	Material TBD

2.5.1.2	Main Logic Board	See Section 2.5.1.2

2.5.1.7	Hard Disk Drive	Shock/Vibration Isolated 2.5” 20GB, 40GB	Toshiba or Equivalent	MK4018GAP (40gb) MK2018GAP (20gb)

	Operating System	Windows 2000, Windows XP	Microsoft

2.5.1.17.2	Bridge Battery	45 mAH (min), 7.2 volt Nickel-Metal Hydride, 6 cell	Gold Peak, UL MH16088 (or equiv)	GP40BVH6BMX (or equiv)

2.5.1.14	Primary Battery	4500 mAH, 7.6V Li-Polymer, 9000 mAH, 7.6 volt (optional)	Valence or Equivalent	2x or 4x Valence VP647214C cells (or equiv)

2.3.2       Docking Stations

The Wildcat docking product line includes two docking station solutions allowing operation either in an office desktop environment or mounted on a mobile platform. These docking solutions are designed to share common components with optional installation kits providing the customization needed to adapt them to the user’s operating environment. The major components that constitute the docking station options are summarized in Table 2-3.

Table 2-3 — Major Wildcat Docking Station Components

Ref	Component	Description	PN
2.5.2.1	Docking Interface Module (DIM)	Provides a universal locking mount for the tablet with an interface designed to connect to the tablet’s docking connector. May be used standalone as a simple port replicator.	TBD
2.5.2.1.8	Remote Electronics Module (REM)

Provides additional expansion capability with the addition of integrated DVD/CDROM, optional HDD and optional FDD. Provides additional I/O expansion with four (4) USB 2.0 ports and two (2) IEEE1394a serial ports. Self contained 9 to 36 volt power supply for mobile 12v or 24 volt operation.

TBD
2.5.2.2.6.5	DIM Desktop Mounting Kit	Mounting adapter to provide desktop mounting of the DIM. This adapter kit provides the ability to adjust height and tilt of the tablet for optimum desktop operation.	TBD
2.5.2.4	DIM Vehicle Mounting Kit	Mounting adapter to provide vehicle mounting of the DIM. This adapter kit provides a crash survivable interface for attachment of the DIM to the vehicle mounting structure.	TBD
2.5.2.2.6.5	REM Desktop Kit

Provides a customized and color coordinated housing to allow stylish desktop operation of the REM module. The kit includes a custom enclosure, custom bezel and internal adapter cables to interconnect the REM with industry standard I/O ports on the desktop enclosure. The kit also includes a 1 meter interconnecting cable assembly.

TBD
2.5.2.4	REM Vehicle Kit	Provides a mounting bracket and weather tight bezel assembly to allow mounting of the REM module in a mobile vehicular environment.	TBD

2.3.3       Build-to-Order Options

The Wildcat tablet design shall accommodate certain Build-to-Order (BTO) optional components that may be factory installed to customize the tablet to a customer’s specific requirements. Design Requirements for the Build-to-Order options are covered in section 2.5.1.7.

The items identified in Table 2-4 represent Build-to-Order (BTO) optional components that may be ordered and factory installed in the Wildcat tablet. These BTO components may be mounted in the internal PCMCIA slot, in the internal Mini-PCI slot, in the OEM module location or may represent components populated on the MLB.

Table 2-4 — Build to Order Components

Ref	Component	Description	Supplier	PN
	WLAN	PCMCIA WLAN Adapter	Symbol	Spectrum 24 (11 Mbps & 54 Mbps)
	WLAN	PCMCIA WLAN Adapter	Cisco Systems	Aeronet 350
	BTR	Bluetooth Radio Module	Custom Design	TBD
	CDPD	CDPD PCMCIA Adapter	Sierra	Aircard 300
	CDMA 1x	CDMA PCMCIA Adapter & OEM	Sierra	Aircard 500
	GSM/GPRS	GPRS PCMCIA Adapter	Sierra	Aircard 750
	PDR/GPRS	PDR OEM Module	RIM	1902G
	GPS	Integrated GPS Module	Custom Design	TBD
	Modem	USB External Modem	TBD	TBD
	Antenna (2)	Wideband 800 MHz to 5.8 GHz	Xplore Technologies	TBD
	Hard Disk Drive	Toshiba 20 GB	Toshiba	MK2018GAP (20gb)
	Hard Disk Drive	Toshiba 40 GB	Toshiba	MK4018GAP (40gb)
	SDRAM SODIMM	128 MB	Various (note 2)
	SDRAM SODIMM	256 MB	Various (note 2)
	SDRAM SODIMM	512 MB	Various (note 2)
	CPU	Optional 933MHz ULV	Intel (note 1)	TBD
	XPL Module	Fingerprint Scanner	note 3	TBD
	XPL Module	Digital Camera	note 3	TBD
	XPL Module	GPS Module	note 3	TBD

Notes:

1.             This option is soldered directly onto the MLB and may only be installed at the factory during initial assembly or at an authorized service repair facility. Projected availability is Q2 2003.

2.             The specific vendor is not critical. These components may be selected by the design agency and compatibility confirmed during engineering development

3.             The XPL modules will be mechanically designed as part of the Lynx development program. Xplore Technologies will complete module electrical design in partnership with specific OEM manufacturers. Lynx program integration for the XPL modules shall be limited to verifying module installation and fit and conformance to tablet environmental requirements.

2.3.3.1    Build-to-Order Configuration Matrix

The BTO options may be installed in various combinations as shown in Table 2-5 below. The individual components may occupy any of the three (3) available BTO locations (PCMCIA, Mini-PCI or OEM) as appropriate. However, full qualification against all possible combinations of vendor component need not be qualified since only specific BTO components may be ordered and installed in the Wildcat tablet. Based on the specific BTO components identified in Table 2-4 (as revised during product development), the corresponding configurations from Table 2-5 shall be functionally qualified and verified against the functional, EMI/EMC, and regulatory requirements of this document.

Table 2-5 — BTO Qualification Configuration Matrix

BTO Options	WLAN	CDMA 1x	CDPD	GPRS	PDR	BTR
1	X	X
2	X		X
3	X			X
4	X				X
5		X				X
6			X			X
7				X		X
8					X	X

2.3.3.2    Optional Qualified Components

The Wildcat product line contains a number of optional components that can be ordered for use with the tablet. The tablet qualification program shall include these components during product development to ensure operational compatibility as well as environmental and regulatory compliance. The baseline set of optional components with which the tablet shall be qualified is shown in Table 2-6. Responsibility for component development, manufacturing and/or procurement, and factory shipment of these items shall be defined in the product development contract and associated statement of work.

Table 2-6 — Optional Qualified Components

Component	Description	Suggested Supplier	PN
USB Mini Keyboard	Color Coordinated, Branded	TBD
Wireless Keyboard	Backlit for Mobile Applications	TBD
USB Floppy Drive (external)	Color Coordinated, Branded	TBD
USB CDROM Drive (external)	Color Coordinated, Branded	TBD
Active Pen	Replacement for Wacom Digitizer	TBD
Battery Li-polymer 4500 mA		TBD
Battery Li-polymer 9000 mA		TBD
AC/DC Charger	Desktop Charger, 12V, 5 amp	TBD
Microphone/Headset	Stereo Headset and Boom Mic	TBD
Fingerprint Scanner	XPL Module (Mechanical fit only)	TBD
Digital Camera	XPL Module (Mechanical fit only)	TBD
GPS Module	XPL Module (Mechanical fit only)	TBD

2.4          Microsoft PC Compliance

The Wildcat family of tablet PC products is designed to provide a full-featured Microsoft Windows based desktop replacement system for use in field application and harsh outdoor environments. Therefore, the Wildcat tablet products shall be compliant with Microsoft’s design guidelines for Windows based computer systems as identified below.

2.4.1       MS PC 2001 Compliance

The Wildcat tablet must meet the requirements specified in the Microsoft PC2001 System Design technical reference. Specifically, the Wildcat shall be compliant with the following requirements:

•                            SYS—0001. System performance meets PC 2001 minimum requirements

•                            SYS—0002. System design meets ACPI 1.0b specification and PC 2001 requirements

•                            SYS—0003. Hardware design supports OnNow and Instantly Available PC initiatives

•                            BIOS—0004. BIOS meets PC 2001 requirements for OnNow/Instantly Available PC support

•                            BIOS—0005. BIOS includes local boot support

•                            BIOS—0006. BIOS supports SMBIOS 2.3

•                            BIOS—0007. BIOS and CMOS properly accommodate all dates

•                            BIOS—0008. BIOS supports security

•                            BIOS—0009. BIOS supports BIOS updates and revisions

•                            BIOS—0010. System BIOS supports debug port

•                            BIOS—0011. System BIOS and option ROMs support Int 13h Extensions

•                            BIOS—0012. ROM BIOS interrupt handlers preserve values in all registers

•                            BIOS—0014. BIOS supports remote boot

•                            BIOS—0015. BIOS supports ACPI legacy-free reporting mechanism

•                            BIOS—0016. BIOS does not configure I/O systems to share PCI interrupts

•                            BIOS—0017. BIOS configures boot device IRQ and writes to the interrupt line register

•                            BIOS—0018. System BIOS supports ATA

•                            BIOS—0019. BIOS enumeration of all ATAPI devices complies with ATA/ATAPI-5

•                            SYS—0020. System and component design practices follow accessibility requirements

•                            SYS—0021. PC 2001 system includes USB with two user-accessible USB ports, minimum

•                            SYS—0022. If IEEE 1394 is implemented, all components meet PC 2001 requirements

•                            SYS—0023. System buses meet PC 2001 requirements

•                            SYS—0024. If CardBus is implemented, all components meet PC 2001 requirements

•                            SYS—0025. Each device, device driver, and installation of either device or driver, meet PC 2001 requirements

•                            SYS—0026. Each bus and device meets Plug and Play specifications

•                            SYS—0027. Unique Plug and Play device ID provided for each system device and add-on device

•                            SYS—0029. Minimal user interaction needed to install and configure devices

•                            SYS—0030. Hot-plugging capabilities for buses and devices meet PC 2001 requirements

•                            SYS—0032. Multifunction device meets PC 2001 device requirements for each device

•                            SYS—0033. Each bus meets written specifications and PC 2001 requirements

•                            SYS—0037. If Digital Video Interface is implemented, components comply with PC 2001 requirements

•                            SYS—0038. PC 2001 system includes hard disk and controller

•                            SYS—0041. System does not include ISA expansion devices or slots

•                            SYS—0042. Preinstalled components and upgrades do not require MS-DOS or legacy interfaces

•                            SYS—0067. Secondary boot and upgrade capability is independent of FDC-based floppy disk drive

•                            BIOS—0043. BIOS supports required interrupts

•                            BIOS—0013. BIOS supports legacy removal

•                            BIOS—0045. No legacy ports detected

•                            SYS-0040. If implemented, floppy disk capabilities do not use legacy FDC

•                            SYS-0047. A20M# is always de-asserted (pulled high) at the processor

•                            SYS-0046. System supports legacy-free debug capabilities

•                            SYS-0048. System supports WHIIG

In addition to the basic PC2001 System specifications, the Wildcat tablet shall also comply with all requirements for Mobile PCs. Specifically, the Wildcat shall be compliant with the following Mobile PC requirements:

•                            MOBL-0061. Mobile PC performance meets Mobile PC 2001 minimum requirements

•                            MOBL-0062. Mobile PC supports Smart Battery or ACPI Control Method battery

•                            MOBL-0063. Mobile PC includes at least one USB port

•                            MOBL-0064. If implemented, Mobile PC includes compliant IEEE 1394

•                            MOBL-0065. Mobile PC includes CardBus

•                            MOBL-0066. Mobile PC keyboard and pointing device meet PC 2001 Mobile requirements

•                            MOBL-0069. Mobile PC meets PC 2001 Mobile graphics and video requirements

•                            MOBL-0070. Mobile PC includes PC 2001 hard disk as primary boot device

•                            MOBL-0071. Communications capabilities meet Mobile PC 2001 requirements

•                            MOBL-0072. If implemented, CD or DVD drive meets PC 2001 requirements

•                            MOBL-0073. Docked mobile PC has the ability to identify the specific model of the dock and to uniquely identify the dock itself

•                            MOBL-0074. Docked mobile PC combination meets PC 2001 Mobile requirements

•                            MOBL-0075. Docking station includes driver support

•                            MOBL-0076. Docked mobile PC meets PC 2001 BIOS requirements

•                            MOBL-0077. Pre-PC 2001 docking station requirements

•                            MOBL-0078. Mobile/docking station interface uses ACPI-defined mechanisms

•                            MOBL-0079. Docking station supports warm docking

•                            MOBL-0080. Docking system supports fail-safe docking

2.4.2       MS Tablet PC Compliance

The Wildcat family of tablet PCs shall meet the supplementary hardware requirements identified by Microsoft to be compatible with the Windows XP Tablet PC Specification. Specifically, these requirements pertain to active digitizer selection, digitizer resolution, quick boot from power state S3 to S0 in less than 2 seconds, automatic transition from S3 to S4 on low battery detection, XGA screen resolution, surprise docking and undocking and legacy free BIOS requirements. The digitizer requirements shall be met when using the active RF digitizer interface.

2.5          Design Requirements

The following sections define the requirements for all of the input/output interfaces including board-to-board interconnections, tablet to peripheral interconnections and tablet to docking station interconnections.

2.5.1       Tablet Requirements

The following sections identify the functional requirements for the Wildcat tablet.

[***]

Figure 2-2 — Wildcat Functional Block Diagram

2.5.1.1    Functional Block Diagram

The breakdown of the internal functions of the Wildcat tablet is shown in Figure 2-2. The baseline Wildcat tablet internal arrangement includes the following Printed Circuit Board (PCB) assemblies: 1) a Main Logic Board (MLB), 2) a Power Supply Board (PSB), and 3) a Keypad Controller Board (KCB). The remaining components are connected to the main PCBs with custom flex harnesses.

[***]    Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.5.1.2     Main Logic Board Primary Components

The Wildcat tablet PC is based on the Intel Mobile Pentium III-M processor and the associated Intel 830M chipset. This combination provides power saving SpeedStep support, high speed integrated 2D/3D graphics, integrated AC’97 Audio, integrated 10/100 Ethernet and integrated 6 port USB hub. The primary MLB components selected for the Wildcat tablet are shown in Table 2-7.

Table 2-7 — Wildcat MLB Components

Ref	Component	Description	Suggested Supplier	PN
	CPU	PIII 866 MHz, ULV, BGA (Primary) (PGA Optional)	Intel PIII-M	TBD
	Graphics/Memory Controller Hub	1GB PC133 SDRAM Support Integrated 2D/3D Graphics Integrated 330 MHz RAMDAC Direct RDRAM Interface	Intel GMCH-M	82830M
	I/O Controller Hub	PCI 2.2 Bridge Ultra ATA 100/66 BMIDE IEEE 802.3x LAN with WOL 6 x USB 1.1 Ports AC97 Audio, SMBus 2.0	Intel ICH-3	82801 CAM
	Firmware Hub	LPC Controller, Super I/O		PC87591
	LAN Connect	10/100 LAN	Reltek	TBD
	Memory	1 x 144 pin PC133 SODIMM, 3.3v, 128MB/256MB/512MB	Various, ruggedized	TBD
	BIOS	Legacy Free	Phoenix or equivalent
	Audio Codec	AC’97 Rev 2.1 Compliant		ALC-201
	Audio Amplifier	2.2 Watt, Headphone Support	National Semiconductor	LM4835
	USB 2.0 Hub	5 x USB 2.0 Ports	NEC	µPD720100A
	Front Panel Interface	USB, on Front Panel Flex	MicroChip	PIC16C745
	Digitizer Controller	4 or 8-Wire Controller, USB, Integrated into MLB	Semtech	UR7HCTS2-U860
	Digitizer Controller	RF Inductive, USB, Integrated into MLB	Microchip (USB Port), National Semiconductor	PIC16C745 µPD780024
	LVDS Encoder	Direct GMCH Support	Intel	FW82807A
	DVI Transmitter	Direct GMCH Support	Texas Instruments	TFP410
	PCI/OHCI Controller	Type II Low Profile PCMCIA	Texas Instruments	PCI1410A
	IEEE1394a	Firewire Tranceiver, 2 channel	Texas Instruments	TSB43AB22
	PCMCIA Power	PCMCIA Power Switch	Texas Instruments	TPS2211A
	Graphics Controller	Integrated into 830M chipset	Intel
	Graphics Memory	32 MB	Shared with System RAM
	GPS Receiver	Integrated Build-to-Order Option	Custom Module or XPL
	Bluetooth Radio	Integrated Build-to-Order Option	Custom Module or XPL

2.5.1.3     Liquid Crystal Display Interface

The Wildcat tablet shall include a Liquid Crystal Display of appropriate size for the family member as identified in section 2.1. The display mounting shall accommodate displays using either Transmissive or Transflective construction. The type of display shall be handled as a Build-to-Order option. The interface to the display shall utilize Low Voltage Differential Signaling (LVDS) to minimize radiated emissions.

2.5.1.4     LCD Backlight

The display shall be fitted with a cold cathode fluorescent backlight with an adjustment range of 0 to 100% in a minimum of 16 steps (256+ steps desired). The backlight illumination level corresponding to these 16 steps shall be determined during engineering development. On its highest setting, the brightness of the display shall be equal to or greater than the display’s specified brightness. On its lowest setting, the backlight shall be off.

The backlight level shall be adjustable either automatically, based on ambient light level, or manually using a front panel control switch. The backlight operating mode shall be selectable to either MANUAL or AUTO mode using the front panel controls as identified below and illustrated in Figure 2-3. An green LED shall be provided near the front panel controls to indicate the backlight control operating mode. When the system is operating in AUTO mode, the LED shall be illuminated. When the system is operating in MANUAL mode, the LED shall be off. The default operating mode to be used at system boot shall be selectable in the system BIOS.

The tablet shall include an additional front panel control switch to override the backlight control to switch the backlight off and on with a single command. The backlight on/off control shall be multiplexed with the power control key and shall function as identified in section 2.5.1.6.1.5. The on/off control shall not affect the backlight control mode in effect and shall restore control to the proper mode when the backlight is toggled on. When operating in MANUAL mode, the on/off control shall save the illumination level in effect when the backlight is toggled OFF and shall restore that level when the backlight is toggled ON.

2.5.1.4.1   LCD Backlight Manual Control

When the backlight control is in MANUAL mode, illumination level shall be selectable by the user. To provide for manual control, the tablet shall include SPST brightness slew switches to allow the user to adjust the backlight brightness both up and down. The slew switches shall be located in a position that is readily accessible to the user when using the tablet in either landscape or portrait mode. The backlight operating mode may be switched to AUTO by simultaneously pressing both slew switches.

If the MANUAL control mode is selected as the default mode in the system BIOS, the tablet shall enter MANUAL mode upon system boot as shown in Figure 2-3. The backlight illumination level shall be set to the level in effect at the previous system shutdown or to 50% if no previous level has been recorded. Upon system shutdown, if the MANUAL mode is selected as the default mode in the system BIOS and the backlight operating mode at shutdown is MANUAL, then the system shall record the illumination level in effect at shutdown and use this value as the default at the next system boot. If the operating mode at shutdown is AUTO, then the system shall ignore the illumination level in effect at shutdown, and shall maintain the previously recorded default backlight level

2.5.1.4.2   LCD Backlight Automatic Control

When the backlight control is in AUTO mode, the tablet BIOS software shall control illumination level. To provide for automatic control, the Wildcat tablet software shall be equipped with a front panel mounted light sensor to monitor and measure the ambient background illumination level. When operating in AUTO mode, the system BIOS shall provide a minimum of four (4) different LCD backlight power levels to correspond to different ambient illumination levels. The specific illumination levels corresponding to these power levels shall be determined during design and engineering test. The preprogrammed illumination levels shall be reprogrammable through the system BIOS. The backlight operating mode may be switched to MANUAL by pressing either brightness slew switch.

If the AUTO control mode is selected as the default mode in the system BIOS, the tablet shall enter AUTO mode upon system boot as shown in Figure 2-3. The backlight illumination level shall be set automatically based on measured ambient light level. Upon system shutdown, if the backlight control is operating in AUTO mode or AUTO mode is selected as the default operating mode in the system BIOS, then the system shall ignore the illumination level in effect at shutdown and shall maintain the previously recorded default backlight level.

Figure 2-3 — Backlight Control State Diagram

2.5.1.5    Front Panel Interface

The Wildcat tablet shall contain integrated circuitry to interface with a resistive display digitizer (touch screen), an RF active pen digitizer and a multi-function keypad, as identified below. These functions shall be accessed through the integrated USB 1.1 interface and shall include driver software for Windows 2000 and Windows XP. Each of these functions shall use a dedicated USB 1.1 channel provided by the Intel ICH-3. The front panel controls and digitizers shall support Windows ‘wake up from sleep’ functionality.

2.5.1.6    Digitizer Interface

The Wildcat tablet shall contain integrated digitizer controllers to interface with a front panel digitizer (touch screen). One of the integrated controllers shall be capable of operating a resistive touch screen. The other integrated controller shall be capable of interfacing with an active pen, RF touch screen. The detailed controller requirements are defined in the following sections. The tablet MLB design shall allow for the simultaneous installation of both digitizer types.

Each digitizer controller design shall be fully compliant with Windows USB HID specifications and shall work with all native Windows 2000 and Windows XP drivers. The controller design shall support handwriting recognition, through the touch screen interface, using either type of touch screen technology. The software shall include a Windows based Control Panel application to provide for multi-point digitizer calibration and diagnostics. The number of calibration points and the calibration layout shall be selectable by the user during calibration.

2.5.1.6.1.1   Resistive Digitizer

The digitizer controller shall support both a 4-wire and 8-wire resistive touch screen, as a minimum. The controller shall interface with the CPU through one of the integrated USB 1.1 serial data ports. The digitizer controller shall provide for at least 1000 points resolution in both the X and Y axes. The data conversion rate shall be adequate to support handwriting recognition through the touch screen interface.

The baseline design includes a custom Dynapro or equivalent 4-Wire touch panel combined with the Semtech UR7HCTS2-U860 or equivalent controller. The Semtech controller includes an integrated USB 1.1 compliant SIE, a four channel 10-bit A/D converter and a supporting microcontroller in a single 36-pin SSOP package.

2.5.1.6.1.2   Active Pen Digitizer

The active digitizer controller shall provide support for an active pen, RF digitizer. The active pen interface shall provide a touch screen resolution of at least 600 points/inch in compliance with Windows Tablet PC specifications. The active controller shall interface with the CPU through one of the integrated USB 1.1 serial data ports.

The baseline design includes the Wacom Integrated Sensor Device (ISD) electromagnetic resonance sensor. The Wacom sensor is designed to interface with the Wacom W8001 controller IC that comes mounted to the RF antenna assembly. The Wacom W8001 reference design includes an embedded microprocessor for driving the interface from a standard USB 1.1 serial data port. Wacom provides all embedded and Windows HID driver software for their digitizer that is customized to the specific application. The system developer is responsible for integrating the Wacom code into the tablet and ensuring proper integration and operation with the operating system.

2.5.1.6.1.3   Function Keypad Interface

The Wildcat tablet shall contain a set of function keys on the front panel. These function keys may be programmed by the user to perform special purpose functions. The keypad shall also contains a five-way stick switch control and two associated buttons that may be used to emulate a standard three-button mouse control. The front panel key switches and mouse control shall be controlled by a dedicated front panel controller. The front panel controller shall interface with the MLB through connector containing, as a minimum, the interface signals identified in Table 2-8. The front panel controller shall communicate with the operating system software through one of the ICH-3 integrated USB 1.1 serial data ports. The function key interface shall be programmed to appear to the Windows Operating System as a Microsoft compatible USB keyboard device with integrated mouse control.

Table 2-8 — Function Key Interface

No.	Signal	Description	Tolerance	Remarks
1	PWR	+5 Vdc Power	±10%
2	GND	Power Ground
3	CLK	24 MHz System Clock
4	PWRON	Power On Signal	On = <200 milliohms to ground Off = >10 Meg Ohms	Ground/Open Discrete
5	D+	USB 1.1 Interface
6	D-	USB 1.1 Interface

2.5.1.6.1.4   Programmable Function Keys

The Wildcat tablet shall include 6 function keys located on the front panel display. The function keys shall meet the requirements of Table 2-9. One of the keys shall be hardwired as a dedicated Power/Display key. The other keys shall be programmable to emulate any of the standard F1 through F12 keyboard function keys. The mapping of the key switch to function key shall be programmable from within a Windows Control Panel application.

Table 2-9 — Function Key Mechanical Requirements

Item	Requirement
Operating Force	>200 grams (2.0 N)
Travel	>0.5mm
Operating Life	>1 million cycles
Operating Temperature	-40°C to +85°C
Switching Capability	>= 20 mA, 15 Vdc
Contact Resistance	<100 m Ohms
Contact Bounce	<10 ms
Switch Contact Arrangement	SPST, Momentary, Normally Open
Suggested Source of Supply	Panasonic EVQP2

2.5.1.6.1.5   Front Panel Power Switch

The power key shall be used to turn the tablet on and off (soft off). The power key shall also be used to switch the LCD backlight on and off. The operation of the power switch shall be in accordance with the requirements of ACPI Specification 2.0 and shall cause a signal to be sent to the CPU requesting a power down event. The effect of the request on system operation shall be selectable by the user. The power key shall function in accordance with the following:

•                  Press and hold the key for > four (4) seconds shall cause an ACPI power change request to be sent to the operating system. This request shall have the effect of causing the tablet to change operating mode. If the tablet is in a mechanically off state (G3) or in a low power state (S1-S5), this action shall cause the tablet to enter the normal run state (G0). If the tablet is in a running state (G0), this action shall cause the tablet to enter one of the low power states (S1-S5 or G3). By default, this action shall be to enter a soft-off state (G2/S5). The specific low power state resulting from the power change request shall be programmable in the tablet BIOS and selectable through a Windows Control Panel application to be any of the sleep states (S1-S5) or the mechanically off state (G3).

•                  Press and release the key within 2 seconds shall cause the tablet to toggle the LCD backlight. This operation shall not send an ACPI power change request to the operating system. If the backlight is on, this action shall cause the backlight to be switched off. The brightness level at which the display was operating shall be saved. If the backlight is off, this action shall cause the backlight to be switched on. The brightness level shall be set to be the same as the level in effect when the backlight was switched off. If no brightness level was set, then this action shall cause the backlight to be switched on at predetermined brightness. The brightness level to be used shall be programmable in the tablet BIOS and selectable through a Windows Control Panel application.

2.5.1.6.1.6   Embedded Joystick Mouse

The Wildcat tablet shall include a five-way stick switch and two associated key switches located on the front panel. The stick switch control shall meet the functional requirements of Table 2-10. The associated single action key switches shall meet the functional requirements of Table 2-9. These controls shall be programmable to emulate a standard Windows compatible three-button mouse. The four (4) pivot switch positions shall be used as a slew control to set the Windows cursor position. The sensitivity (scaling) of the slew control shall be programmable through a Windows Control Panel application. The stick switch press position and the two separate keypad switches shall be used to emulate the three mouse buttons. The three switches shall be programmable to emulate the left, center or right button of a three-button mouse. The mapping of switch to mouse button shall be selectable through a Windows Control Panel application.

Table 2-10 — Stick Switch Mechanical Requirements

Item	Requirement
Operating Force	>200 grams (2.0 N) Push, >120 grams (1.2 N) Lean
Travel	>0.1mm Push, 5° Lean
Operating Life	>300k cycles, all axes
Operating Temperature	-40°C to+85°C
Switching Capability	>= 20 mA 15 Vdc
Contact Resistance	<100 m Ohms
Contact Bounce	<10 ms
Switch Contact Arrangement	SPST, Momentary, Normally Open
Suggested Source of Supply	Panasonic EVQWH

2.5.1.7   Built-to-Order Provisions

The Wildcat tablet design shall provide for the installation of optional Build-to-Order components as identified in Table 2-4. The following requirements pertain to all BTO components installed in the PCMCIA, Mini-PCI and OEM locations, any associated radio antennas, as well as the HDD and system memory modules. BTO options soldered directly on the MLB (i.e., graphics memory D-RDRAM) are exempt from this requirement and may only be installed at the factory or at an authorized repair center.

2.5.1.7.1   Build-to-Order Access

The Wildcat tablet design shall provide an isolated compartment with an access cover in the back surface to allow for routine system maintenance, installation and replacement of the Build-to-Order (BTO) components. Opening of the BTO access cover and removal, installation or replacement of BTO components shall not require breaking the environmental seal for the main electronics area of the tablet. Custom flex harnesses or dedicated connectors shall be provided in the BTO area for connection of the BTO options. The BTO compartment may be fitted with a removable EMI shield inside the tablet enclosure to meet the regulatory requirements of section 3.3 and 3.4. The following sections detail the specific BTO access options required to be provided within the BTO compartment.

2.5.1.7.2   BIOS Reprogramming Connector

The BTO compartment shall contain dedicated header style programming connectors to allow for remote programming of all system BIOS flash memory components. This shall include the main system BIOS, the keyboard BIOS (if used) and any other customizable embedded firmware required to allow the system to boot normally into the Windows operating system. One time programmable and UV erasable devices, and embedded controllers which may be reprogrammed after the system boots normally are exempt from this requirement. The design of the MLB shall allow the flash memory components to be powered through the programming connector without the need to power the entire MLB. Reprogramming of the internal flash components shall be possible through the programming connector without the need to open the tablet’s main electronics enclosure. If the system design includes a system boot block capability allowing the BIOS to be flashed through the integrated USB port, then the requirements of this section are waived.

2.5.1.7.3   HDD Interface

The Wildcat tablet shall implement an industry standard ATAPI interface compatible with existing ruggedized ATA/IDE 2.5” hard disk drives. The BTO compartment shall include a 50-pin ATAPI interface connector for connection of a Master ATA/IDE device. The BTO drive enclosure area shall accommodate mounting a single standard 2.5” HDD (9.5mm x 100mm x 70mm) within the tablet enclosure. The drive enclosure area shall include vibration isolation sufficient to limit the vibration input to the disk drive to a maximum of 1g-rms, 5 - 500 Hz when exposed to the vibration environment specified in section 3.2. The isolation shall limit the peak shock input to the drive to 150g’s when exposed to the shock environment specified in section 3.2. The mounting of the hard disk drive shall allow for shop replacement of the drive without special tools. Installation and/or replacement of the HDD shall be through the BTO access panel without opening the tablet electronics enclosure.

2.5.1.7.4   PCMCIA Interface

The BTO compartment shall include a single Type II PCMCIA slot to accommodate Build-to-Order options. The tablet’s PCMCIA power control circuitry shall be capable of supplying up to 1 amp continuously through the card slot AVCC input (both 5Vdc and 3.3Vdc) and up to 150 ma. continuously through the AVPP input (3.3Vdc, 5Vdc and 12Vdc). The card slot shall be CardBus compatible. The card slot shall allow for shop replacement of the BTO options and shall be accessible through the BTO access panel without opening the tablet electronic enclosure.

2.5.1.7.5   Mini-PCI Interface

The BTO compartment shall include a single Mini-PCI port to allow for the installation of Build-to-Order options. The tablet shall provide power control circuitry to protect power to the Mini-PCI port. The tablet’s power control circuitry shall be capable of providing up to 1 amp continuously through the port’s 3.3Vdc and 5Vdc inputs. The Mini-PCI slot shall allow for shop replacement of the BTO options and shall be accessible through the BTO access panel without opening the tablet electronic enclosure.

2.5.1.7.6   OEM Module Interface

The BTO compartment shall include space for mounting standard OEM modules to allow for the installation of Build-to-Order options. The interface to the OEM modules shall be through a dedicated connector. The pinout of the OEM connector is identified in Table 2-11. The OEM module attachment shall allow for shop replacement of the BTO options and shall be accessible through the BTO access panel without opening the tablet electronic enclosure.

Table 2-11 — OEM Interface Connector Pinout

No.	Signal	Description	Tolerance	Destination
	TBD	Signals to be compatible with selected OEM Modules as determined during development

2.5.1.7.7   XPL Modules

The Wildcat development program shall include the development of custom external modules to be used with the XPL expansion ports defined in section 2.5.1.18.4. These modules will be populated by external OEM manufacturers to construct the BTO expansion modules identified in Table 2-4. The Wildcat program shall be responsible for all industrial and mechanical design of these modules to ensure physical compatibility with the tablet enclosure. The minimum internal size of the modules shall be defined by Xplore Technologies during the engineering development program. Electrical design and construction of the modules shall be the responsibility of Xplore Technologies and its outside OEM partners.

2.5.1.7.8   Custom BTO Modules

The Wildcat tablet product line shall include custom designed interface modules to provide specific BTO radio options as identified below. These custom modules shall be developed as part of the overall Wildcat tablet development program.

2.5.1.7.8.1   Interface Connector

The custom BTO modules shall be designed to interface with the integrated USB 1.1 ports provided by the Intel 830M chipset. These modules shall interface with two (2) custom 10-pin header connectors provided in the BTO area of the tablet. The pinouts of these two (2) connectors shall be identical and shall conform to the requirements of Table 2-12. The custom module interface shall provide up to 300 ma. at 3.3 Vdc and up to 300 ma. at 5.0 Vdc to power the custom modules. The power connections shall be current limited and over voltage protected in accordance with the requirements of section 2.5.1.18.1.

Table 2-12 — Custom BTO Connector Pinout

No.	Signal	Description	Tolerance	Remarks
1	PWR3	+3.3 Vdc Power	±10%
2	PGND	Power Ground
3	RTCPWR	+3.3 Vdc RTC Power	1.85 Vdc to 3.6 Vdc	Keep Alive Power
4	D+	USB 1.1 Interface
5	D-	USB 1.1 Interface
6	DGND	Digital Ground
7	Spare	Spare
8	Spare	Spare
9	PGND	Power Ground
10	PWR5	+5 Vdc Power	±10%

2.5.1.7.8.2   Embedded GPS

(This requirements has been deleted for Revision 1.2)

2.5.1.7.8.3   Embedded Bluetooth Radio

The BTO compartment shall contain provision for installing a custom Bluetooth radio. The Bluetooth radio module shall interface with the Wildcat tablet through one of the USB 1.1 serial data channels provided by the ICH-3. The Wildcat shall be designed and qualified with the Bluetooth radio module installed. However, factory installation of the Bluetooth module shall be a Build-to-Order option.

2.5.1.7.8.3.1   Bluetooth Receiver

The Wildcat Bluetooth radio module shall include a chipset or multi-chip module meeting the requirements of Table 2-13. Installation of the Bluetooth radio module in production shall be a Build-to-Order option.

Table 2-13 — Bluetooth Radio Module Requirements

Item	Description
Suggested Supplier	Ericsson
Link	http://www. ericsson.com/
Model	Bluetooth Multi-chip Module
Part Number	ROK 104001
Form factor	Multi-Chip Module
Operating frequency	2.4 GHz
Dimensions	10.5 x 15.5 x 2.1 mm
Power	3.3 Vdc +- 10%, <50 ma. max
Input Impedance	50 Ohms
Operating Temperature	-20°C to +75°C
Interface	USB 1.1

2.5.1.7.8.3.2   Bluetooth Antenna

The Bluetooth module shall utilize one of the high band antennas identified in section 2.5.1.7.9.

2.5.1.7.8.4   RF Switch

The BTO compartment shall contain provision for installing an RF switching module to allow for switching between one of the internal antennas and an external antenna connected through the docking connector interface. The switching module shall receive a ground/open ANTENNA discrete from the docking station to control switching of the antenna. The RF switching module may be combined with the Bluetooth module if desired. Factory installation of the Bluetooth module shall be a Build-to-Order option.

2.5.1.7.9   Embedded BTO Antenna Requirements

The tablet shall include provision for installing two (2) custom antennas to support the installation of Build-to-Order radio options. It is highly desired that the antennas shall both be broadband types capable of covering the entire spectrum from 800 MHz to 5.8 GHz. As a minimum, both of the antennas shall support the low band frequencies from 800 MHz to 1990 MHz supporting GSM, DCS and PCS applications. At least one of the antennas shall support the 2.4 GHz industrial, scientific and medical (ISM) band supporting 802.11b LAN and Bluetooth applications. At least one of the antennas shall support the 5.2 GHz industrial, scientific and medical (ISM) band supporting 802.11a LAN applications. The two antennas shall be capable of simultaneous operation (on different bands) and shall allow operation of the radios when using the tablet in either the portrait or the landscape orientation. The antennas shall be integrated into the tablet housing with minimal protrusion beyond the tablet envelope to maintain the ruggedness of the overall tablet design. It is acceptable to have a custom antenna solution for each of the Build-to-Order options. However, within each category, the mounting of the antennas shall be compatible. A potential common antenna solution is identified in the Table 2-14.

Table 2-14 — BTO Radio Antenna Requirements

Item	Description
Suggested Supplier	Moteco
Link	http://www.moteco.com
Model	Multi-Band, Embedded, (custom design)
Frequency Band	800 MHz to 5800 MHz
Gain	>0 dBi
Connector
VSWR	<3.0:1
Impedance	50 ohm unbalanced
Dimensions	Approx. 36 x 35 x TBD mm (custom designed to fit Lynx enclosure)

2.5.1.8   System Memory Interface

The Wildcat tablet shall accommodate a single custom multi-chip memory module. The memory module shall support industry standard 3.3v, PC-133 registered SDRAM memory components and allow expansion up to a maximum capacity of 1024 MB in the following configurations: 128MB, 256MB, 512MB, 1024MB. The memory module shall be mounted to the MLB by means of impedance matched board-to-board connector(s) to provide reliable operation in a high ‘g’ shock and vibration environment. The location of the memory connector(s) shall allow for factory and depot level replacement through the Build-to-Order access panel. Removal of an environmental seal within the BTO compartment to access the MLB is allowed but removal and replacement of the system memory shall not require disassembly of the tablet or opening of the main electronics enclosure.

2.5.1.9   Firmware Memory

The Wildcat tablet product shall maintain an unused memory reserve to accommodate future software revisions. Electrically Erasable flash memory shall be used for all System BIOS, Keyboard BIOS (if used), and system setup parameter storage. No battery backed or other volatile memory shall be used for the storage of system configuration and setup data including system data required to resume from an S4 sleep state. The internal BIOS memory shall be in circuit reprogrammable either through a dedicated programming connector, as identified in section 2.5.1.7.2, or by means of a BIOS boot block capability. The BIOS memory shall also be reprogrammable using a DOS utility program as identified in section 2.7.3.2. The flash memory shall be sized to provide at least a 50% unused memory reserve at the completion of system integration testing. Code size estimates shall be presented as a part of the Preliminary Design Review (PDR) to show that the 50% reserve requirement is met. The 50% growth reserve shall not be used without the expressed written consent of Xplore Technologies. In addition to the system flash memory requirements identified above, all embedded processors used in the Wildcat MLB design shall provide at least a 30% memory reserve.

The Engineering Verification Test (EVT) tablets shall be fitted with socketed BIOS flash memory to simplify the initial system debug and integration tasks.

2.5.1.10   Graphics Memory Interface

The Intel GMCH-M controller supports using shared SDRAM system memory to provide its display memory buffers. The Wildcat tablet design shall include a system utility to allow the user to select the amount of system memory dedicated for graphics memory storage in 16 MB increments from a minimum of 16 MB to a maximum of 64 MB. The baseline design shall default to the minimum value.

2.5.1.11   Embedded Speaker Requirements

The Wildcat tablet shall contain two (2) internal speakers to provide AC’97 compatible stereo audio output. Each speaker shall have a minimum power output rating of 1.0 watt with a frequency response of at least 200 Hz to 16 KHz. Each speaker shall have a sound pressure level output of at least 77 dB measured at 1 meter with one watt input power. The internal speakers shall be disabled when an external headset is connected to the tablet’s side speaker output jack. The internal speakers shall also be disabled when the tablet is docked. The speaker enclosure area shall be isolated from the tablet’s main electronics enclosure to ensure environmental integrity.

2.5.1.12   Embedded Microphone Requirements

The Wildcat tablet shall contain one (1) internal noise-canceling microphone to provide for monaural voice input. The microphone shall have a frequency response of at least 100 Hz to 10 kHz. Microphone sensitivity shall be at least -50 dB. The signal to noise ration for the microphone shall be greater than 50 dB. The microphone shall be interlocked with the microphone jack to disconnect the internal microphone when an external microphone is in use. The internal microphone shall also be disabled when the tablet is docked. The microphone enclosure area shall be isolated from the tablet’s main electronics enclosure to ensure environmental integrity.

2.5.1.13   Status Indicator LED Requirements

The Wildcat tablet shall contain a three color LED on the front panel to indicate operating status to the user. The status LED shall be maintained in one of six (6) states whenever the tablet is operating. The status LED states are defined as follows:

•                  ST1 State, Normal Operation, Steady Green: The status LED shall be shown in the ST1 State when the tablet is running, the battery is fully charged and all tablet function are operating normally. In the ST1 State, the status LED shall show a steady green.

•                  ST2 State, Battery Charging, Pulsing Green: The status LED shall be shown in the ST2 State when the tablet is running and the battery is charging. In the ST2 State, the status LED shall show green and shall pulse at a steady 0.5 Hz rate with a 50% duty cycle (one second on, one second off).

•                  ST3 State, Low Battery Charge, Pulsing Red: The status LED shall be shown in the ST3 State when the tablet is running on battery power and the battery capacity remaining is below 10%. In the ST3 State, the status LED shall show red and shall pulse at a steady 1 Hz rate with a 50% duty cycle (one-half second on, one-half second off). The battery level at which the status LED is switched to the ST3 State shall be settable through the BIOS and through a Windows utility program.

•                  ST4 State, Fault Condition, Steady Red: The status LED shall be shown in the ST4 State when a fault condition is detected that is preventing normal operation of the tablet. This state may be triggered due to an excessive over/under temperature condition, a voltage out of range condition, a memory fault or other hardware fault that is preventing the tablet from operating normally. The status LED shall also enter this state when running on battery power and less than 3% battery capacity is remaining. The battery level at which the status LED is switched to the ST4 State shall be settable through the BIOS and through a Windows utility program. In the ST4 State, the status LED shall show a steady red.

•                  ST5 State, Warm Up, Steady Yellow: The status LED shall be shown in the ST5 State when the tablet is running but the LCD is disabled due to its temperature being below operational limits. The status LED shall remain in the ST5 state until the LCD reaches operating temperature and them shall switch to the ST1 state. In the ST5 State, the status LED shall show a steady yellow.

•                  ST6 State, Suspend, Pulsing Yellow: The status LED shall be shown in the ST5 State when the tablet is in a suspend or sleep state. In the ST5 State, the status LED shall show yellow and shall pulse at a steady 0.5 Hz rate with a 50% duty cycle (one second on, one second off).

2.5.1.14   Mechanical Power Switch

The Wildcat tablet shall incorporate a SPST switch to force the tablet into a mechanically powered down state (G3). Activation of the power switch shall remove all electrical power from the CPU, Memory and supporting hardware. A small amount of power to the system Real Time Clock is allowed but total power consumption must be less than 1ma in the powered down state. The switch shall be located in a protected location to avoid inadvertent operation by the user but must be accessible in a field environment. It is recommended that the switch be located within the battery compartment. The switch must be accessible without opening the tablet enclosure. Remote activation of the switch is allowed to meet the requirements of this section.

2.5.1.15   Reset Switch

The Wildcat tablet shall incorporate a momentary SPST switch to force the tablet into a reset state. Activation of the reset switch shall momentarily remove all electrical power from the CPU, Memory and supporting hardware and simulate a cold boot from a G3 state. The switch shall be located in a protected location to avoid inadvertent operation by the user but must be accessible in a field environment. The switch shall be activated by inserting the stylus tip through an opening in the tablet enclosure. The opening shall be sealed to meet the environmental requirements of section 3.2.

2.5.1.16   Theft Protection

The Wildcat tablet shall include attachment points for installing a standard notebook PC security cable. The attachment points shall allow the unit to be locked when mounted to the desktop docking station in either a portrait or landscape configuration.

2.5.1.17   Battery Requirements

The Wildcat tablet shall be provided with two battery systems as identified below.

2.5.1.17.1   Primary Battery

The Wildcat tablet shall incorporate an internal rechargeable Lithium chemistry battery. The battery solution shall allow for a battery capacity suitable to meet the runtime requirements of section 2.6.3. The battery shall contain protection, control and diagnostic circuitry and shall contain an SMBus 2.0 compliant serial interface for communication with the tablet charging circuitry. The battery shall be field replaceable and shall support hot swapping in accordance with section 2.5.1.17.3.

The primary battery enclosure area shall be isolated from the tablet’s main electronics enclosure to ensure environmental integrity and allow for changing the battery is a harsh outdoor environment without degradation to the tablet electronics.

The baseline battery of choice is a 7.6 volt lithium-polymer battery to allow for direct charging of the battery from vehicle 12-volt power without the need for an external power supply adapter. The baseline battery is based on two (2) of the Valence 74J cell2, rated at 4120 mAH, connected in series. This yields a nominal battery capacity of 7.6 volts, 4120 mAH or 31.3 Watt-Hours. The tablet design shall support an optional high capacity battery composed of four (4) of the Valence cells, providing a nominal battery capacity of 7.6 volts, 8240 mAH or 62.6 Watt-Hours. The installation of the higher capacity battery may result in a larger tablet thickness than specified in section 2.9. The system shall be qualified with both battery configurations.

2.5.1.17.2   Bridge Battery

The Wildcat tablet shall contain a bridge battery to allow the primary battery to be changed without requiring power to be cycled to the tablet. The bridge battery shall be capable of operating the tablet in a low power mode for a minimum of 2 minutes. The bridge battery is not required to be field serviceable and removal or replacement shall be at the factory or depot level only. The bridge battery shall meet the hot swapping requirements of section 2.5.1.17.3.

2.5.1.17.3   Hot Swap Battery

The Wildcat tablet shall implement a bridge battery in accordance with section 2.5.1.17.2 to allow for the hot swapping of the primary battery. It shall be possible to remove the primary battery and replace it without having to cycle power to the tablet. The primary battery cover shall implement an interlock switch to cause the system to automatically enter the Suspend-to-RAM state (S1 or S3) when the cover is removed. Recovery from the S3 state shall be by means of the front panel power control key. Recovery from the S3 state shall meet the timing requirements of section 2.7.4.4. The bridge battery shall be trickle charged whenever external power is supplied to the tablet.

2.5.1.18   Interface Port Requirements

The following sections detail the individual signal characteristics of the signals and connectors that interface between the tablet electronics and external peripherals.

2.5.1.18.1   General Interface Requirements

2.5.1.18.1.1   Power Input Requirements

The tablet shall accept an input voltage range from 9 VDC to 18VDC. All power inputs shall include over voltage and over current protection circuitry to protect the tablet circuitry against input voltages that fall outside the nominal voltage range. The power inputs shall be capable of withstanding input voltages up to 36 volts continuously, up to 50 volts for transients of 50 milliseconds or less and surge transients of up to 100 volts for 50 microseconds or less. The power inputs shall also contain surge suppression circuitry to clamp the input voltage to 100 volts or less up to a peak pulse power rating of 1500 watts. The power input protection circuitry shall automatically reset upon removal of the out of tolerance condition. No fuses or circuit interruption devices shall be used which require the unit to be opened to reestablish proper operation after exposure to over voltage or over current conditions. All over voltage and surge voltage circuit protection features shall be operational with the tablet either operational or shut down.

2.5.1.18.1.2   I/O Over/Under Voltage Protection

All external inputs and outputs from the Wildcat tablet shall include protection from under voltage, over voltage and external shorts to ground. All external I/O shall be protected against input voltage spikes of three (3) times the associated maximum working voltage for a period of 50 milliseconds. As a minimum, all external I/O connections shall have catch diodes to Vcc and Ground to limit input voltages to Vcc + 0.6 VDC and Vss — 0.5 VDC.

2.5.1.18.1.3   EMI Protection Requirements

All external inputs and outputs from the Wildcat tablet shall include circuitry to minimize the conduction of EMI to the outside. In addition, all inputs and outputs shall contain protection from externally generated EMI up to the susceptibility levels identified in Section 3.3.3. All signal I/O shall include input and/or output filtering to meet the radiated and conducted susceptibility requirements of section 3.3.

2.5.1.18.2   Battery Port

The following table lists the signals between the tablet electronics and the internal battery. The battery shall implement a standard SMBus 2.0 interface to allow communication with the tablet processor. The battery shall also include fuel gauge circuitry to allow the processor to monitor the battery charge state and charge/discharge rate. An internal thermister shall be provided in the battery to allow the processor to monitor battery temperature.

The battery port shall be installed in an isolated battery compartment within the tablet enclosure to allow for changing the battery in harsh outdoor environments without compromising the integrity of the tablet enclosure. The battery port connectors shall be sealed against water and dust intrusion to the requirements of section 3.2. The battery compartment shall contain weep holes to allow any water captured within the battery compartment to drain to the outside of the tablet.

Table 2-15 — Battery Port Interfaces

No.	Signal	Description	Tolerance	Destination
1	BATT	Battery Nominal 7.45 VDC	6.0VDC to 8.4VDC	Primary Power
2	GND	Battery Return		Primary Power
3	Clk	Battery SMBus Clock		SMBus
4	Data	Battery SMBus Data		SMBus
5	RTH	Battery Thermister		Battery Charger

2.5.1.18.3   Tablet Docking Port

The Docking Port interface shall be implemented through custom connectors on the bottom surface of the tablet enclosure containing the signals identified in Table 2-16. These connectors shall be recessed into the enclosure to reduce the possibility of physical damage. The Docking Port interface shall be sealed against water and dust intrusion to the environmental requirements of section 3.2. All docking signals shall be protected up to the protection requirements of section 2.5.1.18.1.2. All signals shall include EMI protection as specified in section 2.5.1.18.1.3.

The Wildcat tablet shall include internal switching circuitry on the Docking Port interface such that the docking port connections are electrically isolated except while the tablet is docked in the docking station. The presence of the Dock Indicator shall be used to enable signals to the docking interface. To allow for safe operation in the presence of flammable or explosive atmospheres, the internal switching circuitry shall ensure that no signals are activated until the tablet is firmly docked and all electrical connections have been made to reduce the chance of arcing of the contacts.

The Wildcat tablet shall include internal RF switching circuitry, as identified in section 2.5.1.7.8.4, such that the external antenna COAX connection is switched to the radio when the tablet is docked. When the tablet is not docked, the radio shall be switched to the tablet’s internal antenna. The docking interface shall provide a loop back connection to allow for control of the RF switching function.

Table 2-16 — Dock to Tablet Interfaces

No.	Signal	Description	Tolerance	Destination
1	PWR	9-18 VDC (Nominal 15VDC@ 4 A)		Dock
2	GND	PWR RTN		Dock
3	SHIELD	Chassis Ground		Dock
4	1394Tx+	P1394a Transmit		External 1394a
5	1394Tx-	P1394a Transmit		External 1394a
6	1394Rx+	P1394a Receive		External 1394a
7	1394Rx-	P1394a Receive		External 1394a
8	DGND	Digital Ground		Dock
9	USB1+	USB 2.0		External USB
10	USB1-	USB 2.0		External USB
11	USB2+	USB 2.0		External USB
12	USB2-	USB 2.0		External USB
13	TX+	LAN Transmit		10/100 LAN
14	TX-	LAN Transmit		10/100 LAN

15	RX+	LAN Receive		10/100 LAN
16	RX-	LAN Receive		10/100 LAN
17	LT_AUDIO	Audio Left Channel		Audio Out
18	RT_AUDIO	Audio Right Channel		Audio Out
19	MIC	Audio Microphone		Audio In
20	AGND	Audio Ground		Audio Ground
21	Dock	Dock Indicator/Interlock	Ground/Open	Dock
22	VIDEO-R	Analog Video Red		External Monitor
23	VIDEO-G	Analog Video Green		External Monitor
24	VIDEO-B	Analog Video Blue		External Monitor
25	VIDEO-HSYNC	Analog Video H. Sync		External Monitor
26	VIDEO-VSYNC	Analog Video V. Sync		External Monitor
27	VIDEO-GND	Analog Video Ground		External Monitor
28	+5Vdc	5Vdc, 500ma. Power to USB 1 ports on DIM	±10%
29	Antenna Coax	CDPD/GPRS External Antenna		External Antenna
30	ANTENNA+	Antenna switching loop back discrete		External jumper
31	ANTENNA-	Antenna switching loop back discrete

2.5.1.18.4   XPL Port

The Wildcat tablet shall be provided with two (2) XPL ports to allow the attachment of custom OEM modules. One XPL port shall be located on the top edge of the tablet. The second XPL port shall be located on the left side of the tablet. The XPL Port interface shall be implemented through custom interface connectors to be used for connection to the external modules. These connectors shall be recessed into the enclosure to reduce the possibility of physical damage. The XPL Port interface shall be sealed against water and dust intrusion to the environmental requirements of section 3.2. Both XPL port locations shall contain mechanical provisions for the mounting of the external XPL modules. All XPL signals shall be protected against voltage transients and EMI up to the limits defined in section 2.5.1.18.1.2 and 2.5.1.18.1.3.

Table 2-17 — XPL Port Interfaces

No.	Signal	Description	Tolerance	Destination
1	+5v	+5 volts, 500ma	+- 5%	OEM Module
2	PWRGND	Power Ground		OEM Module
3	USB+	USB 2.0 Interface		OEM Module
4	USB-	USB 2.0 Interface		OEM Module
5	CHASSIS	Chassis Ground		OEM Module
6	Rx	RS-232 Receive		OEM Module
7	Tx	RS-232 Transmit		OEM Module

Notes: The RS-232 signals shall be shared between the two XPL connectors. Only a single RS-232 to USB adapter shall be provided on the MLB.

2.5.1.18.5   Side Ports

The Wildcat tablet shall have ports located on the right side of the unit to allow connection to external peripherals. The I/O connections identified in Table 2-18 are required to be installed internal to the tablet. The I/O connectors shall meet the environmental sealing requirements of section 3.2. These requirements may be met through the use of external connector covers or plugs, if desired. If external covers or plugs are used, they shall contain no loose parts that could be lost during field operation. While open, all sealing components shall remain fixed to the tablet structure.

All interface signals shall be protected up to the protection requirements of section 2.5.1.18.1.2. All signals shall include EMI protection as specified in section 2.5.1.18.1.3.

Table 2-18 — Side Port Connectors

No.	Connector	Description	Destination
1	USB	4-pin USB 2.0 Connector	External USB 2.0 Interface
2	Audio	RCA 3.5mm Stereo Mini-Phono Jack	External Speakers
3	Microphone	RCA 3.5mm Mini-Phono Jack	External Microphone
4	3.5mm Power	Standard External Power Jack	External Power, Nominal 15VDC @ 4A
5	P1394#2	6-pin P1394a Connector	External IEEE1394a Interface
6	VGA Video	VGA Port, see section 2.5.1.18.5.1	External Video
7	RJ45	10/100 Ethernet Jack	External LAN

Table 2-19 — Side Port Connectors, Group 2 (DELETED)

No.	Connector	Description	Destination

2.5.1.18.5.1   VGA Port

The Wildcat tablet shall include a standard, 15-pin VGA video port. The VGA port shall conform to the mechanical and electrical requirements of PC99 Specification.

Figure 2-4 — DVI Connector (DELETED)

Table 2-20 — DVI Connector Pinout (DELETED)

Pin	Function	Pin	Function

2.5.1.18.5.2   RJ11 Port (DELETED)

2.5.1.18.5.3   RJ45 Port

The Wildcat tablet shall include a standard IEEE 802.3 RJ45 connector supporting up to 100 Mbps as identified in Table 2-18.

2.5.1.18.5.4   Audio Port

The Wildcat tablet shall include a 3.5mm stereo headphone jack and a 3.5mm microphone input jack as identified in Table 2-18.

2.5.1.18.5.5   Power Input Port

The Wildcat tablet shall include a 2.5mm power connector jack as identified in Table 2-18. The power port shall support input voltages from 9 to 18 Vdc at up to 60 watts (nominal 15 Vdc, 4 amps). The power jack shall be compatible with the jack mounted on the docking stations to allow for common use of the docking station’s external power supply.

2.5.1.18.5.6   USB Port

The Wildcat tablet shall include a 4-pin USB 2.0 Type A compatible connector as identified in Table 2-18.

2.5.1.18.5.7   IEEE1394 Port

The Wildcat tablet shall include a 6-pin IEEE 1394a, Type A compatible connector as identified in Table 2-18.

2.5.2   Docking Station Requirements

The baseline Wildcat family of products includes two custom docking solutions supporting both indoor desktop operation, service bay wall-mounted operation and field ruggedized vehicle-mounted operation. Each docking station solution shall be configurable to accommodate all three members of the Wildcat family mounted in either a landscape or portrait configuration. The following sections provide a high level definition of the docking station requirements. Detail docking station requirements shall be controlled through a separate Product Requirements Document, document number DOC20020019.

A minimal proposed docking solution would be composed of two functional modules. These functional modules are the Docking Interface Module (DIM) and the Remote Electronics Module (REM). These modules are common to both the vehicle docking installation and the desktop docking installation. The DIM, described in section 2.5.2.1, provides the interface to the tablet’s docking interface connector and functions as a “mini port replicator”. The REM, described in section 2.5.2.1.7, contains electronics to support a CDROM/DVD, an optional Hard Disk Drive, and an optional Floppy Disk Drive. The REM also contains a universal power supply to support externally connected peripherals. Functional block diagrams for the two docking modules are presented in Figure 2-5.

To customize the two standard modules for their intended operating environment, the Wildcat product family also includes two custom adapter kits. The Desktop Adapter Kit, described in section 2.5.2.2.6.5, provides a stylized mounting stand, enclosure and bezel assembly for the DIM and REM modules that adapt them for use in an office environment. The Vehicle Adapter Kit, described in section 2.5.2.4, provides a ruggedized vehicle mount for the DIM and a watertight bezel assembly for the REM. The Vehicle Adapter Kit customizes the docking station components to allow them to survive the more harsh environmental conditions encountered in mobile and vehicle operating environments.

Figure 2-5 - Docking Station Functional Block Diagram

[***]

2.5.2.1   Docking Interface Module (DIM)

The DIM should contain no active electrical components and shall function as a simple port replicator for standalone applications. The DIM shall contain an interface connector to allow connection to the Remote Electronics Module, providing additional expansion capability for more complex installations. The DIM shall contain a row of interface connectors along the lower edge for connection to external peripherals. The DIM shall be designed to provide the smallest thickness possible in order to provide flexibility in vehicle mounting and remain free of the vehicle airbag zone. The DIM shall be designed to meet all of the environmental requirements of section 3.2 except that the DIM shall be exempt from the Blowing Rain requirements of section 3.2.6 and the Salt Fog requirements of section 3.2.9.

When used in a vehicle environment, the DIM shall provide a means of locking the tablet in position and holding the tablet during the crash load conditions identified in section 3.2.15. The locking

[***]                   Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

mechanism shall allow the tablet to be easily removed from the DIM for mobile operation. A key lock shall be provided in vehicle applications to lock the tablet to the DIM. When mounted in a vehicle, the DIM enclosure shall be grounded to the vehicle structure to minimize EMI and radiated emissions.

2.5.2.1.1   Docking Interface Connector

The DIM shall contain a docking connector to mate with the docking interface on the Wildcat tablet. The docking connector shall use spring-loaded contacts to ensure reliable connection to the tablet and minimize the effects of manufacturing tolerances. The DIM shall include internal switching circuitry on the Docking Interface such that the docking port connections are electrically isolated except while the tablet is docked in the docking station. The physical presence of the tablet and the presence of the Dock Indicator shall be used to enable signals to the docking interface. To allow for safe operation in the presence of flammable or explosive atmospheres, the internal switching circuitry shall ensure that no signals are activated until the tablet is firmly docked and all electrical connections have been made to reduce the chance of arcing of the contacts.

2.5.2.1.2   Power Input Port

The DIM shall include a 2.5mm power connector jack to provide a means of powering the tablet from vehicle or desktop power. Power input to the DIM shall be 9 to 18 Vdc, 60 watts (nominal 12 Vdc, five (5) amps). The DIM shall contain over voltage and surge suppression circuitry in accordance with the requirements of section 2.5.2.2.6.4.

2.5.2.1.3   USB Port

The DIM shall include an integrated USB 2.0 Type A connector along the bottom edge. The USB signals shall be a pass of signals from the tablet’s docking station interface. The USB interfaces shall meet the protection and EMI requirements of sections 2.5.2.5.2 and 2.5.2.5.3.

2.5.2.1.4   RJ45 Port

The DIM shall include a standard IEEE 802.3 RJ45 connector along the bottom edge. The RJ45 connector shall be capable of supporting up to 100 Mbps. The RJ45 signals shall be a pass through of the LAN signals from the tablet’s docking station interface. The interface shall meet the protection requirements of sections 2.5.2.5.2 and 2.5.2.5.3.

2.5.2.1.5   Video Port

The DIM shall include a standard, high-density 15-pin VGA compatible connector along the bottom edge. The VGA connector shall provide for a pass through of the analog video output from the tablet’s docking station interface.

2.5.2.1.6   Audio Port

The DIM shall provide 2.5mm phone jacks, along the bottom edge, for connection of external stereo audio equipment and an external microphone input. The signals for these connectors shall be a pass through of the audio signals from the tablet’s docking station interface. The interface shall meet the protection requirements of sections 2.5.2.5.2 and 2.5.2.5.3.

2.5.2.1.7   REM Interface Port

The DIM shall contain an industry standard D15 connector, along the bottom edge, for connection to the Remote Electronics Module (REM). The REM interface connector shall pass through one channel of USB 2.0 and the single channel of IEEE1394 signals to the REM. The interface shall also provide multiple power and ground pins to allow the tablet to be powered from the REM. The REM connectors shall also provide one chassis ground pin to allow for connection of the shields in the interfacing cable.

2.5.2.1.8   External Power Indicator

The docking interface module shall include a green indicator light to indicate that external power is being applied. The indicator light shall be illuminated whenever the external voltage applied to the DIM is greater than 9 volts. The indicator light shall be readily visible to the user when the DIM is used in either a desktop or vehicle installation.

2.5.2.1.9   REM Remote Power Switch

The docking interface module shall include a remote power switch to control power in the remote electronics module (if attached). The remote power switch shall supply a ground/open output discrete to the REM to allow it to perform power switching. The output discrete shall be grounded (impedance to ground < 100 milliohms) when the switch is in the ‘ON’ position and shall be open (impedance to ground > 10 Meg Ohms) when in the ‘Off’ position. The remote power switch shall be easily accessible to the user in either the desktop or vehicle installation. The DIM module shall also include a red indicator light to indicate when power is being supplied to the REM module. The indicator light shall be lit whenever external power is being received from the REM module. If no REM is attached, the remote power switch shall have no effect and the indicator light shall remain in the off condition. The docking interface module shall include a yellow over/under temperature LED to indicate when the REM is operating outside its design limits. This LED shall be driven from the 5Vdc OVERTEMP output discrete from the REM.

2.5.2.1.10   External Radio Antenna

The docking interface module shall include a BNC style connector to allow the installation of a remote antenna supporting CDPD/GPRS radio operation. The antenna connector shall be internally connected to the 50 ohm docking port COAX pin interface. The docking interface shall also include a wrap back ANTENNA discrete to allow automatic switching of the radio antenna source within the tablet.

2.5.2.2   Remote Electronics Module (REM)

The Wildcat docking solution shall include a Remote Electronics Module (REM) to provide for additional expansion of the system in complex installations. The REM shall be configurable for use in either a vehicle or a desktop environment. In the vehicle configuration, the REM shall be sealed to meet the full environmental requirements of section 3.2. When configured for use as a desktop installation, the REM meet standard office design standards and shall be exempt from the environmental requirements of sections 3.2.6, 3.2.7, 3.2.8, 3.2.9 and 3.2.10.

2.5.2.2.1   Main Logic Board Primary Components

The REM contains a single main logic board containing a 5-port USB 2.0 compliant hub, a USB to Floppy Disk controller, a three-channel IEEE 1394a Firewire hub, and a 1394 to ATA/66 Bridge. The REM shall also contain a wide input voltage power supply to provide power to internal and external components. The REM shall provide two (2) standard 5” drive bays capable of containing an up to two ATAPI compatible devices (internal DVD/CDR/CDROM drive or optional 2.5” Hard Disk Drive), or one ATAPI compatible device and an optional Floppy Disk drive. The REM shall also contain sealed connectors to allow attachment of external USB 2.0 or IEEE1394 peripherals, as identified in the following sections.

Table 2-21 — Remote Electronics Module MLB Components

Ref	Component	Description	Supplier	PN
	IEEE1394 Interface	Three (3) channel Transceiver	Lucent FW803	TBD
	ATA/66 Bridge	ATA/ATAPI-5 Compliant ATA/66 Performance PIO Mode 0-4, DMA Mode 0-2 Ultra DMA Mode 0-4	Indigita	IND80C09
	USB 2.0 Hub	5 Port USB 2.0 Compliant	NEC	µPD72012
	USB to Floppy Disk Bridge	720k, 1.44MB	SMSC	USB97CFDC
	Floppy Disk Drive	720k, 1.44 MB	Teac	TBD
	DVD/CDROM	4 x DVD 24 x CDROM	Various	TBD
	HDD	Optional 2.5” 20 GB, 40 GB	Toshiba	MK4018GAP (40gb) MK2018GAP (20gb)

2.5.2.2.2   Internal IDE Interface

The REM shall include circuitry to provide an industry standard ATA/ATAPI-5 compliant IDE interface driven from the tablet’s IEEE1394a serial bus. The interface shall support high-speed ATA/66 transfers. The interface shall also support PIO Mode 0-4, DMA Mode 0-2, and Ultra DMA Mode 0-4. The REM shall contain mounting provisions for an internal ATA/ATAPI CDROM and an optional 2.5” HDD. The tablet shall support booting from either of the REM internal ATA/ATAPI devices.

2.5.2.2.3   USB Floppy Disk Interface

The REM shall contain circuitry to provide an industry standard 1.44 MB Floppy Disk Drive interface driven from the tablet’s USB 2.0 interface. The tablet shall support booting from the external floppy disk drive.

2.5.2.2.4   Internal Power Supply

The REM shall contain an internal DC-DC power supply to provide the following outputs. Power outputs from the docking station to the Wildcat tablet and all external peripherals shall be short circuit and over voltage protected in accordance with sections 2.5.2.5.1 and 2.5.2.5.2.

•                  Unregulated +15 VDC, 4-amp output to the DIM for driving the docked tablet.

•                  Regulated +5 VDC and  +12 VDC to support internal drives, internal circuitry and integrated peripherals.

•                  Four (4) regulated +5 VDC, 500 ma outputs to support external USB connections.

•                  Two (2) regulated +5 VDC, 1000 ma outputs to support external 1394 connections.

The REM power supply shall include an over temperature and under temperature sensor to protect the REM components from operation outside the design temperature limits. The over temperature sensor shall remove power from the REM components when the internal temperature of the REM module exceeds 80°C. The low temperature sensor shall remove power from the REM components when the temperature is below -25°C. A +5v, 30ma. OVERTEMP discrete shall be activated whenever an over or under temperature condition exists and the power supply is commanded on through the remote interface.

2.5.2.2.5   Remote Power Switching

The REM module shall accept a ground/open remote power input discrete from the docking interface module to control power to the REM. When the signal is present (ground), the REM shall engage input power to the internal power supply and shall supply charging voltage to the DIM. When the remote power switch is inactive (open), the REM shall remain in a power off condition.

2.5.2.2.6   I/O Port Assignments

The REM shall contain the output connections identified in the following sections and summarized in Table 2-22. The REM shall also contain two (2) additional DB9 connector knockouts and two (2) additional DB15 knockouts to allow for future I/O expansion. The expansion connector locations shall be fully sealed to the environmental requirements of section 3.2.

Table 2-22 — REM External Connectors

Px	Connector	Description	Destination	Comments
1	DB9 Female	USB 2.2 Ports 1 & 2	Undefined	Internal +5VDC, 500ma max. each channel
2	DB9 Female	USB 2.2 Ports 3 & 4	Undefined	Internal +5VDC, 500ma max. each channel
3	DB15 Female	IEEE 1394 Channels 1 & 2	Undefined	Internal +5VDC, 1000ma max. each channel
4	MS3102E-10SL-3P	Power Input, 3x 16ga, MIL-C-5015 Series 1	External Power	9-36VDC, 6A max.
5	DB 15 Female	REM Interface Connector	DIM	USB 2.0, IEEE1394, Tablet Power
5	DB9 Male	CAN Bus Ports 1 & 2	CAN	Not populated, DB9 knockout location only

2.5.2.2.6.1   IEEE1394 Ports

The REM shall include an integrated IEEE1394a compliant hub controller providing two (2) IEEE 1394a compliant ports on the backside of the housing. The 1394 hub controller shall be driven by the Wildcat tablet IEEE1394a output. These ports shall be supplied through a single 15-pin, female D connector. The connector shall be sealed to IP67 requirements and the environmental requirements of section 3.2. The two 1394 interfaces shall be protected internally to the requirements of sections 2.5.2.5.2 and 2.5.2.5.3. The REM shall provide +5 VDC, 1A (max) power to each of the 1394 ports. The power outputs shall be protected to the requirements of section 2.5.2.2.6.4.

2.5.2.2.6.2   USB Ports

The REM shall include an integrated USB 2.0 compliant hub controller providing four (4) USB 2.0 ports on the backside of the housing. The USB hub shall be driven from the tablet USB 2.0 output. The four (4) USB ports shall be brought out to two (2) industry standard 9-pin, female D connectors located on the backside of the REM housing. The four USB interfaces shall meet the protection requirements of sections 2.5.2.5.2 and 2.5.2.5.3. The REM shall provide +5 VDC, 0.5A (max) power to each of the USB ports. The power outputs shall be protected to the requirements of section 2.5.2.2.6.4.

2.5.2.2.6.3   Power Input Port

The REM shall include a 3-pin MIL-C-5015 Series 1 connector to provide input power as identified in Table 2-22. One pin shall be used to bring out chassis ground to allow grounding of the REM to the vehicle structure to minimize EMI & radiated emissions.

2.5.2.2.6.4   REM Interface Port

The REM shall include an industry standard, 15-pin female D type connector to provide an interface for connection to the Docking Interface Module as identified in Table 2-22.

2.5.2.2.6.5   CAN Bus Interface

The REM shall contain provisions to allow the field installation of a USB to Controller Area Network (CAN) adapter as shown in Table 2-23. The USB-to-CAN adapter provides two (2) CAN bus channels driven from a single USB data port. The main logic board shall contain a 4-pin header connector providing access to one of the integrated USB 2.0 ports. The header shall also provide +5 Vdc and Ground connections to allow installation and attachment of the CAN adapter. The REM housing shall provide sufficient internal volume to allow the adapter to be installed above the logic board. The I/O area of the REM chassis shall contain two DB-9 connector knockouts to allow field installation of the CAN bus interface connectors.

Table 2-23 — CAN Bus Adapter

Item	Description
Suggested Supplier	IXXAT Automation GMBH
Link	http://www.ixxat.de/
Model	USB-to-CAN
PC Interface	USB 1.1, 12 Mbit/s
CAN Bus Interface (2)	ISO/IS 11898, Sub D9 connector to DS 102
Power	5 VDC, 200ma (typical) provided by USB port
Size	165 x 85 x 32 mm

2.5.2.3   Desktop Adapter Kit

The Wildcat docking station package shall include a customization kit to allow operation of the docking station in an office environment. As a minimum, the Desktop Adapter Kit shall contain the following components:

•                  DIM Mounting Adapter: The DIM Mounting Adapter shall provide a means of customizing the Docking Interface Module to allow it to function as a desktop cradle for the Wildcat tablet. The adapter shall be configurable for height and adjustable in rotation about the horizontal axis to allow the user to adjust the tablet for optimum viewing angle. The DIM mounting adapter shall provide the ability to be assembled to the REM module as a single integrated unit. The DIM adapter shall also provide the ability to be used alone as a minimal desktop installation.

•                  REM Adapter: The REM Adapter shall provide a means of enclosing the REM module in a stylish desktop case that is coordinated with the Wildcat tablet industrial design. The adapter shall include a front bezel assembly, a stylish enclosure and internal adapter cables. The customized enclosure shall provide a 2.5mm power jack, four (4) USB Type

A and two (2) IEEE1394a Type A connectors on the back surface. Internal cables shall be used to adapt the REM I/O connectors to industry standard connectors.

2.5.2.4   Vehicle Adapter Kit

The Wildcat docking station package shall include a customization kit to allow operation of the docking station in a mobile or vehicle environment. As a minimum, the Vehicle Adapter Kit shall contain the following components:

•                            DIM Vehicle Mounting Adapter: The DIM Vehicle Mounting Adapter shall provide a means of customizing the Docking Interface Module to allow it to be attached to a vehicle mount. The vehicle mount shall be provided by Xplore Technologies and shall be customized for each installation. The adapter shall provide an adjustment in height and in rotation about the horizontal and vertical axes to allow the installer to adjust the tablet for optimum viewing angle. Once installed, the adapter shall be locked in the desired position. It is not necessary for the end user to be able to adjust tablet orientation after the mount has been installed. The mounting adapter shall provide a means of locking the tablet into the DIM if that capability is not provided by the DIM itself. Once installed in a vehicle, the DIM, mounting adapter and tablet shall meet the crash safety requirements of section 3.2.15.

•                            REM Vehicle Mounting Kit: The vehicle REM mounting kit shall include a bracket assembly that may be used to mount the REM in a suitable location on the vehicle. The mounting adapter kit shall include a watertight bezel assembly to seal the CDROM and Floppy drive access. The bezel assembly shall include a hinged door with quick release fasteners to provide easy access to the drives when necessary. With the door closed, the REM shall meet all environmental requirements of section 3.2 and 3.3.

2.5.2.5   General Interface Requirements

All docking module interfaces shall conform to the following protection requirements.

2.5.2.5.1   Power Input Requirements

All power inputs shall include over voltage and over current protection circuitry to protect the dock circuitry against input voltages that fall outside the nominal voltage range. The power inputs shall be capable of withstanding input voltages up to 36 volts continuously, up to 50 volts for transients of 50 milliseconds or less and surge transients of up to 100 volts for 50 microseconds or less. The power inputs shall also contain surge suppression circuitry to clamp the input voltage to 100 volts or less up to a peak pulse power rating of 1500 watts. The power input protection circuitry shall automatically reset upon removal of the out of tolerance condition. No fuses or circuit interruption devices shall be used which require the unit to be opened to reestablish proper operation after exposure to over voltage or over current conditions. All over voltage and surge voltage circuit protection features shall be operational with the docking station and associated tablet either operational or shut down.

2.5.2.5.2   I/O Over/Under Voltage Protection

All external inputs and outputs from the docking stations shall include protection from under voltage, over voltage and external shorts to ground. All external I/O shall be protected against input voltage spikes of three (3) times the maximum working voltage for a period of 50 milliseconds. As a minimum, all external I/O connections shall have catch diodes to Vcc and Ground to limit input voltages to Vcc + 0.6 VDC and Vss — 0.5 VDC.

2.5.2.5.3   EMI Protection Requirements

All external inputs and outputs from the Wildcat tablet shall include circuitry to minimize the conduction of EMI to the outside. In addition, all inputs and outputs shall contain protection from externally generated EMI up to the susceptibility levels identified in Section 3.3.3. All signal I/O shall include input and/or output filtering to meet the conducted and radiated susceptibility requirements of section 3.3.

2.5.3   Desktop Power Supply

The Wildcat product family shall include a universal DC power supply for use in a desktop environment. The external power supply shall be powered from A/C power and shall be auto switching over the input range 100 to 240 VAC, 50 to 60 Hz. The power supply shall supply a nominal +15 VDC at a maximum output current of 4 amps (60 watts). The power supply shall be fitted with a detachable UL/CSA approved 6-foot power cord. The power cord shall be configured with a LP-5W polarized wall connector and LS-7C power supply connector (reference LineTek http://www.linetek.com.tw/linetek e/products/products1-1asp). The power supply shall have a 6-foot extension cable for connection to the tablet PC. The extension cable shall have a power connector compatible with the tablet and docking interface adapter connectors identified in sections 2.5.1.18.5.5 and 2.5.2.1.2.

2.6   Functional Requirements

The tablet shall meet the following functional requirements.

2.6.1   Thermal Management

The wildcat tablet shall implement passive cooling through the tablet enclosure. The use of heat exchangers or internal fans shall require the specific approval of Xplore Technologies. The tablet shall contain active power management to reduce the internal thermal load during high temperature operation. Using power management, the tablet shall be operational over the temperature range specified in section 3.2.1.

2.6.1.1   Temperature Monitoring

The Wildcat tablet shall implement temperature monitoring of critical components. As a minimum, the tablet shall monitor the temperature of the components identified below. The tablet software shall be capable of generating an alert to the user for both high and low temperature out of tolerance conditions as identified below. Basic operation shall be in accordance with Figure 2-6 and the following sections.

•                            CPU utilizing the embedded on-die thermal diode

•                            Primary Battery utilizing its embedded thermister

•                            HDD ambient air temperature

•                            LCD ambient air temperature

•                            GMCH/ICH utilizing thermister on MLB

Figure 2-6 — Tablet Thermal State Diagram

2.6.1.2   High Temperature Operation

The Wildcat tablet BIOS shall monitor the critical components identified in section 2.6.1.1 and shall implement a thermal protection scheme to prevent damage to any of the critical components in the tablet due to operation outside their operating limits. As a minimum, the thermal protection software shall implement the thermal protection protocols identified in Table 2-24 — Thermal State Definitions.

Table 2-24 — Thermal State Definitions

Thermal State	Temperature	Functional Mode	Description
TZ0	Tm < Tcl	Low Temperature Shutdown	Tablet held in shutoff state, requires reboot
TZ1	Tcl < Tm < T0	Normal Operation	Full Performance Operation
TZ2	T0 <Tm <T1	SpeedStep Operation	Low Performance Operation
TZ3	T1 < Tm < T2	Fan Operation	Low Performance Operation with Fan On
TZ4	T2 < Tm < T3	High Temperature Alert	Visual and Audible Warning to User
TZ5	Tm > Tch	High Temperature Shutdown	Tablet held in shutoff state, requires reboot

Notes:	Tcl	= Critical low temperature limit for any tablet components identified in section 2.6.1.1
	Tch	= Critical high temperature limit for any tablet components identified in section 2.6.1.1
	T0-T3	= Control temperatures determined during engineering development
	Tm	= Measured temperature of any of the components identified in section 2.6.1.1

2.6.1.3   Low Temperature Operation

The Wildcat tablet thermal protection software shall implement power control to critical components to prevent damage due to operation at low temperatures. This control shall include at least the following areas:

•                            Tablet Low Temperature Shutdown — The tablet critical operating temperature shall be the lower limit of the operation temperature range identified in section 3.2.1. Based on the ambient temperature readings taken from the LCD and HDD ambient sensors, the thermal protection software shall maintain the tablet in the OFF state when either of these readings is below the lower operating limit. Upon attempting to boot under this condition, the system BIOS shall emit a Critical Temperature alarm beep during POST and shall return to the OFF state. The system status LED shall indicate a fault condition (ST4 state) as identified in section 2.5.1.13.

•                            Liquid Crystal Display — The LCD critical operating temperature shall be —10 degrees C. Based on the ambient temperature readings taken from the LCD ambient sensor, the thermal protection software shall maintain the LCD in the OFF state when the reading is below the critical limit. Upon attempting to boot under this condition, the system BIOS shall emit a Critical Temperature alarm beep during POST and shall continue to boot normally. The BIOS shall maintain the LCD in the OFF state. The system status LED shall indicate a warm up condition (ST5 state) as identified in section 2.5.1.13. After the LCD warms to above the critical temperature, the BIOS shall power up the display and continue normal operation.

2.6.1.4   Over Temperature Alarm

The Wildcat tablet shall be capable of generating a high temperature alarm to the user if any of the critical components exceeds their appropriate design limits (Thermal State TZ4). The set point for the over temperature alarm shall be settable for each of the components independently through the system BIOS. The BIOS shall support the ability to enable and/or disable both audible and visual alerts to the user.

2.6.1.5   Low Temperature Alarm

The Wildcat tablet shall be capable of generating a low temperature alarm to the user if any of the critical components exceeds their appropriate design limits (Thermal State TZ0) during normal tablet operation. If the tablet is operating when the condition is detected, the tablet shall continue to operate until it is rebooted. If the condition is detected at system boot, then the operation shall be in accordance with section 2.6.1.3. The set point for the low temperature alarm shall be settable for each of the components independently through the system BIOS. The BIOS shall support the ability to enable and/or disable both audible and visual alerts to the user.

2.6.1.6   Temperature Histogram

The Wildcat tablet shall maintain a log of the number of power on cycles experienced and a long-term histogram of the operating environment seen by the tablet over its operational life. As a minimum, the readings for the LCD ambient sensor, the HDD ambient sensor, the CPU and the Battery shall be recorded. Data for the histogram shall be collected at least once every 15 minutes of operation for a projected product lifecycle of 4 years. The histogram shall provide for a resolution of at least 5 degrees C over the range of -5 to +125 degrees C. In addition to the temperature histogram, the tablet shall maintain an event log with timestamp for any out of tolerance temperature condition, either high or low, along with the identity of the component that registered the event. The event log, temperature log and temperature histogram data shall be able to be read by a utility program running under Windows.

2.6.2   Battery Charge Regulation

The Wildcat tablet’s internal battery charger circuitry shall implement a smart charging scheme to regulate charge current and charge algorithm based on operating condition. The current status of the battery charger shall be able to be monitored using a Windows battery charger utility program. The charge algorithm and cutoff limits for each operating condition shall be reprogrammable. Thermal monitoring software shall be used to control the operation of the battery charger and to prevent damage to the battery in over/under temperature conditions. Operation of the charger circuitry shall be in accordance with the following sections and Figure 2-7.

Figure 2-7 — Battery Charger Thermal State Diagram

2.6.2.1   Normal Operation

During normal operation the battery charger shall maintain the primary battery between a maximum of 4.2 volts/cell (charging cutoff) and 3.0 volts/cell (discharge cutoff). The battery shall monitor each cell individually to ensure that no cell is charged or discharged beyond these limits. The charger shall implement a constant current charge algorithm with a switch to a constant voltage charge upon reaching the charging cutoff voltage. The charging circuitry shall constantly monitor input voltage and input current. Actual charging current shall be continuously adjusted based on tablet internal power consumption and external input voltage to limit power draw from the external source to 60 watts maximum (4.0 amps at a nominal input voltage of 15 volts).

The charger shall contain failsafe circuitry to protect the battery in the event of failure of the charging circuitry. The failsafe circuit shall limit charging current to below a C/2 rate (2 amps peak with the baseline Valence 4120 cells) under all charge conditions. The failsafe circuitry shall also protect against over charge or discharge of any battery cell beyond the range of 4.5 to 2.4 volts.

2.6.2.2   High Temperature Operation

For battery temperatures above 30°C, the battery charger shall adjust the discharge cutoff voltage to a higher value based on measured battery temperature. The cutoff voltage shall be linearly scaled from 3.0 volts at 30°C to 3.6 volts at 60°C. For battery temperatures above 45°C, the maximum charge current allowed shall be reduced to prevent excessive battery internal temperatures. The maximum allowable charge current shall be scaled linearly from a C/2 rate at 45°C to a C/10 rate at 60°C. Actual charge current shall be adjusted as required to maintain battery temperature at or below 60°C. Battery charging shall be inhibited for battery temperatures above 60°C. Critical shutdown temperature for the battery shall be 70°C. The high temperature limit for battery charging and critical system shutdown shall be programmable through the tablet BIOS.

2.6.2.3   Low Temperature Operation

Battery charging shall be inhibited for battery temperatures below -10°C. The low temperature limit for battery charging shall be programmable through the tablet BIOS.

2.6.3   Power Consumption

The Wildcat tablet shall contain active power management to maximize battery run time and reduce the internal thermal load on the tablet. The maximum power consumption with all internal components active shall be less than 22 watts, excluding the power consumed by any installed factory options. An estimate of the power consumed by the individual components is given in Table 2-25

Table 2-25 — Estimated Power Consumption

Item	Voltage (DC)	Current (mA)	Power (W)	Remarks
Intel Plll 800/400	1.1	6360	7.0/0.5	SpeedStep
MLB	1.25		2?	M82830
MLB	1.8/3.3	440/420	2.18	M82801
MLB	3.3	100.3		82562ET
MLB	3.3		2?	PCI4410A
MLB	5.0/3.3	100/40	.33	AD1885 Audio Chip
MLB	3.3	600	2+	256MB SODIMM
MLB	3.3		?	Mini-PCI
HDD	5.0	700	3.5	Toshiba 20GB 2.5”
LCD & Backlight	3.3		3.7 typ	Toshiba LTM10C313K
PCMCIA	3.3	600	2.0
USB	3.3	500	1.7

2.6.3.1   Battery Run Time

The Wildcat tablet primary battery shall provide at least four (4) hours runtime, with power management active, as measured by the Ziff Davis Business Winstone 2001 BatteryMark program. The design goal is to provide at least six (6) hours runtime. The BIOS shall implement programmable power saving profiles to allow for maximizing the total battery run time.

2.6.3.2   Battery Suspend Time

The Wildcat tablet shall provide at least 96 hours of runtime with the system in an S3 (suspend to RAM) state, assuming a fully charged battery.

2.6.3.3   Low Battery Operation

The Wildcat tablet shall implement a low battery alarm and indicator using the front panel status LED as identified in section 2.5.1.13. There shall be two levels of low power alarm that may be set in the system BIOS.

When operating in the S0 state (normal G0 global operation state), upon reaching a battery capacity of 10%, the system shall enter the ST3 alert state as indicated in section 2.5.1.13. The user shall be provided with a visual indication of low battery and the system shall enter the Battery Optimized power management mode as identified in section 2.7.2.1. The user shall also be provided with an audible alert. The audible alert may be disabled in the system BIOS.

When operating in the S0 state (normal G0 global operation state), upon reaching a battery capacity of 3%, the system shall enter the ST4 alert state as indicated in section 2.5.1.13. The user shall be given notice that the system will be entering a hibernate mode and shall be instructed to perform a normal exit from any running applications. Upon reaching 1% remaining capacity, the system shall automatically enter the S4 sleep state, saving all user data and CPU context information to hard disk.

When operating in any of the S1 through S3 sleep states, the system shall not perform the user alert processing identified in this section. However, upon reaching 1% remaining capacity, the system shall automatically enter the S4 sleep state, as identified above. To minimize S3 entry latency, it’s probably desirable to implement the S3->S4 transition using an intermediate step at S0, but it’s not required.

2.6.4   Hot Docking Support

The Wildcat tablet shall support surprise connection and disconnection of devices from the USB and IEEE 1394 connections. The Wildcat tablet shall provide a means for the user to identify that the tablet is being undocked and a visible indication when undocking is allowed as required by the Microsoft Tablet PC specifications. Reconnection of external peripherals shall be automatic upon docking with the docking stations identified in section 2.5.2. Interlocks shall be provided on all power and signal lines as identified in sections 2.5.1.18.3 and 2.5.2.1.1 to protect against arcing for operation in hazardous atmospheric conditions.

2.7   Software Requirements

The following sections outline specific software requirements peculiar to the Wildcat tablet.

2.7.1   Operating System Software

The Wildcat tablet shall support installation and operation using Windows 2000 Professional, Windows XP Professional and Windows XP for Tablets (when available). All driver development performed for the Wildcat program shall support all of the above operating systems.

2.7.2   Application Software

The Wildcat development program includes the development of custom Windows Control Panel Applications (or the modification of existing Windows generic Control Panel Applications) to allow for the proper control of the Wildcat unique interfaces. The items identified below are suggested implementations. The system developer is free to define an alternate means for providing the necessary features and configurability.

2.7.2.1   Power Management Control Panel

The Wildcat tablet shall be provided with a control panel application to allow the user to control the operation of the power management features built into the tablet. This software may be an extension to the standard Windows power management software or may be a completely new application. The power management software shall allow the user to create, edit, delete and activate unique power management profiles to customize the operation of the power management software for specific applications. The power management software shall provide, as a minimum, the following capabilities:

•                            A/C Power Profile: The power management software shall provide one setting for use when the tablet is running off external power. This mode shall default to a performance profile with the CPU at maximum speed, the backlight at full brightness and all power saving timeouts disabled. The user may edit this profile through the power management control panel application. However, all changes made shall apply to the current session only and shall default to the original system profile upon reboot of the system. Permanent changes to the A/C Power Profile are not allowed.

•                            Battery Optimized Profile: The power management software shall provide at least one battery optimized setting for use when the tablet is running off internal battery power. This mode shall default to a maximum battery life profile with the CPU in its battery optimized mode, the backlight to minimum, and all peripheral timeouts set to minimum. The user may edit this profile through the power management control panel application. However, all changes made shall apply to the current session only and shall default to the original system profile upon reboot of the system. Permanent changes to the Battery Optimized Profile are not allowed.

•                            User defined Profiles: The power management software shall allow the user to create, edit, copy and delete any number of user defined power management profiles. These profiles shall be saved to hard disk and shall be accessible for user selection through a Windows system tray icon. Within each profile, the user shall be allowed to set the power saving mode for the following:

•                            CPU speed: The CPU speed may be set between four (4) levels (Low, Mid, High, Full). The specific CPU speed settings corresponding to these settings shall be determined during development.

•                            Display Brightness: The backlight level shall be settable between three (3) levels (Low, Mid, High). The specific brightness level corresponding to these settings shall be determined during development.

•                            Backlight Timing: The timeout for the backlight shall be settable to the following times: 1, 2, 3 and 5 minutes, then 5 minute intervals to 30 minutes, then 15 minute intervals to 1 hour, then 1 hour intervals to 5 hours and Never. After the timeout, if no user activity has been detected, the backlight shall be turned off. The backlight shall be restored to its previous value upon detection of any user interaction (keyboard entry, mouse movement, digitizer input, etc.).

•                            Hard Disk Timing: The timeout for the internal hard disk drive shall be settable to the following times: 1, 2, 3 and 5 minutes, then 5 minute intervals to 30 minutes, then 15 minute intervals to 1 hour, then 1 hour intervals to 5 hours and Never.

After the timeout, if no user activity has been detected, the hard disk drive shall be turned off.

•                            System Standby: The timeout for going to standby mode shall be settable to the following times: 1, 2, 3 and 5 minutes, then 5 minute intervals to 30 minutes, then 15 minute intervals to 1 hour, then 1 hour intervals to 5 hours and Never. After the timeout, if no user activity has been detected, the system will automatically enter the sleep state selected in the System BIOS.

•                            System Hibernate: The timeout for going to hibernate mode (S4) shall be settable to the following times: 1, 2, 3 and 5 minutes, then 5 minute intervals to 30 minutes, then 15 minute intervals to 1 hour, then 1 hour intervals to 5 hours and Never. After the timeout, if no user activity has been detected, the system will automatically enter the S4 hibernate state, saving all CPU and memory context to hard disk. Recovery from the S4 state shall require a reboot of the system but system context shall be restored.

The A/C Power Profile shall be selected automatically by the system whenever the system detects that external power is being supplied. Whenever the system detects that the system is running off internal battery power alone, the power management software shall activate the last user profile selected. The user profile selection shall persist across system power cycles. If no user profiles are defined, or none have been selected, then the system will automatically select the Battery Optimized Profile.

2.7.2.2   Digitizer Control Panel

The Wildcat tablet shall be provided with digitizer utility software to allow for testing and calibration of the installed digitizer (RF, resistive or both as appropriate). The number or points of calibration and the pattern of the calibration points on the screen shall be selectable by the user. The calibration data shall be stored to the hard disk drive or within the digitizer controller and automatically restored upon system boot up.

2.7.2.3   Monitor Control Panel

The Wildcat tablet shall be provided with a customized version of the Windows Display control panel application. This customization shall allow for setting the Advanced features of the display control based on the video system provided in the Wildcat tablet.

2.7.2.4   Keypad Control Panel

The Wildcat tablet keypad shall be designed to be identified by the system as a standard USB keyboard device. Standard windows software shall be provided to allow for mapping of the keypad function keys to specific operating system commands.

2.7.3   Utility Software

The Wildcat development program shall include the development of the following utility software applications.

2.7.3.1   BIOS Setting Utility

The Wildcat shall be provided with a Windows utility application that allows selection and setting of all BIOS level functions. The selected BIOS functions shall become effective immediately upon closing the application. A reboot of the system is allowed if necessary to enable any changes.

2.7.3.2   Firmware Reprogramming Utility

The Wildcat tablet shall be provided with a DOS utility for reprogramming all configurable embedded firmware. This shall include the System and Keyboard BIOS, the touch screen controllers, the front panel controller, the power supply controller and any other configurable component. One time programmable components are exempt from this requirement. The reprogramming utility shall allow for booting the system from any internal or external device (USB, IEEE 1394, CDROM) and uploading the embedded firmware code. The system and keyboard BIOS shall also be in-circuit reprogrammable remotely through the BTO access panel as specified in section 2.5.1.7.2.

2.7.3.3   Hardware Diagnostics Utility

The Wildcat tablet shall be provided with a Windows utility program for system test and system diagnostics. This utility program shall be capable of reading out the system temperatures, both real time and those saved by the temperature monitoring circuitry identified in section 2.6.1.1. The utility shall allow all temperature and diagnostic data to be stored to hard disk in a comma-delimited format.

2.7.3.4   Charger Control Utility

The Wildcat tablet shall be provided with a Windows utility program to control and reprogram the battery charger system. The utility shall allow the user to modify the charging system parameters and charging algorithm and reprogram the charger controller firmware.

2.7.4   BIOS Software

The Wildcat tablet hardware design and supporting BIOS shall be compatible with Microsoft PC2001 System Design Requirements and Windows XP Tablet PC Specifications. This shall include, but not be limited to, compliance with the following specifications and requirements:

1394 Open Host Controller Interface Specification, Release 1.1

http://www.microsoft.com/hwdev/1394/

http://developer.intel.com/technology/1394/download/ohci_11.htm

1394 Trade Association Power Specification Part 1: Cable Power Distribution

1394 Trade Association Power Specification, Part 3: Power State Management

ftp://ftp.p1394pm.org/pub/p1394pm/

Accelerated Graphics Port Interface Specification, Revision 2.0

http://developer.intel.com

“ACPI Docking for Windows 2000”

http://www.microsoft.com/hwdev/onnow/ACPIdock.htm

Advanced Configuration and Power Interface Specification, Revision 2.0 (ACPI 2.0)

http://www.teleport.com/~acpi/

AGP Pro Specification, Revision 1.1a

http://www.agpforum.org/downloads/apro_r10.pdf

Application Specification for Microsoft Windows 2000, for desktop applications, Version 1.0

http://msdn.microsoft.com/certification/appspec.asp

AT Attachment with Packet Interface — 5 (ATAIATAPI-5)

ftp://fission.dt.wdc.com/pub/standards/x3t13/project/d1321r3.pdf

ATAPI Removable Media Device BIOS Specification, Version 1.0

http://www.ptltd.com/techs/specs.html

ATAPI Removal Rewriteable Media Devices (INF-8070i)

ftp://fission.dt.wdc.com/pub/standards/SFF/specs/INF-8070.PDF

Audio Codec ‘97, Revision 2.1

http://developer.intel.com/ial/scalableplatforms/audio/index.htm

Audio Device Class Power Management Reference Specification, Version 1.0

http://www.microsoft.com/hwdev/specs/PMref/

BIOS Boot Specification, Version 1.01

http://www.ptltd.com/techs/specs.html

Boot Integrity Services Application Programming Interface, Version 1.0

http://developer.intel.com/ial/wfm/wfmspecs.htm

Common Application Environment (CAE) Specification

http://www.opengroup.org/onlinepubs/9629399/toc.htm

Communications Device Class Power Management Reference Specification, Version 1.0

http://www.microsoft.com/hwdev/specs/PMref/

Computer Display Monitor Timing Specifications, Version 1, Rev. 0.8

http://www.vesa.org/standards.html

Default Device Class Power Management Reference Specification, Version 1.0

http://www.microsoft.com/hwdev/specs/PMref/

Digital Visual Interface (DVI), Revision 1.0

http://www.ddwg.org

Display Device Class Power Management Reference Specification, Version 1.0b

http://www.microsoft.com/hwdev/specs/PMref/

DVD Specification, Version 1.0

Toshiba Corporation

http://www.toshiba.com

DVD Specifications for Rewritable Disc, Part 1: Physical Specifications

Toshiba Corporation

http://www.toshiba.com

ECMA Standards: ECMA-267 (DVD-ROM), ECMA-272, 273 (DVD-RAM) and ECMA-274 (+RW)

http://www.ecma.ch/

Enhanced Host Controller Interface Specification for Universal Serial Bus 2.0

To be published on http://www.usb.org/ when available

IEEE 1394-1995 Standard for a High Performance Serial Bus

http://standards.ieee.org/reading/ieee/std/busarch/1394-1995.pdf

http://standards.ieee.org/index.html

http://global.ihs.com

Instantly Available PC System Power Delivery Requirements and Recommendations

http://developer.intel.com/design/power/supply98.htm

Instantly Available Power Managed Desktop PC Design Guide

http://developer.intel.com/technology/iapc/tech.htm

Low Pin Count (LPC) Interface Specification

Network Device Class Power Management Reference Specification, Version 1.0a

http://www.microsoft.com/hwdev/specs/PMref/

OpenHCI: Open Host Controller Interface Specification for USB, Release 1.0a

http://www.microsoft.com/hwdev/respec/busspecs.htm

OnNow and Power Management Web page

http://www.microsoft.com/hwdev/onnow/

PC Card and CardBus Guidelines, Version 1.1

http://www.pcdesguide.org/library/pccard.htm

PCI Bus Power Management Interface Specification, Revision 1.1

PCI Bus Power Management Interface Specification, Revision 1.0

PCI SIG

Phone: (800) 433-5177

http://www.pcisig.com/developers/specification/

PCI Hot-Plug Specification, Revision 1.0

http://www.pcisig.com/developers/specification/

PCI IDE Controller Specification, Revision 1.0

http://www.pcisig.com/developers/docs/

PCI Local Bus Specification, Revision 2.2 (PCI 2.2)

http://www.pcisig.com/developers/specification/

PCI to PCI Bridge Architecture Specification Rev. 1.1

PCI SIG

Phone: (800) 433-5177

http://www.pcisig.com/developers/specificatton/

PCI-X Specification, Revision 1.0 (PCI-X 1.0)

http://www.pcisig.com/developers/specification/

Plug and Play Design Specification for IEEE 1394, Version 1.0c

http://www.microsoft.com/hwdev/respec/pnpspecs.htm

Preboot Execution Environment (PXE) Specification, Version 2.1

http://developer.intel.com/ial/wfm/wfmspecs.htm

Reduced Block Commands (RBC)

ftp://ftp.t10.org/t10/drafts/rbc/rbc-r10a.pdf

“Scan Codes for Keyboard Power Switches”

http://www.microsoft.com/hwdev/desinit/scancode.htm

Serial Bus Protocol 2 (SBP-2)

ANSI NCITS 325-1998

http://web.ansi.org/public/std_info.html

Smart Battery Charger Specification, Revision 1.1

Smart Battery Data Specification, Revision 1.1

Smart Battery System Manager Specification, Revision 1.0

http://www.sbs-forum.org/specs/

Specification of the Bluetooth System, Volume 1: Core, v1.0 B

Specification of the Bluetooth System, Volume 2: Profiles, v1.0 B

Bluetooth Special Interest Group (SIG)

http://www.bluetooth.com

Storage Device Class Power Management Reference Specification, Version 1.0a

http://www.microsoft.com/hwdev/specs/PMref/

System Management BIOS Reference Specification, Version 2.3

http://www.phoenix.com/techs/specs.html

Universal Serial Bus Class Definitions for Communication Devices, Version 1.0

Universal Serial Bus Common Class Specification, Revision 1.0

Universal Serial Bus Device Class Definition for Audio Devices, Release 1.0

Universal Serial Bus Device Class Definition for Device Bay Controllers

Universal Serial Bus Device Class Definition for Printing Devices, Version 1.1

Universal Serial Bus Mass Storage Class Specification Overview, V1.0 Revision

Universal Serial Bus PC Legacy Compatibility Specification, 0.9 Draft Revision

http://www.usb.org/developers/devclass_docs.html

Universal Serial Bus Specification, Revision 1.1

Universal Serial Bus Specification, Revision 2.0

http://www.usb.org/developers/docs.html

Universal Serial Bus (USB) Device Class Definition for Human Interface Devices (HID), Version 1.1

http://www.usb.org/developers/data/devclass/hid1_1.pdf

USB HID Usage Tables, Version 1.1

http://www.usb.org/developers/hidpage.html

VESA BIOS Extension Standard/Core Functions 2.0 (VBE/Core 2.0)

VESA Display Data Channel (DDC) Standard, Version 3

VESA Enhanced Extended Display Data Channel Standard (E-DDC), Version 1

VESA Enhanced Extended Display Identification Data Standard (E-EDID), Release A

VESA Extended Display Identification Data (EDID) Standard, Version 3

VESA Generalized Timing Formula (GTF), Version 1.1

Video Electronics Standards Association (VESA)

Phone: (408) 435-0333

Fax: (408) 435-8225

http://www.vesa.org/standards.html

Windows Hardware Instrumentation Implementation Guidelines, Version 1.0

White papers and guidelines for WMI

http://www.microsoft.com/hwdev/WMI/

2.7.4.1   Configuration

The BIOS shall support numerous configurable options as identified in the hardware design requirements sections 2.5 and 2.6. All BIOS settings shall be configurable from within Windows using a BIOS utility program as identified in section 2.7.3.1.

2.7.4.2   Reprogrammability

The BIOS shall be reprogrammable using a system utility as identified in section 2.7.3.2. The BIOS shall also be reprogrammable remotely through the BTO access panel as specified in section 2.5.1.7.2.

2.7.4.3   ACPI Support

The BIOS shall support active power management in accordance with the requirements of Advanced Configuration and Power Interface Specification, Revision 2.0. The ACPI functionality shall be configurable using a Windows application as identified in section 2.7.2.1.

2.7.4.4   Boot Timing

The BIOS shall support a normal system boot from S4 within 30 seconds. This shall include BIOS initialization and test, device initialization and operating system initialization. No applications need to be running for the normal boot timing verification. The BIOS shall also support a “Quick Boot” capability in accordance with the Windows XP Tablet PC Specification. The system must meet the following specification regarding resume from S3 sleep timing as closely as possible.

P1. Resume from S3 to SO must reliably complete in less than 2 seconds. Resume time is measured by Bootvis.exe (available at http://www.microsoft.com/hwdev/fastboot/) and includes the sum of “Bios Wake + Device init + Apps init”. No applications are required to be running during the bootvis test, but test must be executed with the Tablet PC configured as it’s expected to ship. Any applications or services that will run automatically out-of-the-box (such as OEM-provided tray applications, not run-once apps such as end-user registration) must be running during the test. No external peripherals are required to be connected, but all built-in devices must be enabled during the test.

2.7.4.5   SpeedStep Processing

The BIOS shall provide full support for operation of the CPU and the supporting hardware at less than full speed and full voltage to take advantage of the processor’s speedstep capability. Transition between modes shall be transparent to the end user.

2.7.4.6   IEEE1394 Support

The BIOS shall provide full support for IEEE1394 devices attached directly to the tablet and through the docking adapters. The BIOS shall support system boot from any attached 1394 block devices (DVD, CDRW, CDROM, HDD). The BIOS shall support hot docking and surprise attachment of devices to the integrated 1394 bus.

2.7.4.7   USB 2.0 Support

The BIOS shall provide full support for Universal Serial Bus, Revision 2.0 devices. The BIOS shall support system boot from any attached USB 1.1 or USB 2.0 block devices (CDROM, HDD, Floppy Disk). The BIOS shall support hot docking and surprise attachment of USB 1.1 or USB 2.0 devices to the integrated USB bus.

2.8   Testability Requirements

The design of the Wildcat tablet and associated printed circuit boards (PCBs) shall support automatic test and the attachment of diagnostic equipment. As a minimum, the PCB design shall include the following:

•                            Buried vias shall be avoided to the maximum extent possible.

•                            All signal traces that are routed entirely or mostly with the inner layers of the PCB shall be provided with vias and/or test connectors to allow for In-Circuit-Test of the signal lines and attachment of diagnostic equipment (signal generators, logic analyzers, oscilloscopes, etc.). This includes traces from BGA components that are not otherwise readily available for probing during debug and test.

•                            All JTAG outputs from major system components (CPU, supporting chipset and any other components providing JTAG test connections) shall be provided with test points to assist in board level diagnostics and debug.

•                            All bus connections from the Main Processor, the GMCH and the ICH shall be fitted with high density AMP Matched Impedance Connectors (Mictor). This shall apply to the GTL bus, the PC133 system memory bus, the GMCH to ICH interconnect bus, the PCI bus, the LVDS and TMDS video data bus interfaces and the LPC bus. The Mictor connectors shall be installed for all EVT and DVT tablets but may be omitted during production.

•                            All embedded processors and components containing firmware shall be in circuit programmable and re-programmable. Diodes shall be provided in the design such that component re-programming shall not require powering of the entire PCB. Reprogramming connectors shall be provided adjacent to the components as required or as otherwise specified in this document.

•                            For all EVT units, the CPU, the system BIOS flash memory, and the embedded processors shall be installed on socketed adapter boards to allow their removal and the attachment of integrated in circuit emulation (I2CE) equipment.

2.9   Reliability

The Wildcat family of products shall be designed for a service life of 40,000 operating hours (minimum) using MIL-HDBK-217F as a guide. The electronic design shall, as a minimum, meet the following guidelines:

•                            All passive components shall be established reliability (ER) types and shall be derated to at least the requirements of MIL-HDBK-217F

•                            Where available, all components shall be certified for temperature extremes to at least industrial limits (-40°C to +70°C). Use of commercial standard components shall require the written approval of Xplore Technologies.

•                            No Aluminum or paper electrolytic capacitors shall be used.

•                            All resistors shall be established reliability (ER) metal film types. Where the electrical design requires the use of alternate resistor types, their use shall be approved in writing by Xplore Technologies.

•                            A complete worst-case thermal analysis shall be performed. All high power components shall be provided with heat sinks and thermal pads. No component case temperatures above +100°C shall be allowed when operating at full performance at an ambient temperature of +60°C. The thermal analysis shall be validated by performing a thermal scan of the EVT units during development.

2.10   Physical Characteristics

Table 2-26 — Physical Characteristics

Height	Width	Depth	Weight
203mm	275mm	41mm	4.5 lbs.

2.11   Design and Construction

The Wildcat tablet shall be designed in accordance with the general guidelines provided by MIL-STD-454 and the requirements of this section.

2.11.1   Socketed Microcircuits

Due to their lack of reliability in high vibration environments, no sockets shall be used for microcircuit installation, except as expressly identified in this PRD, without the written approval of Xplore Technologies. This requirement does not preclude the use of circuited microcircuits on Engineering Verification Test (EVT) units where their use will simplify system bring up and debug.

2.11.2   Materials

All materials used in the construction of the Wildcat tablet products, docking stations and peripheral equipment shall meet the requirements of this section.

2.11.2.1   Flammability & Safety Requirements

All materials, components, and interconnect wire and cable used in the construction of products shall meet the flammability and electrical safety requirements defined in UL 60950.

2.11.2.2   Compatibility Requirements

Materials used in the construction shall withstand all of the environmental requirements of section 3.2 and the fluid compatibility requirements of section 3.2.10. This shall include exposure to aromatic hydrocarbons (fuels and oils), alcohols, cleaning solvents, brake fluid, hydraulic fluid and biologic and chemical decontamination fluids.

2.11.2.3   Corrosion Resistance

Materials used in the construction of the Wildcat tablet and associated equipment shall be chosen to minimize the effects of galvanic corrosion between mating components in accordance with the design guidelines of MIL-STD-889. All materials shall be corrosion resistant or shall be coated or metallurgically processed to resist corrosion. Materials and processes for metallic parts should conform to applicable guidelines in MIL-STD-889 and MIL-STD-1516. Coatings should be selected from MIL-STD-1516. Where the use of non corrosion resistant materials is required for the electrical performance purposes, its used shall be minimized.

2.11.3   Electrical Wire

All internal wiring, with the exception of custom flex circuitry, shall conform to the requirements of MIL-W-22759/18 for shielded wiring and MIL-W-22759/16 for unshielded wiring. No wiring utilizing PVC insulation shall be used.

2.11.4   Fasteners and Hardware

All screws, fasteners and attachment hardware shall be of corrosion resistant steel. No cadmium-plated fasteners or hardware shall be used. All attachments shall conform to Unified American Standard (UNF) thread forms. No special tooling shall be required for the assembly or service of the tablet.

2.11.5   Conformal Coating

All printed circuit cards used in the manufacturing of the Wildcat tablet shall be conformal coated using an acrylic (Type AR) resin meeting the requirements of MIL-I-46058 & IPC-CC-830. Connectors shall be masked prior to application. High temperature components requiring special heat sinks shall be masked in the heat sink area to prevent coating between the component and the heat sink.

2.11.6   Seals and Gaskets

All exterior openings shall be fitted with seals or gaskets to prevent entry of dust and water in accordance with the environmental requirements of section 3.2. Internal compartments, which might be exposed in a field environment, shall be internally isolated from the main electronics area of the enclosure to maintain electrical and mechanical integrity of the tablet electronics. Shop replaceable components shall be located in their own internal compartment and shall be serviceable without opening the main electronics enclosure as identified in section 2.5.1.7.

Seals and plugs covering external I/O ports shall be tight fitting to ensure that they do not become dislodged due to the shock and vibration environments of section 3.2. All plugs and seals that are opened by the user shall be physically attached to the tablet enclosure such that they cannot come loose or be lost. Hinges and attachments of seals and plugs shall withstand a minimum of 10,000 cycles before failure.

2.11.7   EMI Sealing Requirements

All mating surfaces of the tablet enclosure shall be fitted with EMI seals to minimize radiated emissions. All gaskets and seals shall be constructed from conductive material or be fitted with conductive ‘whiskers’ to maintain the EMI seal. All ports that are designed to be opened in the field shall be fitted with internal EMI shields and shall meet all requirements of section 3.3 with the ports open.

2.11.8   Bonding and Grounding

The Wildcat tablet shall provide grounding and shielding provisions in accordance with MIL-B-5087.

2.11.9   User Information

The FCC requires specific information be furnished to the user of digital devices which are subject to regulatory compliance. The content of the user information is dependent on the intended application of the product. The following statement shall be placed within a prominent location within the user documentation.

This device complies with Part 15 of the FCC rules. Operation is subject to the following two conditions: 1) This device may not cause harmful interference, and 2) This device must accept any interference received, including interference that may cause undesired operation.

No changes, modifications or adjustments should be made to this device. Changes or modifications to any other portion of this device not expressly approved by the manufacturer could void the user’s authority to operate the device.

2.11.10   Product Marking

All products that may be operated in a commercial or residential area shall include a label with the following statement placed in a prominent location on the device. The label shall be readily legible and permanently affixed to the main unit in a conspicuous manner. “Permanent” means etched, engraved, stamped, silk-screened, or indelibly printed on a permanent part of the equipment or on a plate welded, riveted, or attached by permanent adhesive (i.e. not readily detachable).

This device contains a transmitter type accepted under Part 2 of the FCC Rules:

This device also contains digital circuitry that has been tested and found to comply with Part 15 of the FCC Rules. Operation is subject to the following two conditions: (1) This device may not cause harmful interference, and (2) this device must accept any interference received, including interference that may cause undesired operations.

FCC ID
TYPE OR MODEL No.
SERIAL No.

Application Note: If the unit already includes a bar code label with the serial number clearly inscribed, it is not necessary to include the serial number on the FCC label.

2.11.11   Workmanship

The workmanship of all electronics assemblies and subassemblies shall be in accordance with Acceptability of Electronic Assemblies (IPC-A-610B).

3.0  CONFORMANCE REQUIREMENTS

3.1   General Requirements

Unless specified otherwise, the following requirements shall apply to all tests.

3.1.1   Ambient Conditions

Ambient conditions including room temperature and humidity are defined as from 18 to 28 °C @ 50%, respectively.

3.1.2   Accuracy and Calibration

The accuracy of test conditions shall be ± 1% for voltage, frequency, time, torque, and distance. Accuracy of temperature shall be ± 2° C and the accuracy of humidity and pressure shall be ± 5%. Calibration of lab instruments is usually performed on an ‘as need’ basis. The calibration of test equipment and the resultant accuracy thereof is the responsibility of the test laboratory or test engineer.

3.1.3   Samples

Sample size for a given product may vary depending on product maturity and availability. Recommended sample sizes for singular environmental tests is from 3 to 6 and for combined, endurance or stress tests is a minimum of 10. For product screening, a minimum of 50 samples is recommended to ensure an accurate statistical representation is achieved during the screening process. It is required that ALL samples be inspected before and after test. Where deviations in sample size are required, there shall be mutual agreement between the design engineer and test engineer prior to test. Test samples shall be randomly selected and allocated for tests. Each sample shall be permanently identified with a unique unit under test (UUT) sample number. Acceptable methods of marking shall be permanent markers, etching, labels, or tags.

3.1.4   Sample Inspection

Without exception, all test samples shall be inspected for conformance to engineering documentation including drawings/schematics, compliance with workmanship and material standards or specifications, an compliance with functional requirements.

3.1.5   Test Coverage

Unless otherwise specified, all products shall be subjected to every part of this standard.

3.1.6   Acceptance Criteria

In addition to the requirements defined in applicable product specifications, samples shall be fully functional and undamaged before and after each test.

3.1.7   Test Reports

Subsequent to the execution of the test plan, a detailed test report summarizing the results obtained shall be generated. The test report shall include executive summary including a list of or reference to test requirements, list of deviations or exceptions to these requirements, sample description and identification, test setup, and any limitations of the test.

3.2      Environmental Requirements

Table 3-1 — Environmental Qualification Requirements

Characteristic		Requirement	Test Method	Configuration
3.2.1	Operating Temperature	-20° C to +60° C (Note 1)	MIL-STD-810F Methods 501.4, 502.4	Operating
3.2.2	Storage Temperature	-40°C to +75° C (Note1)	MIL-STD-810F Methods 501-4, 502-4	Non-operating, power up from storage extremes
3.2.3	Thermal Shock	> 1.5° C < 5° C / min -20° C to +60° C	Verified during temperature cycle testing above	Operating
3.2.4	Relative Humidity	0% to 95% (+3/-5%) non-condensing, 23° C to 60° C, 10 cycles of 48 Hr.	MIL-STD-810F Method 507.4	Operating during test periods as per test procedures
3.2.5	Solar Radiation	1120 W/m2 (355 Btu/ft2/hr) UVB @ 50oC, 7x24 ;hr cycles	MIL-STD-810F Method 505.4	Non-operating
3.2.6	Rain	Blowing Rain 4”/Hr, 40mph Wind	MIL-STD-810F Method 506.4 Procedure I	Operating, Tablet and Remote Electronics Module
3.2.7	Rain	Drip Proof 7 gal/ft2/hr	MIL-STD-810F Method 506.4 Procedure III (Drip)	Operating, Docking Interface Module
3.2.8	Sand & Dust	Particle Size <149 μm. 10 ± 7 g/m3 particle density 1.5 m/s to 8.9 m/s Wind Speed	MIL-STD-810F Method 510,4 Procedure I (Blowing Dust)	Operating, all seals in place.
3.2.9	Salt Fog	5% saline for 48 hr (12 hr. wet, 12 hr. dry, 2 cycles)	MIL-STD-810F Method 509.4	Non-operating, Tablet and Remote Electronics Module
3.2.10	Contamination by Fluids (note 2)	Detergents, brake fluid, aromatic hydrocarbons	MIL-STD-810F Method 504	Non-Operating
3.2.11	Low Pressure (Altitude)	15,000 Feet in accordance with Procedure I	MIL-STD-810F Method 500.4	Operating
3.2.12	Vibration (Integrity)	Minimum Integrity Test 0.04g^2/Hz, 20Hz — 1000Hz-6dB/octive 1000Hz — 2000Hz Figure 514.5C-17	MIL-STD-810F Method 514.5	Non-Operating
3.2.13	Vibration (Vehicle)	Composite Wheeled Vehicle Figure 514.5C-3	MSL-STD-810F Method 514.5	Mounted on Vehicle Mount, Operating
3.2.14	Mechanical Shock	20g, 11ms, Terminal Sawtooth, Operating 40g, 11ms, Terminal Sawtooth, Non-Operating	MIL-STD-810F Method 516.5	Mounted on Vehicle Mount
3.2.15	Crash Shock (note 3)	75g, 11ms, Terminal Sawtooth	MIL-STD-810F Method 516.5	Mounted in Vehicle Mount, Non-Operating, Unit must remain attached
3.2.16	Transit Shock	48 in drop, concrete, all surfaces, edges and corners (26 drops) spread over 5 test units	MIL-STD-810F Method 516.5	Drop Test, Tablet only

Notes:

1.                          The Wildcat tablet computers shall be fitted with temperature sensors to allow control of the table operation over temperature extremes. These sensors shall monitor CPU, LCD and HDD temperatures. When the computer is operating in temperatures outside the normal temperature range of the associated components, functions within the

BIOS shall regulate the duty cycle of the components to minimize the potential damage to these components. The details of the operation of these functions shall be documented in the BIOS design requirements document.

2.                          This requirement may be satisfied by analysis if the materials used can be shown to be compatible with the associated contaminant materials.

3.                          Crash shock testing shall be used to verify the safety and integrity of the vehicle mounting system during accidental vehicle crash conditions. The tablet computer does not have to survive exposure to these shock levels. In addition, some yielding of the mounting structure is allowed. However, the tablet is to remain firmly attached to the mount during and after exposure to the crash shock levels. No piece of the tablet or the mounting system, that would pose a potential hazard to vehicle occupants, is allowed to detach from the installation.

3.3      Electromagnetic Compatibility

Table 3-2 — Electromagnetic Compatibility

Characteristic		Specification	Requirement Limits	Test Method
3.3.1	Electrostatic Discharge	EN55024	20kV	EN 61000-4-2
3.3.2	Radiated Susceptibility	EN55024 MIL-STD-461E	5.1.7 Electric Field, 2 MHz to 40 GHz	EN61000-4-3 RS103
3.3.3	Radiated Emissions	EN55022 FCC 47CFR MIL-STD-461E	5.1.6 Electric Field Radiation, 2MHz to 10GHz	EN55022, Class B Part 15, Subclass B RE102
3.3.4	Conducted Susceptibility	EN55024 MIL-STD-461E	5.1.2 Power Leads, 30 Hz to 150 kHz 5.1.3 Bulk Cable Injection, 10 kHz to 200 MHz 5.1.4 30 ns Impulse Excitation, 30Hz 5.1.5 Damped Transients, 10kHz to 100MHz	EN61000-4-6 CS101 CS114 CS115 CS116
3.3.5	Conducted Emissions	EN55022 MIL-STD-461E	5.1.1 Power Leads, 10 kHz to 10 MHz	EN55022 CE102

3.4      Regulatory Compliance

The Wildcat tablet PC products shall be certified to be in compliance with the regulatory standards identified in Table 3-3 and any other safety or emissions standards required to meet the regulatory statutes in the following countries:

US
Argentina
Australia
Austria
Belgium
Brazil
Canada
China
Colombia
Denmark
France
Germany
Hong Kong
Israel
Italy
Japan
Korea
Malaysia
Mexico
Netherlands
Norway
Singapore
South Africa
Spain
Sweden
Switzerland
Taiwan
United Kingdom

Table 3-3 — Regulatory Compliance

Characteristic		Requirement	Test Method	Configuration
3.4.1	CISPR 22	FCC Part 15 Class B	ANSI	Operating
3.4.2	CE Mark	EN 55022; EN 50082-1	EN 55022	Operating
3.4.3	E Mark	EEC Directive 72/245/EEC (95/54/EC)		Operating
3.4.4	VCCI			Operating
3.4.5	BMSI			Operating
3.4.6	TUV	UL 60950	UL 60950	Operating
3.4.7	RRL			Operating
3.4.8	C-Tick Mark			Operating

4.0   QUALITY ASSURANCE

4.1   Environmental Stress Screening

Environmental stress screening (ESS) involves the application of multiple stress stimuli beyond specification limits to reveal latent defects in components, subassemblies, assemblies and systems. It includes HALT and HASS processes intended to cause product failures by turning latent defects into patent defects, analyze their root causes, and correct the problems before the product reaches the customer. The application of HALT and HASS play a critical role in improving the inservice reliability of a product through better, more robust designs and manufacturing processes. HALT and HASS audits should be performed subsequent to significant design changes or on a periodic basis as determined necessary. The Generic Requirements for Environmental Stressing Applied to Telecommunications Products (GR-2840-CORE) shall be used as a guideline in determination and execution of the ESS.

4.1.1   Highly Accelerated Life Test (HALT)

HALT is a process used during the product design phase that provide environments which force design and process issues to become manifest. It is a discovery tool for engineering, no a pass/fail test. The objectives of HALT are to,

•                            quickly discover design and process flaws

•                            evaluate and improve design margins

•                            verify environmental operating limits

HALT is to be first applied at the lowest modular unit level: typically individual PCBs. The HALT process is then applied to increasing levels of complexity: typically subassemblies or assemblies and systems. HALT should be performed at all assembly levels prior to release for production.

Application Note:  A typical HALT involves thermal stress from -60° C to +90° C at up to 60° C per minute rate combined with mechanical stress of from 28 Grms measured product response.

A typical HALT profile includes step stress using from 3 to 6 samples. Power to the UUT is cycled and functional tests performed at each step. All failures are subject to a detailed fault analysis to determine mode of failure and any weaknesses or defects. The following stress sequence is recommended:

1.                         Low Temp Step Stress: includes -10° C steps (starting from 0°) with ten minute dwells until both operational and destruct/test limits are determined. High Temp Step Stress: includes +10° C steps (starting from 50°) with ten minute dwells until both operational and destruct/test limits are determined.

2.                         High Rate Temp Cycling: includes cycling temperature between operational extremes at a high rate of change (>30° C per minute) with ten minute dwells at each extreme.

3.                         Vibration Step Stress: includes 2 Grms steps (starting at 10 Grms product response) with ten minute dwells until both operational and destruct/test limits are determined.

4.                         Combined Vibration & Temp Cycling: includes cycling between operational temperature extremes and stress step vibration up to the operational limit with ten minute dwells at each extreme.

4.1.2   Highly Accelerated Stress Screening (HASS)

HASS is a process used in manufacturing, that allows the discovery of process changes. It prevents products with latent defects from getting to our customers. The purpose of HASS is to,

1.                         determine need and nature of any burn-in or screening process required to address infant mortality

2.                         determine acceptable manufacturing tolerances before release to manufacturing and the customer

3.                         use as a sustaining engineering tool to evaluate impact of modifications to the product or process by which it is manufactured

Each HASS profile is peculiar to each product and must be derived from HALT results. When the HALT destruct limits have been determined, the HASS limits can be derived by applying the 80/50 Rule. This rule of thumb suggests using 80% of the destruct temperature limits and 50% of the destruct vibration limit and using the resulting limits for the HASS profile. In the event that the derived HASS limit is less than the operational limit, the operational limit shall be used.

A typical HASS profile is shown below. A specific profile should be used for each particular product and the profile run at least 10 times at the beginning of the screening process to ensure product life is not adversely affected. It is recommended that a minimum of 50 samples be subjected to HASS to establish a reasonable statistical model of the product for determination of burn-in processes and affects to product infant mortality.

Figure 4.1 — Combined Stress Profile

4.1.3   Audits

Highly accelerated stress audits (HASA) shall be performed for each significant product design or manufacturing process change. HASA is a quality control tool using HASS results as a baseline in detecting shifts in manufacturing processes.

4.2   Compliance Matrix

Table 4.1 — Qualification Compliance Matrix

Ref Section	Characteristic	Method	Design	EVT	DVT	NPI
2.3	Major Components
2.3.1	Wildcat Tablet	Inspection
23.2	Docking Stations	Inspection
2.3.3	Build to Order Options (note 1)	Test		X	X	X
2.4	MS Compliance	Test	X		X
2.5	Design Requirements
2.5.1	Tablet Requirements	Test		X	X	X
2.5.2	Docking Station Requirements	Test		X	X	X
2.5.3	Desktop Power Supply	Test		X	X	X
2.6	Functional Requirements
2.6.1	Thermal Management	Test		X	X	X
2.6.2	Battery Charge Regulation	Test		X	X	X
2.6.3	Power Consumption	Analysis, Test	X	X	X	X
2.6.4	Hot Docking Support	Test		X	X	X
2.7	Software Requirements
2.7.1	Operating System	Test		X	X	X
2.7.2	Application Software	Test		X	X	X
2.7.3	Utility Software	Test		X	X	X
2.7.4	BIOS Software	Test		X	X	X
2.8	Testability Requirements	Inspection	X	X	X
2.9	Reliability (note 2)	Inspection, Eng. Test	X	X	X
2.10	Physical Characteristics	Inspection	X	X	X
2.11	Design and Construction	Inspection	X	X	X
3.2	Environmental Requirements
3.2.1	Operating Temperature	Analysis, Test	X	X	X
3.2.2	Storage Temperature	Analysis, Test	X		X
3.2.3	Thermal Shock	Analysis, Test	X		X
3.2.4	Relative Humidity	Test			X
3.2.5	Solar Radiation	Test			X
3.2.6	Rain, Blowing	Test			X
3.2.7	Rain, Drip	Test			X
3.2.8	Sand & Dust	Test			X
3.2.9	Salt Fog	Test			X
3.2.10	Contamination by Fluids	Analysis	X
3.2.11	Low Pressure (Altitude)	Test			X

3.2.12	Vibration (Integrity)	Analysis, Test	X	X	X
3.2.13	Vibration (Vehicle)	Analysis, Test	X	X	X
3.2.14	Mechanical Shock	Analysis, Test	X		X
3.2.15	Crash Shock	Analysis, Test	X		X
3.2.16	Transit Shock	Analysis, Test	X		X
3.3	Electromagnetic Compatibility
3.3.1	Electrostatic Discharge	Test			X
3.3.2	Radiated Susceptibility	Test			X
3.3.3	Radiated Emissions	Test		X	X
3.3.4	Conducted Susceptibility	Test			X
3.3.5	Conducted Emissions	Test		X	X
3.4	Regulatory Compliance
3.4.1	CISPR 22	Test			X
3.4.2	CE Mark	Test			X
3.4.3	E Mark	Test			X
3.4.4	VCCI	Test			X
3.4.5	BMSI	Test			X
3.4.6	TUV	Test			X
3.4.7	RRL	Test			X
3.4.8	C-Tick Mark	Test			X
4.1	Environmental Stress Screening
4.1.1	Highly Accelerated Life Test (HALT)	Test				X
4.1.2	Highly Accelerated Stress Screening (HASS)	Test				X

Notes:

1.  BTO components shall be installed and tested to verify compatibility and regulatory compliance. The configurations tested shall include, as a minimum, the components listed in Table 2-4 and Table 2-6, installed in the combinations shown in Table 2-5.

2.  Reliability analysis is not required unless called out in the project Statement-of-Work. Compliance with the design for reliability guidelines shall be verified during design review. A thermal survey is required on EVT and DVT designs to verify thermal analysis and verify that heat sinking is operating as designed. Actual tablet reliability shall be augmented by HALT testing of NPI units and corrective action shall be required to remove any first or second round component failures.

4.3   Factory Acceptance Test

Factory acceptance test requirements, specifications and procedures shall be developed by the contract manufacturer as part of the engineering development activity and must be approved in writing by Xplore Technologies prior to new product introduction. The contract manufacturer is responsible for the development of all special purpose test equipment, test software and test fixtures. The factory testing shall be sufficient to ensure that the products being produced meet all of the design, functional, construction, and quality requirements of this document.

5.0   APPENDIX

5.1   EMI Test Limits

The following section details the specific tailoring to the applied to the EMI/EMC test requirements defined in section 3.3.

5.1.1   CE102 Conducted Emissions, Power Leads, 10 kHz to 10 MHz

The Wildcat tablet power input ports and the REM power input shall be tested to the limits defined in Figure 5-1. The test limits shall use the Basic Curve without relaxation. These limits apply to all power inputs and ground returns. The test shall be conducted with the tablet operating, mounted to the DIM and connected to the REM.

Figure 5-1 — CE102 Test Limits

5.1.2   CS101 Conducted Susceptibility, Power Leads, 30 Hz to 150 kHz

The Wildcat tablet power input ports and REM power input shall be tested to the limits defined in Figure 5-2.

Figure 5-2 — CS101 Test Limits

5.1.3   CS114 Conducted Susceptibility, Bulk Cable Injection, 10 kHz to 200 MHz

The Tablet and REM shall be subjected to the limit tests associated with ground based operation from Table 5-1. The associated test limits shall be in accordance with the test curves from Figure 5-3.

Table 5-1 — CS114 Test Limit Selection

		LIMIT CURVE # FROM FIGURE CS114-1
				ALL SHIPS
		AIRCRAFT		(ABOVE DECKS)
PLATFORM		(EXTERNAL OR		AND	SHIPS	SHIPS (NON-
FREQ.		SAFETY	AIRCRAFT	SUBMARINES	(METALLIC)	METALLIC)	SUBMARINES
RANGE		CRITICAL)	INTERNAL	(EXTERNAL)*	(BELOW DECKS)	(BELOW DECKS)	(INTERNAL)	GROUND	SPACE
10 KHz	A	5	5	2	2	2	1	3	3
â	N	5	3	2	2	2	1	2	3
2 MHz	AF	5	3	—	—	—	—	2	3

2 MHz	A	5	5	5	2	4	1	4	3
â	N	5	5	5	2	4	1	2	3
30 MHz	AF	5	3	—	—	—	—	2	3

30 MHz	A	5	5	5	2	2	2	4	3
â	N	5	5	5	2	2	2	2	3
200 MHz	AF	5	3	—	—	—	—	2	3

KEY: A = Army N = Navy AF = Air Force	* For equipment located external to the pressure hull of a submarine but within the superstructure, use SHIPS (METALLIC)(BELOW DECKS)

Figure 5-3 — CS114 Test Limit Curves

5.1.4       CS115 Conducted Susceptibility, 30 ns Impulse Excitation, 30Hz

This test shall apply to all power and data cables between the tablet, the DIM and the REM. This test shall also apply to any peripheral cables attached to these units.

Figure 5-4 — CS115 Test Limits

5.1.5       CS116 Conducted Susceptibility, Damped Sinusoidal Transients, 10kHz to 100MHz

These limits apply to the power input leads to the Wildcat tablet and REM module only.

Figure 5-5 — CS116 Test Limits

NOTES:

1. For Army and Navy procurements, IMAX = 10 amperes

2. For Air Force procurements, IMAX = 5 amperes

5.1.6       RE102 Radiated Emissions, Electric Field Radiation, 2MHz to 10GHz

The following test limits shall be applied to the Wildcat tablet mounted on the DIM and to the REM. These tests may be run independently.

Figure 5-6 — RE102 Test Limits

5.1.7       RS103 Radiated Susceptibility, Electric Field, 2 MHz to 40 GHz

The Wildcat tablet and REM shall be subjected to the radiated susceptibility testing of RS103 up to a minimum design limit of 10 volts/meter. 50 volts/meter shall be a design goal in order to provide all services compliance for ground-based equipment in accordance with Table VII, MIL-STD-461E.

5.2          List of Acronyms

A/D	Analog-to-Digital
AC	Alternating Current
ACPI	Advanced Configuration and Power Interface
A,amp	Ampere
ANSI	American National Standards Institute
AQL	Acceptable Quality Level
AT	Advanced Technology
ATA	AT Attachment
ATAPI	ATA Packet Interface
ATP	Acceptance Test Procedure
BIOS	Basic Input-Output System
BIT	Built-In Test
BOM	Bill Of Materials
BTO	Build-to-Order
BTR	BlueTooth Radio
CAN	Controller Area Network
CardBus	32-bit PCMCIA PC Card Standard
CCB	Change Control Board
CD	Compact Disk
CDMA	Code Division Multiple Access
CDPD	Code Division Packet Data
CDROM	Compact Disk Read-Only-Memory
CDRW	Compact Disk Read/Write
CMOS	Complimentary Metal-Oxide Semiconductor
CODEC	COmpressor/DECompressor (data compression technology)
CPU	Central Processing Unit
DC	Direct Current
DDC	Display Data Channel
DIM	Docking Interface Module
DMA	Direct Memory Access
DOS	Disk Operating System
DVD	Digital Video Disk
DVI	Digital Video Interactive, Digital Visual Interface
DVT	Design Verification Test
EIA	Electronic Industries Alliance
EMC	ElectroMagnetic Compatibility
EMI	ElectroMagnetic Interference
ESS	Environmental Stress Screening
EVT	Engineering Verification Test
FCC	Federal Communications Commission
FDD	Floppy Disk Drive
FVT	Functional Verification Test
GB	Giga-Byte
GMCH	Graphics/Memory Controller Hub (Intel Chipset)
GPS	Global Positioning System
GPRS	General Packet Radio System
GSM	Global Standard Mobile

HALT	Highly Accelerated Life Test
HASA	Highly Accelerated Stress Audits
HASS	Highly Accelerated Stress Screening
HID	Human Interface Device
HDD	Hard Disk Drive
I/O	Input-Output
ICH	I/O Controller Hub (Intel Chipset)
ICT	In-Circuit Test
IDE	Intelligent (or Integrated) Drive Electronics
IEEE	Institute of Electrical and Electronic Engineers
ISM	Industrial, Scientific, Medical (2.4 GHz band)
ISO	International Organization for Standardization
KCB	Keypad Controller Board
LAN	Local Area Network
LCD	Liquid Crystal Display
LED	Light Emitting Diode
LPC	Low Pin Count bus
LVDS	Low Voltage Differential Signaling
LYNX	Product code name
MA, mA	milliampere
MAH, mAH	Milliamp hours
MB	Mega-Byte
Mb	Mega-bit
MLB	Main Logic Board
MMC	MultiMedia Card
MRD	Marketing Requirements Document
MTBF	Mean Time Between Failure
NA	Not Applicable
NDA	Non-Disclosure Agreement
NEMA	National Equipment Manufacturer’s Association
OEM	Original Equipment Manufacturer
OHCI	Open Host Controller Interface
OSC	Oscillator
PC	Personal Computer
PCB	Printed Circuit Board
PCI	Peripheral Component Interconnect
PCMCIA	Personal Computer Memory Card International Association
PDA	Personal Digital Assistant
PDR	Packet Data Radio (alternate)
PDR	Preliminary Design Review (alternate)
PHY	PHYsical interface hardware components (i.e., transceiver)
PRD	Product Requirements Document
PMP	Program Management Plan
PN	Part Number
PS	Power Supply
PSB	Power Supply Board
QA	Quality Assurance
RAM	Random Access Memory

REM	Remote Interface Module
RF	Radio Frequency
RMA	Returned Material Authorization
ROM	Read Only Memory
RTC	Real-Time Clock
SAE	Society of Automotive Engineers
SBC	Single Board Computer
SDRAM	Synchronous Dynamic Random Access Memory
SMBIOS	System Management BIOS
SMBus	System Management Bus
SODIMM	Small-Outline Dual In-line Memory Modual
SOW	Statement of Work
SPDT	Single Pole, Double Throw
SPST	Single Pole, Single Throw
TBD	To Be Determined
TIA	Telecommunications Industry Association
TMDS	Transition Minimized Differential Signaling
UL	Underwriters Laboratory
USB	Universal Serial Bus
UUT	Unit Under Test
VDC, Vdc	Volts, Direct Current
VGA	Video Graphics Adapter
WAN	Wireless Area Network
WLAN	Wireless Local Area Network
XGA	eXtended Graphics Array
XPL	Xplore Technologies

5.3          PC Sleep State Definitions

Sleeping states (Sx states) are types of sleeping states within the global sleeping state, G1. The Sx, states are briefly defined below. For a detailed definition of the system behavior within each Sx state, see section 7.3.4, “System \_Sx States.” For a detailed definition of the transitions between each of the Sx states, see Advanced Configuration and Power Interface Specification, Revision 2.0 (ACPI 2.0), section 9.1, “Sleeping States.” While there is no formal definition of a sleep state S0, it is sometimes used to represent the normal operating mode of the processor.

S1 Sleeping State

The S1 sleeping state is a low wake latency sleeping state. In this state, no system context is lost (CPU or chip set) and hardware maintains all system contexts.

S2 Sleeping State

The S2 sleeping state is a low wake latency sleeping state. This state is similar to the S1 sleeping state except that the CPU and system cache context is lost (the OS is responsible for maintaining the caches and CPU context). Control starts from the processor’s reset vector after the wake event.

S3 Sleeping State

The S3 sleeping state is a low wake latency sleeping state where all system contexts are lost except system memory. CPU, cache, and chip set context are lost in this state. Hardware maintains memory context and restores some CPU and L2 configuration context. Control starts from the processor’s reset vector after the wake event.

S4 Sleeping State

The S4 sleeping state is the lowest power, longest wake latency sleeping state supported by ACPI. In order to reduce power to a minimum, it is assumed that the hardware platform has powered off all devices. Platform context is maintained.

S5 Soft Off State

The S5 state is similar to the S4 state except that the OS does not save any context. The system is in the “soft” off state and requires a complete boot when it wakes. Software uses a different state value to distinguish between the S5 state and the S4 state to allow for initial boot operations within the BIOS to distinguish whether or not the boot is going to wake from a saved memory image.

5.4          System Global State Definitions

Global system states (Gx states) apply to the entire system and are visible to the user.

Global system states are defined by six principal criteria:

•                            Does application software run?

•                            What is the latency from external events to application response?

•                            What is the power consumption?

•                            Is an OS reboot required to return to a working state?

•                            Is it safe to disassemble the computer?

•                            Can the state be entered and exited electronically?

The following is a list of the defined system states:

G3 Mechanical Off

This represents the computer state that is entered and left by a mechanical means (for example, turning off the system’s power through the movement of a large red switch). Various government agencies and countries require this operating mode. It is implied by the entry of this off state through a mechanical means that no electrical current is running through the circuitry and that it can be worked on without damaging the hardware or endangering service personnel. The OS must be restarted to return to the Working state. No hardware context is retained. Except for the real-time clock, power consumption is zero.

G2/S5 Soft Off

This represents the computer state where the computer consumes a minimal amount of power. No user mode or system mode code is run. This state requires a large latency in order to return to the Working state. The system’s context will not be preserved by the hardware. The system must be restarted to return to the Working state. It is not safe to disassemble the machine in this state.

G1 Sleeping

This represents the computer state where the computer consumes a small amount of power, user mode threads are not being executed, and the system “appears” to be off (from an end user’s perspective, the display is off, and so on). Latency for returning to the Working state varies on the wake environment selected prior to entry of this state (for example, whether the system should answer phone calls). Work can be resumed without rebooting the OS because large elements of system context are saved by the hardware and the rest by system software. It is not safe to disassemble the machine in this state.

G0 Working

This represents the computer state where the system dispatches user mode (application) threads and they execute. In this state, peripheral devices (peripherals) are having their power state changed dynamically. The user can select, through some UI, various performance/power characteristics of the system to have the software optimize for performance or battery life. The system responds to external events in real time. It is not safe to disassemble the machine in this state.

S4 Non-Volatile Sleep

This represents the special global system state that allows system context to be saved and restored (relatively slowly) when power is lost to the motherboard. If the system has been commanded to enter S4, the OS will write all system context to a file on non-volatile storage media and leave appropriate context markers. The machine will then enter the S4 state. When the system leaves the Soft Off or Mechanical Off state, transitioning to Working (G0) and restarting the OS, a restore from a NVS file can occur. This will only happen if a valid non-volatile sleep data set is found, certain aspects of the configuration of the machine have not changed, and the user has not manually aborted the restore. If all these conditions are met, as part of the OS restarting, it will reload the system context and activate it. The net effect for the user is what looks like a resume from a Sleeping (G1) state (albeit slower). The aspects of the machine configuration that must not change include, but are not limited to, disk layout and memory size. It might be possible for the user to swap a PC Card or a Device Bay device, however.

Notice that for the machine to transition directly from the Soft Off or Sleeping states to S4, the system context must be written to non-volatile storage by the hardware; entering the Working state first so that the OS or BIOS can save the system context takes too long from the user’s point of view. The transition from Mechanical Off to S4 is likely to be done when the user is not there to see it.

Because the S4 state relies only on non-volatile storage, a machine can save its system context for an arbitrary period of time (on the order of many years).

Table 5-2 — Summary of Global Power States

Global System State	Software Runs	Latency	Power Consumption	OS Restart Required	Safe to Disassemble Computer	Exit State Electronically
G0 Working	Yes	0	Large	No	No	Yes
G1 Sleeping	No	>0, varies with sleep state	Smaller	No	No	Yes
G2/S5 Soft Off	No	Long	Very near 0	Yes	No	Yes
G3 Mechanical Off	No	Long	RTC battery	Yes	Yes	No
S4 Non-Volatile Sleep	No	Long	Very near 0	Yes	Yes	Yes

Notice that the entries for G2/S5 and G3 in the Latency column of the above table are “Long.” This implies that a platform designed to give the user the appearance of “instant-on,” similar to a home appliance device, will use the G0 and G1 states almost exclusively (the G3 state may be used for moving the machine or repairing it).

5.5 Reference Documents

The following listed documents of the latest issue form a part of this document. If no date is given, the most current date is applicable. In the event of conflict between the documents referenced herein and the contents of this document, the contents of this document are considered a superseding requirement.

1.                         Limits and Methods of Measurement of Radio Interference Characteristics of Information Technology Equipment; EN 55022; 1994.

2.                         Electromagnetic Compatibility — Generic Immunity Standard, Part 1: Residential, Commercial and Light Industry; EN 50082-1; 1998.

3.                         Electromagnetic Compatibility Part 4: Testing and Measurement Techniques Section 2: Electrostatic Discharge Immunity Test; EN 61000-4-2; 1995.

4.                         Acceptability of Electronic Assemblies; IPC-A-610B; ANSI; Jan 96.

5.                         Sampling Procedures and Tables for Inspection by Attributes; ANSI/ASQC Z1.4-1993.

6.                         Enclosures for Electrical Equipment; National Electrical Manufacturers Association (NEMA); Standard 250; 1991.

7.                         Environmental Test Methods and Engineering Guidelines, Military Standard; MIL-STD-810E.

8.                         Recommended Environmental Practices for Electronic Equipment Design; SAE J1211.

9.                         Joint SAE/TMC Recommended Environmental Practices for Electronic Equipment Design
(Heavy-Duty Trucks); Society of Automotive Engineers (SAE); J1455; Aug 94.

10.                   Code of Federal Regulations — Telecommunication; Federal Communications Commission (FCC); CFR 47; Oct 95.

11.                   Limits and Methods of Measurement of Radio Interference Characteristics of Information Technology Equipment; International Electrotechnical Commission (IEC); CISPR 22; 1995.

12.                   Standard Test Method for Drop Test of Loaded Containers by Free Fall; American Society for Testing and Materials (ASTM); D 5276; 1994.

13.                   Standard, Electrostatic Discharge for Industrial Process Control; International Electromechanical Commission (IEC); Pub. 1000-4-2; 1995-01.

14.                   Electromagnetic Susceptibility Measurement Procedures For Vehicle Components (Except Aircraft); Society of Automotive Engineers (SAE); J1113; Aug 87.

15.                   Environmental Stress Screening (ESS) Technical Seminar; Screening Systems, Inc.; 1995/1996.

16.                   Safety of Information Technology Equipment; Underwriters Laboratories, Inc.; ANSI/UL 1950-1997 (CAN/CSA-C22.2 No. 950-95); July 95.

17.                   Telecommunications User Premises Equipment Environmental Considerations; ANSI/TIA/EIA-571-A; May 99.

18.                   Electromagnetic Compatibility and Electrical Safety — Generic Criteria for Network Telecommunications Equipment; Bellcore; GR-1089-CORE; Dec 97.

19.                   Generic Requirements for Environmental Stressing Applied to Telecommunications Products; GR-2840-CORE, Issue #1; Bell Communications Research; June 1995.

20.                   IPC-CC-830 Qualification and Performance of Electrical Insulating Compounds for Printed Board Assemblies

21.                   MIL-B-5087, Bonding, Electrical and Lightning Protection, for Aerospace Systems

22.                   MIL-I-46058C, Insulating Compound, Electrical

23.                   MIL-HDBK-217F, Reliability Prediction of Electronic Equipment

24.                   MIL-W-22759, Wire, Electrical, Fluoropolymer-lnsulated, Copper or Copper Alloy

25.                   MIL-STD-454, 28 April, 1995, General Guidelines for Electronic Equipment

26.                   MIL-STD-461E, Requirements for the Control of Electromagnetic Interference

27.                   MIL-STD-704E, Interface Standards for Aircraft Electric Power Characteristics

28.                   MIL-STD-810F, Test Method Standard for Environmental Engineering Considerations and Laboratory Tests

29.                   MIL-STD-883, Test Method Standard for Microcircuits

30.                   MIL-STD-889, Dissimilar Metals

31.                   MIL-STD-1516, Unified Code for Coatings and Finishes

EXHIBIT D

TO THAT CERTAIN

TURNKEY DESIGN AND MANUFACTURING AGREEMENT

DATED                                            , 2003

BY AND BETWEEN XPLORE TECHNOLOGIES CORPORATION OF AMERICA AND WISTRON CORPORATION.

G3 Wildcat Payment Schedule for Design Services* (10.4" TABLET)

6/19/2002
Wildcat Payments to Wistron	Target Date	Payment	Description
NRE Payment 1A (15%)	2/28/2002 Rest of payment made on 6/14/02	[***]	Project start, MOU signing (Feb. 28, 2002)

NRE Payment 1B (15%)	7/15/02	[***]	Contract signing (ASAP within 30 days of MOU signing)

NRE Payment 2 (40%)	8/2/2002	[***]	Tooling Start Date (August 2, 2002)

NRE Payment 3 (15.3%)	9/12/2002	[***]	Hard Tool T-1—First Try of 1st Prototype (September 12, 2002)

Final NRE Payment (14.7%)	11/28/2002	[***]	Final Product Acceptance by Xplore (November 28, 2002)

1st Tooling Payment (30%)	6/28/2002	[***]	Tooling Design Start (June 28, 2002)

2nd Tooling payment (40%)	8/2/2002	[***]	Tooling Start Date (August 2, 2002)

3rdTooling payment (30%)	9/12/2002	[***]	Hard Tool T-1—First Try of 1st Prototype (September 12, 2002)

EVT Prototypes (Qty 15)	7/23/2002	[***]	EVT Prototypes—Payment Due CDR (July 23, 2002)

Certification Testing Payment	8/2/2002	[***]	Regulatory Compliance Testing (August 2, 2002)

ICT/ATE Test Fixtures	8/2/2002	[***]	ICT/ATE fixtures/Stencils/Test Fixtures (August 2, 2002)

DVT Prototypes (Qty 55)	9/26/2002	[***]	DVT Prototype—Payment Due (September 26, 2002)

Subtotal		[***]

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1

G3 Wildcat Assumptions:

1. Docking Station Interfaces not included

2. Wistron's tooling estimate is [***]. Tooling payment will be based on actual tooling costs.

3. EVT & DVT Prototypes (unit cost $[***] each x 140%=$[***]. Wistron is including 5 units (Qty 2 for EVT; Qty 3 for DVT) in NRE.

NRE rebate based on first year unit shipment (from mass production date):

1st Year Shipment	Disc	total Rebate		Net NRE
Up to 36K units	0%		$—	$	[***]
>36K units	16%	$	[***]	$	[***]
>100K units	24%	$	[***]	$	[***]
>120K units	32%	$	[***]	$	[***]
>140K units	40%	$	[***]	$	[***]

*Purchase orders for the agreed upon Design Services shall be made by Xplore to Wistron in US Dollars. Wistron will invoice Xplore for the design services milestones. The payments will be made via wire transfer to Wistron specified bank account within five (5) business days after Xplore acceptance and receipt of invoice(s).

Prototypes:

Prototype systems will be at the mass production cost plus a 40% adder for design and test purpose at different development stages (EVT, DVT, QT). Both Xplore and Wistron engineering teams will mutually define quantity and allocation of each system build in the SOW. The number of systems with the cost adder is shown in the Payment Schedule above. These quantities are subject to change, so the payment amounts may change. Included in the NRE, Wistron will provide a total of 5 prototype units for Xplore's testing purposes, for example, two (2) EVT units and three (3) DVT units.

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2

Xplore Wildcat Tooling Cost Estimate

Note: subject to update based on 1st ME design review and spec. frozen

ITEM	PART NAME	CAV	Tool Cost (US$)		Unique	max/DGR	Life	Remarks
Plastic/Magnesium Parts
1	CHASSIS	1	$	[***]	Y	1200	120K	AZ=91D
2	UPPER CASE	1	$	[***]	Y	1200	120K	AZ=91D
3	LOWER CASE	1	$	[***]	Y	1200	I20K	AZ=91D
4	BTO COVER	1	$	[***]	Y	1400	120K	AZ=91D
5	BATTERY LATCH COVER	1	$	[***]	Y	1400	120K	AZ=9ID
6	SIDE PORT 1 DOOR	1	$	[***]	Y	1600	120K	AZ=91D
7	SIDE PORT 2 DOOR	1	$	[***]	Y	1600	120K	AZ=91D
8	HDD COVER	1	$	[***]	Y	1600	"	"
9	BATTERY LATCH	1	$	[***]	Y	1400	300K	Plastic
10	SIDE PORT 1 FRAME	1	$	[***]	Y	1600	300K	"
11	SIDE PORT 1 LATCH	1	$	[***]	Y	1600	"	"
12	SIDE PORT 2 FRAME	1	$	[***]	Y	1600	"	"
13	SIDE PORT 2 LATCH	1	$	[***]	Y	1600	"	"
14	XPL PORT FRAME	2	$	[***]	Y	3200	"	"
15	DOCKING FRAME	1	$	[***]	Y	1800	"	"
16	ANTENNA MODULE COVER	2	$	[***]	Y	3200	"	"
17	BATTERY PACK (62W)	l+l	$	[***]	Y	1200	"	"
18	BATTERY PACK (31W)	l+l	$	[***]	Y	1200	"	"
	TOTAL:		$	[***]			"	"
Metal/Rubber Parts							"	"
1	BUMPER L		$	[***]	Y		"	"
2	BUMPER R		$	[***]	Y		"	"
3	LCD FRONT SEAL		$	[***]	Y		"	"

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3

4	LCD BACK SEAL	$	[***]	Y
5	HDD CUSHER	$	[***]	Y
6	BTO EMI PLATE	$	[***]	Y
7	BTO COVER SEAL	$	[***]	Y
8	BATTERY LATCH SPRING	$	[***]	Y
9	SIDE PORT 1 SEAL	$	[***]	Y
10	SIDE PORT 2 SEAL	$	[***]	Y
11	KEY PAD	$	[***]	Y
12	UPPER CASE SEAL	$	[***]	Y
13	LOWER CASE SEAL	$	[***]	Y
14	CPU SUPPORT PLATE	$	[***]	Y
	TOTAL:	$	[***]

FPC Tooling
1	LCD/LVDS FPC	$	[***]
2	HDD	$	[***]
3	BLUETOOTH	$	[***]
4	TOUCHPAD	$	[***]
5	PALMREST	$	[***]
	TOTAL:	$	[***]

FIXTURE
1	PAINTING FOR APPEARANCE	$	[***]	Y
2	HOT INSERT	$	[***]
	TOTAL:	$	[***]
Pending EC

	Total Tooling Cost	$	[***]

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4

Notes :

1.                          Actual tool cost dependent on final design and the number of slides and lift pins

2.                          Invoice amount will reflect cost plus 1/2% handling and administrative fee

3.                          Cost above is for system only and does not include docks.

4.                         Payment Schedule:

30% due by 4/1/02	[***]
40% due by Tooling Start Date	[***]
30% due by Hard Tool T1 Date	[***]
Total	[***]

5.                          Tooling cost rebates based on first year unit shipment (from mass production date):

1st Year Shipment Disc		Resulting NRE
upto 36K units	0%	[***]
>36K units	10%	[***]
>75K units	20%	[***]
>100K units	30%	[***]
>120K units	40%	[***]
>150K units	100%	[***]

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5

Xplore Wildcat Factory Test Fixture Cost Estimate

Description	Amount (US$)		Remarks
Stencil (2 sets)	$	[***]
1CT/ATE fixtures	$	[***]	1500 nodes, 20 pcs sc
Punch for PCB cutting	$	[***]
Functional test fixtures*	$	[***]	Wistron standard
TOTAL	$	[***]

Payment Schedule:

100% due by Tooling Start Date

NOTE: Cost above is for system only and does not include docks.

* Additional functional test fixtures needed by Xplore may be purchased from Wistron.

Xplore Wildcat Compliance Matrix

	Conformance Requirements	Verification Method	Responsible Party	Budgetary Cost US Dollars
Environmental	Operating temperature	Test	Wistron	in NRE
	Storage temperature	Test	Wistron	in NRE
	Thermal shock	Test	Wistron	in NRE
	Relative humidity	Test	Wistron	in NRE
	Solar radiation	Test	Xplore	N/A
	Rain	Test	Xplore	N/A
	Sand and dust	Test	Xplore	N/A
	Salt fog	Test	Xplore	N/A
	Contamination by fluids	Test	Xplore	N/A
	Low pressure	Test	Xplore	N/A
	Vibration (integrity)	Test	Xplore	N/A
	Vibration (vehicle)	Test	Xplore	N/A
	Mechanical shock	Test	Xplore	N/A
	Crash shock	Test	Xplore	N/A
	Transit shock	Test	Xplore	N/A

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6

	C-Tick	Test and Certification	Wistron	$	[***]
	CCC	Test and Certification	Wistron	$	[***]
	KTL	Test and Certification	Wistron	$	[***]
	NOM	Test and Certification	Wistron	$	[***]
	SII	Test and Certification	Wistron	$	[***]
	FCC	Test and Certification	Wistron	$	[***]
	VCCI	Test and Certification	Wistron	$	[***]
	BSM1	Test and Certification	Wistron	$	[***]
	RRL	Need more information	Wistron	[***]
	Modem PTT	Test and Certification	Wistron	[***]
	Bluetooth	Test	Xplore	[***]
RF	Defined in PRD table 2-4	Test	Xplore	[***]

Payment Schedule:

100% due by Tooling Start Date	$	[***]

Notes:	1.	Above test costs do not include prototype sample costs of test units.
	2.	Above tests are conducted in-house; if third party is required by Xplore, cost will be separately quoted.
	3.

Modem test assumes using standard Wistron V.90/V.92 MDC modem, which already has PTT approvals in China, USA, Canada, Hongkong, CTR-21 (Greece, Turkey, Netherlands, Germany, Austria, UK, Spain, France,Norway, Switzerland, Sweden, Ireland, Finland, Denmark, Italy, Belgium, Portugal). Australia, Singapore and S. Africa require Xplore to apply via local offices. If Xplore requires new modem, then will quote separately.

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

7

EXHIBIT E - VERSION 2.8

EXHIBIT E

TO THAT CERTAIN

TURNKEY DESIGN AND MANUFACTURING AGREEMENT

DATED                               , 2003

BY AND BETWEEN XPLORE TECHNOLOGIES CORPORATION OF AMERICA AND WISTRON CORPORATION

Base Unit

Note:	Base Unit Includes:
	Main Logic Board	Input Power (9-18 VDC.4A)	AC adapter
	Function key assembly	RJ-45 10/100 LAN	Labels
	Speakers (2)	Integrated 5-port USB 2.0 OHCI	Ghost Lic.
	Microphone	15-pin External VGA
	Flex Cables	40-pin Docking port connector
	Enclosure/ Case/Display Gasket	2x XPL Expansion Ports (USB 2.0)
	Bridge battery	lx Internal Type II PCMCIA Slot
	Small boards (inverter, etc.)	lx Internal Mini-PCI Slot
	Resistive Digitizer & Stylus	2x Embedded Wireless Antennas
	16 level Autodimming Backlight	lx 4-pin USB2.0 (500ma)
	Function keys	lx 4-pin IEEE1394a "Firewire"

1

EXHIBIT E - VERSION 2.8

Product Costs for 10.4" Lynx Tablet

YEAR l
Configuration #1	866 / Baseline	XPL P/N: [***]	$	[***]
Includes:
Base unit		*OS WIN XP & license
Processor Pentium III 866Mhz ULV		Shipping container & manuals
Transmissive Display assembly, UNenhanced		G & A plus overhead
256MB memory SDRAM SODIMM		18 month Warranty, including radios
2-cell Lithium Phosphate, 7.6V, 4500 mAH Battery		$[***] NRE for the first 20,000 units in total, starting April '03
HDD 20GB		* OS cost handled separately

Configuration #2	866/ BTO XP Pro	XPL P/N: [***]	$	[***]
Includes:
Base unit		*OS, none (no HDD)
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
18 month Warranty, including radios
$[***] NRE for the first 20,000 units in total, starting April '03
* OS cost handled separately

Configuration #3	866 / TPC,20,256,4500	XPL P/N: [***]	$	[***]
Includes:
Base unit		*OS MS Tablet PC & license
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
RF Digitizer & Stylus		18 month Warranty, including radios
$[***] NRE for the first 20,000 units in total, starting April '03
256MB memory SDRAM SODIMM
2-cell Lithium Phosphate, 7.6V, 4500 mAH Battery
HDD 20GB		* OS cost handled separately

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2

Configuration #4	866 / XP Pro,20,256,4500	XPL P/N: [***]	$	[***]
Includes:
Base unit		*OS MS XP Professional & license
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
18 month Warranty, including radios
$[***] NRE for the first 20,000 units in total, starting April '03
256MB memory SDRAM SODIMM
2-cell Lithium Phosphate, 7.6V, 4500 mAH Battery
HDD 20GB		* OS cost handled separatelv

Configuration #5	866 / BTO TPC	XPL P/N: [***]	$	[***]
Includes:
Base unit		*OS, none (no HDD)
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
RF digitizer and stylus		18 month Warranty, with radios
$[***] NRE for the first 20,000 units, starting April '03
* OS cost handled separately

Configuration #6	866 / TPC, 20,512,4500	XPL P/N: [***]	$	[***]
Includes:
Base unit		*OS MS Tablet PC & license
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
18 month Warranty, including radios
$[***] NRE for the first 20,000 units in total, starting April '03
512MB memory SDRAM SODIMM
2-cell Lithium Phosphate, 7.6V, 4500 mAH Battery
HDD 20GB		* OS cost handled separately

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3

EXHIBIT E - VERSION 2.8

Configuration #7	866 / TPC,40,512,9000	XPL P/N: [***]	$[***]
Includes:
Base unit		*OS MS Tablet PC & license
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
RF digitizer and stylus		18 month Warranty, with radios
$[***] NRE for the first 20,000 units, starting
512MB memory SDRAM SODIMM		April ‘03
4-cell Lithium Phosphate, 7.6V, 9000 mAH Battery HDD 40GB		* OS cost handled separately

Configuration #8	866/Acrylic TPC,40,512,9000	XPLP/N: [***]	$[***]
Includes:
Base unit		*OS MS Tablet PC & license
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
RF digitizer and stylus		18 month Warranty, including radios
Acrylic window, NO touchscreen		$[***] NRE for the first 20,000 units in total,
Screen protector		starting April ‘03
512MB memory SDRAM SODIMM
4-cell Lithium Phosphate, 7.6V. 9000 mAH Battery HDD 40GB		* OS cost handled separately

Configuration #9	866 / Acrylic BTO TPC	XPL P/N: [***]	$[***]
Includes:
Base unit		*OS, none (no HDD)
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
RF digitizer and stylus		18 month Warranty, with radios
Acrylic window, NO touchscreen		$[***] NRE for the first 20,000 units, starting
April ‘03
Screen protector		* OS cost handled separately

[***]    Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4

Configuration #10	866 / BTO XP Pro w/ screen	XPL P/N: [***]	$[***]
Includes:
Base unit		*OS none (no HDD)
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
Screen protector		18 month Warranty, including radios $[***] NRE for the first 20,000 units in total, starting April ‘03
* OS cost handled separately

Configuration #	866/	XPL P/N: [***]
Includes:
Base unit
Processor Pentium III 866 MHz ULV		Shipping container & manuals
Transmissive Display assembly, enhanced		G & A plus overhead
18 month Warranty, with radios
$[***] NRE for the first 20,000 units, starting April ‘03
* OS cost handled separately

[***]    Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5

DRAFT 2.0

Exhibit F

QUALITY MANAGEMENT PLAN

FOR WILDCAT LYNX

1

1.                         Introduction

This document details the quality plan concepts of XPLORE Technologies Corporation of America. The Quality Management Plan (QMP) outlines interactions between the two companies with respect to the quality of products. The supplier agrees to comply with the intent of this plan and shall work in cooperation with XPLORE.

2.                         Critical Contact Information

The supplier should provide XPLORE a listing of the critical contact information for key suppliers. Desired information is as follows:

The Executive Sponsor

The Responsible Quality Engineer (SUPPLIERS QUALITY REPRESENTATIVE)

The Quality Account Manager (QAM)

The Failure Analysis Engineers (FAE)

3.                         Quality Goals

Quality goals from suppliers should be documented from a perspective of field DPPM goals and future quarterly objectives. The establishment of Supplier Internal Quality Goals for incoming inspection, final assembly, and QA out going should be implemented.

4.                         Component Information

Component information from key suppliers should include:

WISTRON Part Number:

Supplier Part Number:

Approved Manufacturing Location(s):

5.                         ECN Process Documentation:

Advance notice must be provided to XPLORE Engineering for all ECN/PCN’s involving changes that impact form, fit or function or unless otherwise stated in the Agreement.

Note: Supplier will not make any changes in its process, location, material or to the product without prior approval from Xplore via the Change Request Form/ECR. All ECR’s must include at a minimum: a) justification for the change—cost savings, process improvement, design improvement, schedule impact; b) test results to validate the change, i.e. process control data.

5-1 ECN / PCN Identification

All implemented engineering changes (ECN) and major process changes (PCN’s) may increment the revision tracking digits within the barcode label as agreed to by Xplore.

2

6. Failure Analysis Expectations

6-1 Xplore Minimum Requirements

1.     Supplier to perform defect verification on a regular basis.

2.     Supplier will prepare a verification report.

3.              A sample of the top failures, including any uncommon failures, will be returned to Supplier for further analysis and corrective action (CLCA).

4.     Supplier to perform failure analysis and generate a failure report by failing symptom.

5.              Supplier will perform 100% failure analysis from pilot build to understand root cause and to generate effective corrective action (CLCA).

6.     Supplier should utilize a closed loop corrective action approach.

6-2 Stop Ship/Stop Build at Supplier Factory

Stop Ship/Stop Build will be formally tracked through the issuance of a SCAR (or approved method) to the supplier.

1.              When a stop ship/stop build is instituted, the supplier will provide failure analysis/engineering resources.

2.              The Supplier will develop a containment/reaction plan that includes the suppliers’ facility, sub-tier suppliers and subcontractors. 3. XPLORE will be immediately notified of the stop ship plans.

4.              The supplier will also determine field risks associated with the stop ship (# units affected).

5.              Failed part will be transported by best available means, including possible hand carrying directly to supplier factory or other location for failure analysis.

6.              Full details of the problem to root cause will be completed with the corrective action plan.

6-3 Failure Analysis response time for Normal Failures

A comprehensive F/A report will be completed for product failures including root cause and effective corrective action. This will be submitted to XPLORE. The supplier shall strive to meet the recommended times outlined below:

1.              Validation of Failure: 24 Hours

2.              Failure Analysis and containment action: additional 4 Working Days

3.              Detailed final F/A (must be to root cause), corrective action plan within: additional 5 Working Days

4.              If it takes more than 10 working days after receipt of part to submit detailed final FA report to XPLORE, the supplier will notify XPLORE for extension.

6-4 Failure Analysis response time for High Visibility Failures

XPLORE Quality Engineer will identify high visibility failures to the supplier. Events triggering a high visibility failure may be purges, engineering holds, any reliability failures, OBE failures or trends. All of these types of failures will be formally tracked through the issuance of a SCAR to the supplier. SCAR will be initiated by the Xplore SQE. A comprehensive F/A report will be completed for product failures including root cause and effective corrective action. This will be submitted to the Xplore SQE via email response to the original SCAR within the times as outlined below upon receipt of defective parts at the supplier site:

1.              Validation of Failure: 24 Hours

2.              Failure Analysis and containment action: 48 Hours

3.              Detailed final F/A (must be to root cause), corrective action plan within: 5 Calendar Days.

3

6-5 Rework and Screening of Product

Any rework/screening of product will be performed under a controlled process. Rework/screening process should include, at a minimum, the following:

•      Serial Number Traceability of rework/screened product

•      Handling/ESD Precautions

•      Testing Methodology

•      Effectiveness Justification

•      Yield Data Reporting

•      Re-audit/Re-inspection

7.                         Factory Audit Results

7-1 Results of Xplore SQE Quality Systems Audit

XPLORE SQE will perform a Quality Systems Audit at a minimum of once every other year or at the discretion of the XPLORE SUPPLIER QUALITY ENGINEER. Full latest audit report(s) will be placed with corrective action status in the identified QMP analysis.

7-2 Results of Xplore SQE Quality Process Audit

XPLORE SQE will perform a Quality Process Audit at a minimum of once every year or at the discretion of the XPLORE SUPPLIER QUALITY ENGINEER. Full latest audit report(s) will be placed with corrective action status.

8.                         Sub-Supplier Control

The supplier will make best efforts to establish a sub-supplier/subcontractor quality management program to effectively control incoming quality through the use of closed loop corrective action and continuous improvement activities. The intent of this section is to ensure that all incoming components meet the suppliers design specifications and quality standards.

8-1 Minimum requirements

1.              Perform quality audits a minimum of twice per year for the suppliers of critical components.

2.              Only components from sub-suppliers listed in the formal approved vendor list (AVL) and approved by XPLORE will be utilized in the manufacture of XPLORE product.

3.              Sub-suppliers removed from the AVL for any reason must be formally re-qualified and approved by XPLORE prior to being added back onto the AVL. Additions to the AVL will be processed through the XPLORE ECN approval process.

4.              Incoming quality goals shall be established and monitored for components.

5.              Formal closed loop corrective action will be utilized for all sub-supplier components not meeting the quality goals.

6.              If a certain component causes a quality excursion, then the component will be disqualified.

8-2 Procedures to be provided by supplier:

1.              Supplier survey procedure

2.              Supplier site/component qualification procedure

3.              Supplier audit procedure

4.              Supplier ranking & rating procedure

5.              Supplier CIP program

6.              Incoming inspection procedure for each component

4

9.                         First Article Inspection

Supplier is required to perform a First Article Inspection (FAI) to assure all products meet design-engineering parameters based on an approved First Article Inspection Procedure. This is normally done on the first production build lot for a newly designed component or revision. The purpose of the FAI is to verify compliance of a part or finished product produced in a normal production environment to the Supplier’s design specifications (Product BOM is frozen). First Article Inspection may include verification of mechanical dimensions, chemical finishes, solder workmanship verification, configuration, and test data. Normally a First Article Inspection report is generated that defines the Supplier, part number, and revision. Included in this report is a list of inspection attributes to be verified, either visually or through the use of standard inspection tools. An inspector or quality engineer usually performs the First Article Inspection. However, final approval of the success of the First Article Inspection is the responsibility of XPLORE.

Supplier to provide documented proof that components and finished product were inspected per supplier FAI procedure and meet supplier design specifications.

9-1 FAI for Critical Components

•                 FAI should be done on each Critical component according to supplier FAI procedure.

•                 Every item on drawing needs to be verified during FAI.

9-2 FAI for Finished Product

•                 Measurement method should be based on XPLORE’s specification

•                 FAI for finished product will be applied for the first 20 systems.

•                 Optical, mechanical and electrical characteristics

•                 Mechanical:

•                  Upper and lower case mating

•                  Battery fit

•                  Centering of digitizer within bezel

•                  Peripheral connector integrity

•                  Switch activation

•                  Unit docking

•                  General cosmetic

•                 Electrical:

•                TBD

9-3 Information to be Verified

•                 Equipment

•      Name / Model

•       Calibration Frequency / Record

•       Gauge R&R Record

•       PM record

10.                          Critical Process Parameter

10-1 Minimum Requirements

The supplier will identify the critical process parameters and work with the XPLORE to generate an agreed upon list. These parameters will be monitored and results reported to XPLORE on a TBD basis after the data was collected.

5

11.                  On-going Reliability Test

Supplier shall carry out an On-going reliability test to ensure that the quality of the product is maintained over lifetime of the product. This testing method will be governed by the PRD on “Reliability Testing”.

12.                  Quality Reporting

The supplier shall submit a monthly quality report to the XPLORE Supplier Quality Engineer per the following requirements or as defined in the main Agreement:

12-1 Quality Data: Monthly

Quality Data should be supplied for each of the inspection processes as defined below:

•      Assembly Final Test (if applicable)

•      Test (Prior to Aging)

•      Outgoing Inspection

The following is the data required from each process:

•      Failure (DPPM) trend chart

•      Pareto of top 5 failures (4 week rolling graph)

•                 Root Cause & Corrective Action Summary required for the top 3 failures (detail not required)

12-2 ECN Status: Monthly

Supplier to provide a list of ECN’s which are approved by XPLORE along with the following information relating to each of the ECN’s:

•      ECN number

•      Summary of the change being requested

•      Revision number

•      Factory cut-in date

12-3 Ongoing Reliability Test Results (ORT): TBD

ORT test results should be included in the monthly report.

13.                  Barcode Label Tracking and Cross Referencing

Supplier is required to establish and maintain a system to track and cross reference product barcode to the product serial number. Unless otherwise specified, supplier shall maintain all the barcode and Serial Number tracking records for minimum of 3 years.

Supplier to provide documented evidence of cross reference of supplier serial numbers to XPLORE barcode.

6

Exhibit G
Service and Support Addendum of the
Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

This Exhibit G - Service and Support Addendum of TURNKEY DESIGN AND MANUFACTURING AGREEMENT (“Agreement”), effective this 1 day of July, 2002, is made and entered into by and between XPLORE TECHNOLOGIES CORPORATION of AMERICA and its subsidiaries and affiliates (“XPLORE”), a Delaware corporation having its principal place of business at 11675 Jollyville Road, Suite 150, Austin, Texas 78759 U.S.A. and WISTRON CORPORATION (“WISTRON), and its subsidiaries and affiliates, a Taiwan corporation having its principal place of business at 21F, 88, Sec. 1, Hsin Tai Wu Rd., Hsichih, Taipei Hsien 221, Taiwan, R.O.C.

Effective Date shall commence on the first day after receipt by Xplore of Product manufactured under mass production.

Table of Contents

1.	Scope / Checklist
	1.1	General Classification
	1.2	Purpose
	1.3	Geographical Scope
	1.4	Days and Hours of Support
	1.5	Contact Points - Service Issues

2.	Definitions
	2.1	Abused
	2.2	Authorized Caller
	2.3	Component Level Repair
	2.4	Customer / End User
	2.5	Dead on Arrival Failure Rate
	2.6	Error
	2.7	Failed Unit
	2.8	Fixtures
	2.9	Good Operating Condition
	2.10	Incident
	2.11	Like New Condition
	2.12	Modular Level Repair
	2.13	Monthly Failure Rate (MFR)
	2.14	No Trouble Found
	2.15	On-Site Repair
	2.16	Preventive Maintenance
	2.17	Problem
	2.18	Product
	2.19	Repair
	2.20	Service Center Repair
	2.21	Severity Level
	2.22	Software Corrective Action
	2.23	Software Maintenance Upgrade
	2.24	Software Patch
	2.25	Software Version Release
	2.26	Spare Parts
	2.27	Subassemblies
	2.28	Tier I
	2.29	Tier II
	2.30	Tier III
	2.31	Turnaround Time
	2.32	Warranty Failure Rate
	2.33	Workaround

3.	Technical Support Responsibilities
	3.1	Support Services
3.1.1 Tier I and Tier II Responsibilities
3.1.2 Tier III Responsibilities
3.1.3 Support Procedures
	3.2	Emergency Technical Support
	3.3	Problem Resolution
	3.4	Software Maintenance

4.	Repair Responsibilities
	4.1	Repair of Products
	4.2	Preferred Repair Strategy
	4.3	Warranty Costs
	4.4	Out of Warranty Costs

	4.5	Warranty on Repairs
	4.6	Standards for Condition of Repaired Product
	4.7	Workmanship Standards
	4.8	Repair Turnaround Time for Product
	4.9	Repair Turnaround Time for Subassemblies
	4.10	Packaging
	4.11	Shipping
	4.12	Abused Product or Subassembly
	4.13	Mean Time to Repair

5.	Training
	5.1	Initial Support Training
	5.2	Refresher Support Training
	5.3	Repair Training
	5.4	Scope of Training
	5.5	Costs
	5.6	Product Change Notification

6.	Documentation and Software Tools
	6.1	Delivery of Documentation
	6.2	Electronic Copies
	6.3	Updated Documentation

7.	Testing
	7.1	Test Fixtures
	7.2	No Trouble Found Test

8.	Spare Parts
	8.1	Spare Parts List
	8.2	Discontinuance of Spare Parts
	8.3	Failure Rates
	8.4	Inventory
	8.5	Lead Time
	8.6	Urgent Orders

9.	Reporting
	9.1	Problem Status
	9.2	WISTRON Service Return Process
	9.3	Individual and Monthly Repair Reports

10.	Billing
	10.1	Fees
	10.2	Invoicing Procedure

11.	Remedies
	11.1	Additional Spares

12.	Miscellaneous
	12.1	Entire Agreement
	12.2	Conflict
	12.3	Term
	12.4	Compliance with Laws
	12.5	Hazardous Materials

Appendix A:          Product and Spares Part Listing

Appendix B:          Activated WISTRON Service Locations

Appendix C:         Repair Fee Structure

Appendix D:         Test Fixture Listing and Associate Pricing

Appendix E:          General Service and Support Conditions

1.                         Continuing Availability of Maintenance, Replacement, and Repair Parts

2.                           Notification of Engineering Changes

3.                           Reliability Standards

1

Exhibit G

Service and Support Addendum of the

Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

SCOPE

1.1           General Classification. This Service and Support Addendum applies to [check all that apply]:

a.             Hardware

☒           XPLORE Product and Docking Station Interfaces;

b.             Software

☒           XPLORE Software Products and BIOS;

XPLORE Software Products (Software, or software herein) do not include third party software that Xplore is licensing itself or third party products for which XPLORE is just an intermediary. Examples include but are not limited to Microsoft Windows.

c.             Integration and Installation of Hardware/Software at End-User Sites

☐            (1) Standard XPLORE Hardware and Software Products;

☐            (2) Mixed Standard and Modified Custom Hardware and Software Products;

☐            (3) Custom Hardware and Software Products

The warranty period shall be as set forth in the Turnkey Design and Manufacturing Agreement.

1.2                                 Purpose. WISTRON is engaged in the design, manufacture, and service of the Products, excluding the design of the docking station interfaces. This Addendum provides the framework under which WISTRON provides the training and documentation for XPLORE to perform Tier I and Tier II for the identified Products in Appendix A and the procedures under which WISTRON shall provide support to XPLORE, principally Tier III support. This Addendum further provides the process under which product repair is performed by either WISTRON or XPLORE.

1.3           Geographical Scope.

The following are geographical locations in which the Products will require support and/or repair services by either XPLORE or WISTRON.

☒           United States and Canada—Warranty Depot Service at Acer in El Paso, TX

☒           Latin America—Warranty Depot Service at Acer in El Paso, TX

☒           EMEA (Europe, Middle East, and Africa)—Warranty Depot Service at Den Bosch, IMS in Denmark

☒           Asia (including Australia and New Zealand)—Warranty Depot Service at Wistron in Hsinchu, Taiwan

1.4                                 Days and Hours of Support. WISTRON shall provide access to its own internal Tier II and Tier III technical support personnel to XPLORE as follows:

Days:  Monday through Friday, daily except for National Holidays

Hours:  During normal local business hours at WISTRON’s El Paso, Texas location.

WISTRON recognizes holidays are not included in the days of support. If a request for support is received by WISTRON outside of the above days and hours, support will be initiated the next business day.

1.5                                 Contact Points-Service Issues. The following are the currently assigned personnel of WISTRON and XPLORE for day-to-day service and support related activities. This list may be updated by either party from time to time to reflect changes in contact personnel and information.

XPLORE Technical Support Contacts:	WISTRON Technical Support Contacts:

Phineus Lai
Name: XPLORE Support Center	Name: WISTRON Customer Support Center
Phone: (888) 449-7567	Phone:
Phone: 886-2-8691-1207
Fax: 882-2-8691-1799
E-Mail: Phineus_lai@wistron.com.tw
Cell/Beeper: NA	Cell/Beeper:

XPLORE Customer Services Project Management:	WISTRON Project Management:

Name: Brooke Shang
Phone: 886-2-8691-1884
Fax: 886-2-8691-1884
E-Mail:	E-Mail: brooke_shang@wistron.com.tw
Cell/Beeper:	Cell/Beeper:

In their absence:	In their absence:

Name:	Name: Tom Pai
Phone:	Phone: 886-2-8691-2909
Fax:	Fax: 886-2-8691-1799
E-Mail:	E-Mail: Tom_pai@wistron.com.tw
Cell/Beeper: N/A	Cell/Beeper:

XPLORE Purchasing for Parts Ordering:	WISTRON Contact for Parts Ordering:

Name:	Name: Eng Wong
Phone:	Phone: 886-3-5770707 ext. 2558
Fax:	Fax: 886-3-5770707 ext. 2699
E-Mail:	E-Mail: eng_wong@wistron.com.tw
Cell/Beeper:	Cell/Beeper:

In his absence:	In their absence:

Name:
Phone:	Phone:
Fax:	Fax:
E-Mail:	E-Mail:
Cell/Beeper:	Cell/Beeper:

XPLORE Repair Center Contact:	WISTRON Repair Center Contact:

Name: Hugo Salinas	Name: Jonas Hsu
Phone: 512-336-7797 ext. 222	Phone: 886-3-5770707 ext.2911
Fax: 512-336-7791	Fax:
E-Mail: hsalinas@xploretech.com	E-Mail: Jonas_hsu@wistron.com.tw
Cell/Beeper:	Cell/Beeper:

In his absence:	In their absence:

Name: Hector Valdovino	Name:

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Exhibit G
Service and Support Addendum of the
Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

Phone: 512-336-7797 ext. 209	Phone:
Fax: 512-336-7791	Fax:
E-Mail: hvaldovino@xploretech.com	E-Mail:
Cell/Beeper:	Cell/Beeper:

XPLORE Management Escalation:	WISTRON Management Escalation:

Name: Sid Laub	Name:
Phone: (512) 336.7797 ext. 223	Phone
Fax: (512) 336.7791	Fax:
E-Mail: slaub@xploretech.com	E-Mail:
Cell/Beeper:	Cell/Beeper:

XPLORE International Service	WISTRON International Service

Contacts:	Contacts:
EMEA
Name: David Han	Name: Paul K.H. Wu
Phone: 011-44-358-9-854-58024	Phone: 31 (0)73-645 92 83
Fax: 011-358-9-85458011	Fax: 31 (0)73-645 95 67
E-Mail: dhart@Wistrontech.com	E-Mail: paul_k.h._wu@wistron.com.tw
Cell/Beeper:	Cell/Beeper:

Asia Pacific
Name:	Name: See International Service Locations (Same as headquarter)
Phone:	Phone:
Fax:	Fax:
E-Mail:	E-Mail:
Cell/Beeper:	Cell/Beeper:

2.             DEFINITIONS

2.1                                 An “Abused Product” or an “Abused Subassembly” shall mean a physically damaged Product or Subassembly, respectively that has been damaged due to forces or exposure beyond normal use within the specified operational and environmental parameters as set forth in the Product Specification. Abuse also includes but is not limited to damage caused by normal wear and tear. Abuse, may also include the elements and factors listed in Appendix F. However, damage caused as a result of the elements or factors in Appendix F may also not be a result of abuse, e.g. excessive dirt in the unit could be a result of faulty sealing (no abuse) or improper handling by the customer (abuse). The Parties will have to investigate whether the presence of' an element or factor in Appendix F is a result of abuse, or a warranty issue.

2.2                                 “Authorized Caller” shall mean a person or persons designated by XPLORE as the technical/engineering support personnel authorized to contact WISTRON in connection with service and support for the Products.

2.3                                 “Component Level Repair” shall mean the repair of a Subassembly (for example, replacement of components on a PC board) as contrasted with a Modular Level Repair.

2.4                                 “Customer” or “End User” shall mean a company or organization that uses XPLORE products in the operation of their business.

2.5                                 “Dead on Arrival Failure Rate” shall mean the percentage representing the ratio of the number of Products that fail within five (5) calendar days from the date of shipment of Product to the End User and upon initial Product power up out of the box by the End User divided by the cumulative number of Products shipped to customers.

2.6                                 “Error” shall mean a defect in the Product which is reproducible and which causes such Product not to function substantially in conformance with the Specifications, end user documentation, or other related documentation, including without limitation any functional specifications of other engineering documentation for the Product, or commonly accepted operating principles as defined by industry standards. Errors are classified according to Severity Levels as classified under the definition of Problems.

2.7                                 “Failed Unit” shall mean a Product returned by a customer as being inoperative or not conforming to the applicable Product Specification as published by XPLORE. Failed Units do not cover items as defined in section 4.1 of Exhibit G Appendix E, Missing, Wrong or Damaged Products which are defined as parts, peripherals or other items missing from an order, an order that is processed incorrectly or damage that occurs in transit. Failed units do not cover no trouble found units returned by XPLORE.

2.8            “Fixtures” shall mean tools used for testing the manufactured or repaired product.

2.9                                 “Good Operating Condition” shall mean the Product functions in accordance with XPLORE’s published product specifications and successfully completes all diagnostic routines.

2.10                           “Incident” means a situation that necessitates an End User to contact XPLORE for assistance.

2.11                           “Like New Condition” shall mean free of cosmetic defects, and fully functioning according to Product Specification.

2.12                           “Modular Level Repair” shall mean the replacement of modules such as subassemblies, housings, wire harnesses, and hardware in a product.

2.13                           “Quarterly Failure Rate” (hereinafter, “QFR”) shall mean a number equal to the cumulative number of units returned to WISTRON for warranty repair, excluding non-warranty returns, Failed Units, and no trouble found Products pursuant to the procedure set forth in section 8.2 hereof, of a specific Product under warranty in a quarter divided by the total population of product units of such specific product under warranty delivered to XPLORE.

2.14                           “No Trouble Found” unit shall mean a unit that is returned for service with no apparent defect, according to the procedure set forth in section 8.2 hereof.

2.15                           “On-Site Repair” shall mean repairs performed at the customer’s site by authorized service personnel as an alternative to Service Center Repair.

2.16                           “Preventive Maintenance” shall mean those functions required to inspect and evaluate a functioning Product and to clean, adjust, replace worn components, and lubricate the Product, as per WISTRON’s instructions to restore product to Good Operating Condition.

2.17                           “Problem” means any Error (as defined hereinabove), or any actual failure or functional impairment that causes reduced functionality to the Product. Problems are assigned a classification by Severity Level at the time of XPLORE’s initial contact with End User concerning the Problem. Problem Severity Level may be changed based upon new technical information or change in the Customer’s situation and as mutually agreed upon by the Parties.

2.18                           “Product” shall mean the products of XPLORE as listed in Appendix A. Each Product manufactured by WISTRON, excluding Spare Parts,

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Modules and Components, shall have a suitable permanent label or marking which shall include a unique serial number.

2.19                           “Repair” shall mean the repair or replacement of a malfunctioning Product to return it to Good Operating Condition.

2.20                           “Service Center Repair” shall mean Repairs performed at authorized service center locations.

2.21                           “Severity Level” may be defined either in technical terms or based on customer sensitivity, whichever is more critical. The Severity Levels are defined as follows:

Severity 1:                Technical: Customer equipment is inoperable which results in a critical impact to business operations. No viable workaround is known.

Customer Sensitivity: The Customer regards the Problem as clearly placing into question future orders and business with XPLORE. Severity Level 1 can only be initiated by authorized XPLORE

Level III technical support representative.

Severity 2:                Technical: Customer equipment is operational, but service interruption or degradation creates difficulty in the execution of functions that results in a severe impact to business operations. Customer acceptable workaround is available.

Customer Sensitivity: The Customer regards the Problem as serious, and there is potential risk of losing actual or future business.

Severity 3:                Technical: Customer equipment is operational, but problems prevent some functions from meeting the full production specifications or cause particular features or functionality to be degraded or inoperative. Some business operations are impaired or impacted, but a customer acceptable workaround is available.

Customer Sensitivity: The problem is impacting the customer’s day-to-day business; there is generally a low risk of losing future business.

Severity 4:                Technical: The equipment is performing to current specifications, but enhancements to hardware, software, or accessories are needed to meet full customer satisfaction.

Customer Sensitivity: The problem is not currently impacting the customer’s day-to-day business, but may in the future.

2.22                           “Software Corrective Action” shall be an action to correct a Problem due to the software not performing up to XPLORE’s specification. It can be classified as either a Software Patch, Software Maintenance Upgrade, or Software Version Release.

2.23                           “Software Maintenance Upgrade” shall mean a revision or an update of a current Software Version Release that improves quality and performance by incorporating Problem fixes and/or minor functionality improvements. Software Maintenance Upgrades are identified by the second series of digits of the software numeric identifier, located on the software distribution media (VV.MM.PP).

2.24         “Software Patch” shall mean executable software created as an emergency repair to address a software bug or other temporary workaround situation. Software Patches are identified by the third series of digits of the software numeric identifier located on the software diskette (VV.MM.PP).

2.25         “Software Version Release” shall mean a new version of the software Product substantially revised with new features and/or major functionality improvements, including bug fixes and prior Software Maintenance Upgrades. Software Version Releases may be identified by the first series of digits of the software numeric identifier, located on the software distribution media (VV.MM.PP).

2.26         “Spare Parts” shall mean all Subassemblies of Products listed in Appendix A and sold by WISTRON to XPLORE under this Addendum as normally used for Product service and maintenance.

2.27         “Subassemblies” shall mean populated printed circuit boards, accessories, removable modules, or discrete parts used in or associated with a Product. Subassemblies are distinguished from complete finished products.

2.28         “Tier I” shall mean first call support on all customer calls. Technical support staff answers technical inquiries regarding Products, and provides problem diagnostics services for identifying Problems and generic application faults, analysis, and where possible, Problem resolution. Any unresolved issues are escalated to Tier II.

2.29         “Tier II” shall mean specialist level technical support. Technical support/ escalation staff performs Problem isolation and replication, lab simulations, interoperability testing, and remote diagnostics. The goal is to isolate the failure/ discrepancy and resolve or escalate the problem. Tier II personnel may require dialogue with Tier III personnel to help isolate the failure. Any unresolved issues are escalated to Tier III.

2.30                           “Tier III” shall mean engineering and technical support by XPLORE or WISTRON to isolate a Problem/Error and implement a mutually approved solution, including, but not limited to, a Product design change. Escalation of unresolved issues from Tier III is described in Section 4.

2.31                           “Turnaround Time” shall mean the number of business days between the date a Product is received by WISTRON or a designated WISTRON representative for repair and the date the repaired/replaced Product is shipped to XPLORE.

2.32                           “Warranty Failure Rate” shall mean the percentage representing the ratio of the number of products failing during the Warranty Period for such Product divided by the total number of Products shipped to customers during the corresponding period.

2.33                           “Workaround” shall mean a feasible change in operating procedures whereby an end user can avoid any deleterious effects of an Error.

3.             TECHNICAL SUPPORT RESPONSIBILITIES

3.1           Support Services.

3.1.1                        Tier I and Tier II Responsibilities. XPLORE shall provide Tier I and Tier II support services to the End Users of the Products.

3.1.2        Tier III Responsibilities. WISTRON shall provide Tier III technical support to XPLORE’s technical contact during the duration of the term of this Addendum. In addition, Wistron shall extend support, for a fee of $[***] per hour to a mutually agreed upon number of Authorized Callers, providing that a majority of the calls are for actual Problems, beginning on the Effective Date and continuing during the term of this Addendum. XPLORE will receive priority from WISTRON for Tier III support based on standard commercial and service practices and relative to XPLORE’s volume purchases. WISTRON will provide Tier III support to XPLORE during the agreed upon Days and Hours of Support noted in Section 1.4. XPLORE’s Authorized Callers will have direct access to WISTRON’s specifically defined Tier II and Tier III technical support personnel. WISTRON’s designated technical support personnel will facilitate contact with WISTRON’s technical engineering personnel as required for escalation purposes.

3.1.3        Support Procedures. XPLORE shall reasonably attempt to resolve customer problems for the Products prior to contacting

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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WISTRON. WISTRON will not contact or provide direct support to XPLORE customers with respect to the Products pursuant to this Addendum without XPLORE’s prior approval. WISTRON will acknowledge XPLORE’s request for assistance within one (1) business day. If unable to resolve, XPLORE and WISTRON will agree, in good faith, what additional information and/or documentation will be required for resolution. WISTRON shall work with XPLORE in attempting to reproduce any such problem. Problem resolution shall be managed in accordance with Section 3.3 hereunder.

3.2                                 Emergency Technical Support. For Severity 1 Problems deemed by XPLORE to require emergency, on-site support that would be significantly facilitated by WISTRON’s assistance and such support is mutually agreed upon by the Directors of Support for XPLORE and WISTRON, WISTRON agrees to use its best reasonable efforts to provide such emergency support. In situations where the site visit was precipitated by an acknowledged WISTRON Problem, WISTRON will bare costs for labor, or expenses. If the Problem is not an WISTRON Product Problem, XPLORE will reimburse WISTRON for travel and lodging expenses plus reasonable per diem rates, in addition to an on-site service fee based on $[***]/hr. with an [***] hour minimum billing period. Travel time to and from the site will be billed at the same rate.

3.3                                 Problem Resolution. XPLORE and WISTRON shall promptly agree in good faith to exchange pertinent information and/or documentation that may be required to permit WISTRON to identify and resolve Product Problems.

Severity 1.                Response: WISTRON shall work with XPLORE using reasonable best efforts to develop a reasonable action plan within two (2) business days, for Severity Level 1 Problems. A proposed resolution shall be identified in the action plan. XPLORE and WISTRON problem managers shall review the Incident within two (2) business days.

Severity 2:                Response: WISTRON shall work with XPLORE using reasonable best efforts to develop a reasonable action plan within five (5) business days. XPLORE and WISTRON problem managers shall review the Incident within five (5) business days. A proposed resolution shall be identified in the action plan.

Seventy 3:                Response: In the event, Product is identified by the Parties as a Failed Unit, WISTRON shall work with XPLORE to create an action plan within ten (10) business days of receipt of notification. As approved by the Parties, WISTRON shall provide a proposed resolution within three (3) months or next scheduled release, whichever is sooner.

Severity 4:                Response: If the Customer request is reasonable and can be addressed by WISTRON, WISTRON shall work with XPLORE to create an action plan within forty five (45) business days of receipt of notification. A proposed resolution and any associated costs, if applicable, will be presented by WISTRON and if accepted by XPLORE will be planned and scheduled through mutual agreement between XPLORE and WISTRON.

3.4                                 Software Maintenance. During the term of this Addendum, WISTRON shall provide all Software Patches, Software Maintenance Upgrades and Software Version Releases to XPLORE at no additional charge. In the event a Problem is reported due to software not performing up to XPLORE’s specification, WISTRON must provide either an End User acceptable workaround or a Software Corrective Action to XPLORE for distribution to the end user. All Software Corrective Actions shall be provided within the timeframes identified above. Software Corrective Actions shall include one copy of any documentation changes in electronic format. Software Version Releases will be used for the sole purpose of training and support and will be distributed to the End User only with XPLORE’s approval.

4.             REPAIR RESPONSIBILITIES

4.1                                 This section relates to the Repair of Products that are returned by the Customer to XPLORE for service, and sets forth the responsibilities of the parties for the repair and the costs thereof depending upon (i) whether the product is “Warranty” or “Post Warranty”, and (ii) whether the repair is for the entire Product or a Subassembly.

The preferred repair strategy of the parties is set forth in the boxes checked immediately below:

Preferred Repair Strategy

	Warranty	Post Warranty	Component Level
WISTRON	☒	☒	☒

XPLORE	☐	☒	☐

The contractually permissible repair strategies of the parties are set forth in the boxes checked immediately below:

Contractually Permissible Repair Strategies

	Warranty	Post Warranty	Component Level
WISTRON	☒	☒	☒

XPLORE	☐	☒	☒

4.2                                 As set fourth in the Preferred Repair Strategy corresponding to the boxes checked above, WISTRON will normally provide warranty repair on the Products. At any time during the term of this contract and based on a mutually agreed implementation plan, XPLORE shall have the option of performing any of those repair services set forth in the boxes checked for the Xplore row under the Contractually Permissible Repair Strategies for any or all Products and Subassemblies to be repaired, at any or all geographic locations set forth in Section 1.3.

4.3                                 Warranty costs. In the event WISTRON performs a warranty repair under the terms of the warranty as outlined in the Turnkey Design and Manufacturing Agreement, WISTRON will be responsible for the costs of the repair. In the event WISTRON allows XPLORE to perform a warranty repair, then Xplore shall notify Wistron of such repairs and adhere to the same workmanship standards. WISTRON will reimburse or replace all parts used in the repair, and will be responsible for labor cost of the repair, except in the case of Abuse or NTF, and will be invoiced to Wistron only after Wistron is satisfactorily shown unit is not Abuse or NTF. The Spare Part and labor costs shall be specified as in Appendix A.

4.4                                 Out of warranty costs. In the event WISTRON performs an out of warranty repair, XPLORE will be responsible for the costs of the repair, and WISTRON shall invoice XPLORE for the cost of the repair as set forth in Appendix C.

4.5                                 Warranty on repairs. If WISTRON performs repair, WISTRON will provide a 90 day warranty to XPLORE on the components or Subassemblies repaired or replaced by WISTRON, or until the end of the original warranty period, whichever is longer

4.6                                 Standards for Condition of Repaired Product. In the event WISTRON performs repair, WISTRON will ensure that the repaired Product is returned in functioning condition and at minimum the same cosmetic condition in which it was received, or at WISTRON’s sole option, the Product is replaced with a unit in a condition that is equal to or better than the original Product.

4.7                                 Workmanship Standards. The repair of WISTRON’s Products shall conform to the most current version of the following workmanship

[***]      Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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standards (in order of precedence): XPLORE Workmanship Standards (SS-03800-57-XX) and Workmanship Standards (IPC-610B Class II). These are available upon request from XPLORE.

4.8                                 Repair Turnaround Time for Product. In the event WISTRON performs a repair, WISTRON will ship the repaired Product or a replacement Product to XPLORE or designated location within five (5) business days after the date WISTRON receives the failed Product. However, WISTRON agrees to use reasonable best efforts to ship the repaired Product or a replacement Product to XPLORE within three (3) business days after the date WISTRON receives the failed Product. WISTRON agrees to work with XPLORE in good faith to define proposed options that will minimize the warranty turn around time

4.9                                 Repair Turnaround Time for Subassemblies. In the event WISTRON performs a Component Level Repair, WISTRON will ship the repaired Subassembly or a replacement Subassembly to XPLORE or designated location within ten (10) business days after the date WISTRON receives the failed item.

4.10                           Packaging. The shipper shall pack and label the Product and Subassemblies to meet commercial standards in accordance with Exhibit A, Statement of Work.

4.11                           Shipping. The shipper shall insure all Products and Subassemblies in transit, and incur all costs associated with shipment, including insurance, labeling, packaging, and customs. Shipper shall be responsible for shipping costs, utilizing Shipper’s standard shipping methods, for all Products under warranty. Notwithstanding the foregoing, WISTRON’s standard shipping methods must provide for delivery to the appropriate XPLORE destination no later than three (3) days from the date of shipment; otherwise WISTRON must use a non-standard method at its expense to insure delivery to the appropriate XPLORE destination no later than three (3) days from the date of shipment. For out of warranty Products, XPLORE shall insure all Products and Subassemblies in transit, and incur all costs associated with shipment, including insurance, labeling, packaging and customs. Except as set forth above, for all shipping requirements outside of WISTRON’s standard shipment methods, WISTRON will either ship per XPLORE’s instructions and invoice for the shipping costs, or use XPLORE’s carrier at XPLORE’s cost.

4.12                           Abused Product or Subassembly. In the event a Product or Subassembly is returned to WISTRON for repair, which WISTRON deems to be abused, such Product or Subassembly shall not be immediately repaired. WISTRON must notify the XPLORE Service Center Manager of receipt of an “Abused” Product or Subassembly, and obtain approval prior to repairing it. If XPLORE approves the repair of the Product or Subassembly by issuing a purchase order or some like method as agreed by the Parties, it will be repaired at the rates set forth in Appendix C.

5.                                      TRAINING

5.1                                 Initial Support Training. WISTRON shall, offer support training and training documentation to XPLORE for the support of the Products for XPLORE’s Tier I and Tier II support personnel. A total of two (2) potential training sessions will be offered by WISTRON at the following locations (one per location): Austin Texas, and in Taipei, Taiwan. The final training curriculum to be discussed and mutually approved by the Parties. Each party will be responsible for their costs to perform and or attend such training.

5.2           Refresher Support Training. In addition to the initial support training mentioned in section 5.1 above, WISTRON shall provide follow-on and refresher training and training documentation to XPLORE at mutually agreed periodic intervals (no greater than annually) in the support of the Products. All such training shall be held at facilities and at a schedule mutually agreed upon by the Parties.

5.3                                 Repair Training. In the event that XPLORE elects to perform repair on the Products and/ or Subassemblies, within sixty (60) days after XPLORE’s request, WISTRON shall provide two service training in English at a mutually approved location and schedule, at no cost to XPLORE, at a mutually agreed upon location, to XPLORE’s technical service personnel. Notwithstanding the foregoing, WISTRON hereby agrees that XPLORE may have one training session in the United States of America and one training session in Taiwan. Additional training sessions can be provided based upon a mutually approved cost to XPLORE.

5.4                                 Scope of Training. Such service training shall be designed for up to ten (10) trainees to enable Sub-Assembly Level Repair of the Product. WISTRON shall provide both theory and hands-on training, including the use of tools, diagnostic equipment, and software, and hands on training with actual Product supplied by WISTRON.

5.5                                 Costs. WISTRON shall be responsible for all costs for its personnel including travel, subsistence expenses, documentation, supplies and equipment, in connection with such training unless otherwise stated herein. Conversely XPLORE will be responsible for all costs for its personnel including travel and subsistence expenses.

5.6                                 Product Change Notification. In the event that the Product changes to a degree that would materially impact Level I, II or III support of Products as it relates to form, fit, function or troubleshooting diagnostics, repair procedure or parts used in repair, WISTRON shall notify XPLORE of such changes, and provide additional documentation to XPLORE so that XPLORE can train its personnel. In the event that such changes necessitate further discussions between the Parties, WISTRON agrees to host a conference call with the Authorized personnel at XPLORE.

6.                                      DOCUMENTATION AND SOFTWARE TOOLS

6.1                                 Delivery of Documentation. At no charge, during the training sessions of Section 5, WISTRON will provide XPLORE with five (5) current hard copies in English of the documentation and support manuals, related to the Product used by its own support and service personnel to perform support and service as set forth in Sections 3 and 4. Such documentation shall include, but not be limited to part lists, schematics, subassembly drawings, compatibility/ interoperability matrix, software, troubleshooting guides, technical tips, user and service manuals, necessary service tools list, specifications, documentation for spare parts, and operation procedures, and a list of generic parameters or test values for troubleshooting, replacements and inspection.

6.2                                 Electronic Copies. To the extent any documentation is available in electronic format, WISTRON shall advise XPLORE of such availability, and if XPLORE should request an electronic copy, WISTRON shall provide such copy to XPLORE. WISTRON shall make a good faith effort with XPLORE in making format changes for compatibility with XPLORE equipment.

6.3                                 Updated Documentation. WISTRON shall advise XPLORE of any revised documentation, manuals, or software tools, and automatically provide such revisions to XPLORE.

7.                                      TESTING

7.1                                 WISTRON will provide at a reasonably agreed upon charge, three sets of test fixtures and assembly tools and their documentation, normally used by Wistron’s service and support personnel, that supports a whole unit test and Subassembly analysis, evaluation, troubleshooting, and repair as specified in Section 4. These test fixtures may be used for verifying failures in whole units and Subassemblies or repair as specified in Section 4. WISTRON shall provide additional sets to XPLORE as priced in Appendix D.

7.2                                 WISTRON will provide a copy of its commercial warranty test procedures that WISTRON uses to test and screen whole units for No Trouble Found. Any No Trouble Found fees referenced in Appendix C shall take effect only after such test procedure has been agreed upon and accepted by both parties

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7.3                                 Delivery of above items targeted to be within 30 days of Product release to Mass Production.

8.                                      SPARE PARTS

8.1                                 WISTRON shall provide the Spare Parts at the price as listed on Appendix A.

8.2                                 Discontinuance of the Product/Spare Parts: See Section I of Appendix E.

8.3                                 WISTRON shall provide XPLORE with data supporting failure rates on existing Product shipped to the field. WISTRON will provide XPLORE with recommended initial Spare Parts order quantity based on existing data for the product family. XPLORE will adjust recommended spare quantity to reflect its customer base.

8.4                                 WISTRON shall ship Spare Parts within normal lead time. Xplore shall provide a 3 month rolling forecast for spare parts for which spare parts will be shipped against that forecast in accordance to provisions set forth in the Turnkey Design and Manufacturing Agreement arbitrating pull-in and push-out of material.

8.5                                 WISTRON shall make reasonable best efforts to ship urgent orders within 5 business days of receipt of the order.

9.                                      REPORTING

9.1                                 Problem Status. WISTRON shall provide XPLORE with a quarterly status report of all Problems reported by XPLORE, identified Severity Level of Problem, current status on resolution, and compliance with expected response time given the Severity Level.

9.2                                 Repair Status. WISTRON will supply and maintain a service return process that will track Product during mutually agreed upon stages during the repair and return process. WISTRON will provide repair status of the Product to Authorized XPLORE personnel via the web. XPLORE may contact WISTRON by phone or email if a Severity Level I customer satisfaction incident exists or WISTRON is late with a Product Repair return as outlined herein at any time during WISTRON’s business hours to obtain the status.

9.3                                 Individual and Monthly Repair Reports. WISTRON will supply an individual repair report accompanying the repaired/replaced Product consisting of: repair tracking number, Product or Subassembly number, serial number, warranty status as reported by XPLORE, date of receipt, date of return, repair Turnaround Time, type of failure, repair action, components repaired and/or replaced, and charge for repair (if applicable). WISTRON will make individual or monthly reports available via the web to Authorized XPLORE personnel. In addition WISTRON will compile and make available a quarterly repair report with all of the above information to the XPLORE Support Center via the web to authorized XPLORE personnel.

10.                               BILLING

10.1                           Fees. The correction of a Problem associated with a Product that is within its warranty period, as computed in accordance with the Turnkey Design and Manufacturing Agreement, and identified by Product serial number and shipping date, which can be tracked by XPLORE via WISTRON’s Extranet firewall secure for XPLORE personnel access, shall be performed at no charge to XPLORE and shall be deemed to be Warranty Service unless such Product has been Abused, in which case the cost of the service shall be as set forth in Appendix C. After the expiration of the warranty period, such service will be performed at the fees as set forth in Appendix C, and shall be deemed Post Warranty Service. No Trouble Found Fees, if applicable, will be billed to XPLORE as outlined in Appendix A and Section 8.2.

10.2                           Invoicing Procedure. Invoices shall be paid in accordance to provisions set forth in the Turnkey Design and Manufacturing Agreement.

11.                               REMEDIES

11.1                           Additional Spares. If in any consecutive three month period WISTRON’s average turnaround times for any Product or Subassembly exceed the turnaround times set forth in Sections 4.8 and 4.9 WISTRON and XPLORE shall mutually agree on a written action plan to bring resolution to the issues.

12.                               MISCELLANEOUS

12.1                           Entire Agreement. This Service and Support Addendum, including Appendices referenced herein, together with the Turnkey Design and Manufacturing Agreement, including Exhibits, constitutes the entire agreement between XPLORE and WISTRON with respect to the subject matter hereof, and supersedes all proposals, oral or written, and all other communications between the parties with respect to such subject matter.

12.2                           Conflict. If a conflict exist between the terms and conditions of any of the documents referenced above, the order of precedence will be: (a) the Turnkey Design and Manufacturing Agreement, including Exhibits; and (b) this Service and Support Addendum; and (c) Appendices to this Service and Support Addendum.

12.3                           Term. The term of this Service and Support Addendum will begin on the Effective Date and will continue during the term of the Turnkey Design and Manufacturing Agreement, and for a period of three years after termination or expiration of the Turnkey Design and Manufacturing Agreement (the “Initial Term”). In the event that Xplore wishes to extend the support for the product for an additional year, Xplore will, at its option, request this in writing within three (3) months prior to the date of expiry of the prior term. Xplore will have the option to extend the original Term up to two times, no more than one year at a time, for a five (5) year maximum. For each term renewal, item and service pricing shall be no more than 138% of the prior term pricing.

12.4                           Compliance with Laws. To the extent applicable hereto, WISTRON shall in performance of this Service and Support Addendum comply with: the Fair Labor Standards Act of 1938 (29 U.S.C. 201-219): the Walsh-Healey Public Contracts Act (41 U.S.C. 35-45); the Contract Work Hours and Safety Standards Act (40 U.S.C. 327-333); laws prohibiting the use of convict labor; all other federal, state and local laws; all regulations and orders issued under any applicable law. WISTRON warrants that the equipment to be furnished hereunder complies with the Occupational Safety and Health Act of 1970 (29 U.S.C. 651-678) and the Radiation Control For Health and Safety Act of 1968 (43 U.S.C. 263b-n) and all applicable regulations and standard’s promulgated thereunder. If the Product or a Service covered by this Service and Support Addendum relates to a prime contract with the United States Government, and/or is within the jurisdiction of a Department or Agency of the United States, and is within the terms of this Service and Support Addendum or the Turnkey Design and Manufacturing Agreement, the applicable provisions of Federal Acquisition Regulations are hereby incorporated in this Service and Support Addendum. For terms outside of this Service and Support Addendum and the Turnkey Design and Manufacturing Agreement, WISTRON agrees to work with XPLORE in good faith to review the applicable provisions of Federal Acquisitions Regulations and to provide agreement or feedback to such terms in a timely fashion. WISTRON agrees to indemnify and hold XPLORE harmless from any loss, damage, liability claim fine penalty or expense which results from WISTRON’s failure to comply with any WISTRON obligation within the terms of this Service and Support Addendum or the Turnkey Design and Manufacturing Agreement, or that is separately agreed to by WISTRON, that is mandated by any applicable procurement law, rule, or regulation.

12.5                           Hazardous Materials. WISTRON shall notify XPLORE of every article ordered hereunder which contains materials hazardous or injurious to the health or physical safety of persons even though said hazard or injury may only occur due to mishandling or misuse of the article. In addition, WISTRON shall identify the hazardous or injurious material and notify

7

XPLORE of the effects of such material on human beings and the physical manifestations that could result. For each article so identified, WISTRON shall provide warning labels or instructional material appropriate to warn persons coming in contact therewith of the hazard and its effects.

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

By:

NAME:

Title:

Date:

WISTRON CORPORATION

By:

NAME:

Title:

Date:

XPLORE and WISTRON agree to work towards completing all of the parts repair rates, NTF repair fee, repair service expedite rates and other open or blank items in Appendices A, C and D no later than sixty (60) days prior to the first scheduled commercial shipment of the Products to XPLORE or XPLORE’s customer. All such items shall be negotiated in good faith by the Parties and are subject to the approval of both parties.

8

Exhibit G

Service and Support Addendum of the
Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

Appendix A

Product and Accessory Listing

Part Name	Part #	MTBF	Recommended Sparing per 100	Lead Time
Ruggedized Pen Tablet	??
Stylus Pen
Screen Protector
Battery Li-polymer 4240mAH

Spare Part Listing for Products mentioned above

Part Name	Part #	Price in $US	Recommended Sparing per 100	Lead Time

Appendix B

Authorized WISTRON Service Locations

Return Material Authorization (“RMA”) Contact Information:
Geographic Region covered: North America
Contact Name:, RMA/Support Coordinator
Company Name: XPLORE Technologies Corporation
Shipping Address: 11675 Jollyville Road, Suite 150
City/State/Zip/Country: Austin, TX 78759
Phone # (512). 336.7797 ext. 121 or 1.888.449.7567
Email address:support@xploretech.com
Geographic Region covered: EMEA
Contact Name: Customer Support International
Company Name:
Shipping Address:
City/State/Zip/Country:
Phone # Email address:
Geographic Region covered: Latin America and AsiaSee EMEA Contact Information Above for all items.

9

Exhibit G

Service and Support Addendum of the
Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

Appendix C

Repair Fee Structure

Repair Pricing - Flat Rate and Contract

Part Number/ Description	Flat Rate Repair	Contract Price/month
Ruggedized Pen Tablet

Repair Pricing Data - Time and Materials

Part Number/ Description	MTTR	Labor Rate (hrs)	Average cost of materials
Ruggedized Pen Tablet

WISTRON to provide detailed description of how repairs on abused products will be billed in this section.

THIS DATA TO BE PROVIDED 60 DAYS PRIOR TO PRODUCTION START

Appendix D

Test Fixture Listing and Associated Pricing

Description	Part Number	Price in $

10

Exhibit G

Service and Support Addendum of the
Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

Appendix E

General Service and Support Conditions

1.              CONTINUING AVAILABILITY OF MAINTENANCE, REPLACEMENT, AND REPAIR PARTS

                        Unless otherwise provided under the Turnkey Design and Manufacturing Agreement, the following terms and conditions are applicable to the Products.

1.1                 Notwithstanding any termination or expiration of this Addendum, and in addition to any other rights which survive this Addendum by its terms. For a period of three (3) years following such termination, or expiration, or any discontinuance of a Product, XPLORE shall have the following rights: (i) the right to purchase Spare Parts (including Firmware) for all Products purchased by XPLORE from WISTRON prior to termination as outlined in the Turnkey Design Manufacturing Agreement at the prices and on the terms and conditions to be negotiated in good faith by the Parties, and (ii) the right to continue to receive Service and Support for the Products from WISTRON as provided herein and based upon a mutually approved fee schedule to be negotiated in good faith by the Parties. At the beginning of the three (3) year period as mentioned above, WISTRON will negotiate with XPLORE a final, one time end of life purchase of spare parts and/or Subassemblies based on the needs of XPLORE.

1.2                 End of Life Transition. In the event a product is discontinued prior to the agreed upon three (3) year period, WISTRON agrees to maintain Product and Spare Part inventory to support the needs of XPLORE for the duration of the three (3) year period. WISTRON also agrees to provide Product repair service to XPLORE consistent with the Service and Support Addendum herein. In the event that Xplore wishes to extend the support for the product for an additional year, Xplore will, at its option, request this in writing within three (3) months prior to the date of expiry of the prior term. Xplore will have the option to extend the original Term up to two times, no more than one year at a time, for a five (5) year maximum. For each term renewal, item and service pricing shall be no more than 138% of the prior term pricing.

1.3                 Parts Obsolescence. If any engineering or any other change initiated by WISTRON obsoletes any Spare Parts of a Product purchased by XPLORE. WISTRON shall so notify XPLORE, in writing, and shall accept the return of such obsolete parts and reimburse XPLORE its cost or, at WISTRON’s option, replace all parts so returned with the changed or modified part at no additional charge to XPLORE.

2.              NOTIFICATION OF ENGINEERING CHANGES

Unless otherwise provided under the Turnkey Design and Manufacturing Agreement the following terms and conditions are applicable to the Products.

2.1                 Engineering Change Order Review. In order to ensure appropriate records are maintained by XPLORE for regulatory, service, and document control procedure reasons, WISTRON shall inform and make available to XPLORE, for review and approval, any proposed Engineering Change Orders(ECO) by WISTRON to Products and Subassemblies purchased hereunder that affect either form, fit or function of Products, at least thirty days prior to their proposed implementation. ECO’s shall be provided to XPLORE by XLORE via e-mail which references web-site with download feature.

2.2                 Quality Related Changes. If either Party determines that changes are necessary for safety or due to the epidemic failure of the Products or parts and components thereof to perform in accordance with the Product Specifications, or to meet the Quality Standards set forth in the Turnkey Design and Manufacturing Agreement. WISTRON shall respond with a written corrective action response plan as soon as reasonably possible, and WISTRON shall execute such plan to enable XPLORE to make the required changes in installed Products and Products in production within a reasonable time frame.

2.3                 Support of Earlier Release of Software. Notwithstanding the updating or new releases of Software by WISTRON, WISTRON shall provide service and support in accordance with the provisions of this Addendum for at least the immediately preceding two releases or versions of the Software supplied by WISTRON to XPLORE.

3.              RELIABILITY STANDARDS

3.1                 Given XPLORE’s experience with their customers, market applications and reseller channel, WISTRON requests XPLORE forward reliability statistics on similar Pen Tablet products which XPLORE has sold and that covers the entire product life cycle from introduction through end of life. During the first six (6) months of production deliveries of Products by WISTRON to XPLORE, WISTRON will collect similar reliability data on Products. At this six (6) month period, the Parties agree to meet to review the reliability data based on Products performance and compare to XPLORE’s experience with similar or like pen tablet products during the same product life cycle period. At this time, the Parties agree to establish reasonable, and mutually approved reliability objectives. WISTRON’s goal is to meet or exceed XPLORE’s actual reliability results for like pen tablet products based on actual life cycle attainment by XPLORE, and to exceed current industry reliability standards for like Products. Further, it is WISTRON’s goal to develop a continuous improvement program, with XPLORE’s input, which will allow the Parties to establish annual improvement targets for reliability metrics.

3.2                 If in any quarter during which either the average DOA Failure Rate, or the average Quarterly Failure Rate, or both, falls into the range for that product category indicated in the chart below corresponding to the time period that has passed after the initial Product Release to XPLORE, then for that product category, the warranty period for all products then under warranty shall be extended for the period of time set forth in the last column in such chart. In no event shall a warranty be extended beyond six months for a product.

Average OFR	Average DOA Failure Rate	Warranty Extension
First Year after Product Release
Less than 9%	Over 1.0 but less than 2.0%	0 months
Between 9% and 10%	Between 2 and 2.5%	3 months
10% or more	2.5% or more	6 months

For example: If during any quarterly period after the first year of Product Release, the average Dead on Arrival Failure Rate (as measured and reported quarterly) of the Product is 2.0%, or the average QFR of the Product equals 9%, then the warranty period for all Products under warranty shipped in the given quarter shall be automatically extended for a three month period from the date of the end of the original warranty period for each product in that product category.

3.3                 Loaner Units. During the warranty period, in the event the actual Quarterly Failure Rate for a Product purchased hereunder exceeds the Target Reliability Percentages set forth in the table below, then at XPLORE’s written request, and in addition to any additional spares provided under Section 11.1, WISTRON shall supply XPLORE, at no cost to XPLORE, a quantity of Products on loan or bailment in that specific product category (“Loaner Units”). The quantity being determined in accordance with the following formula:

Number of Loaner Units = (Unit failures in excess of the Target) times ((number of turn days [5 days per month [20])). Illustrative example: Assuming 10,000 units in the field with a 1100 quarterly failure rate, then; if the target quarterly failures = 1000 units (e.g. 10% of 10,000< the result is; number of loaner units = (1100-1000)*(5/20) = 25 loaner units.

Target Reliability Percentages

Period after Product Release	Average Quarterly Failure Rate	Average DOA Failure Rate
First 6 months	10%	2.0%
Second 6 months	8%	2.0%

11

Exhibit G

Service and Support Addendum of the
Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

3.4                 Return of Loaner Unit. The Loaner Units supplied by WISTRON are not required to be in new condition. When the Quarterly Failure Rate declines to a number less than the Target Reliability Percentage, WISTRON shall notify XPLORE and XPLORE shall return to WISTRON the Loaner Units which were provided in accordance with Section 4.5. During the first nine (9) months after delivery of the first production units of a product, the number of Loaner Units shall be calculated on a quarterly basis, and thereafter, the number of Loaner Units shall be calculated on an annual basis.

3.5                 The Parties agree that section 3.2 above is subject to further negotiations so as to establish and mutually approve threshold parameters for subsequent periods beyond the first year after Product release. Notwithstanding the foregoing, no failure rate negotiated pursuant to this Section 3.5 shall be greater than the applicable failure rates set forth for the first year after Product Release in Section 3.2 hereof.

12

Exhibit G

Service and Support Addendum of the
Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

APPENDIX F—FACTORS THAT MAY OR MAY NOT CONSTITUTE ABUSE:

•                  Wear And Tear Of Product [Even Under Normal Use]

•                  Excessive Dirt/Contamination Effecting Performance

•                  Spillage Of Liquids And Other Foreign Substances On Products

•                  Unapproved Modification Of Product

•                  Disassembled Product

•                  Defacement Of Manufacturing Labels

•                  Scratched, Contaminated, And Or Damaged Optical Components

•                  Loose Or Missing Parts [That Could Not Have Operated With Out It.]

•                  Broken/Cracked/Disfigured Displays

•                  Broken/Cracked/Disfigured Windows

•                  Broken/Cracked/Disfigured Housings

•                  Broken/Cracked/Disfigured Triggers

•                  Broken/Cracked Plastic Parts Internal/External

•                  Torn Gaskets, Seals, O-Rings Or Other Flexible Parts

•                  Damaged External Cables

•                  Torn Keypads

•                  Low Charged Batteries Effecting Performance

•                  Use Of Abrasive Cleaners Or Other Unapproved Cleaning Materials

•                  Improper Use Of Product

•                  Connection Of Product To An Unapproved Host Device

•                  Connection Of Product To Unapproved Power Source

•                  Product That Has Been Opened By Unauthorized Personnel

•                  Product That Has Been Serviced By Unauthorized Personnel

•                  Damaged Touch Screen Displays Due To Use Of Unauthorized Stylus [Pens]

•                  Charred Or Melted Product And Or Parts

•                  Product Exposed To Environments Beyond Specification

•                  Products Exposed To Natural Disasters

•                  Products returned with No Trouble Found [excessive return rates]

13

Exhibit G

Service and Support Addendum of the
Turnkey Design and Manufacturing Agreement between WISTRON and XPLORE

Appendix G

Turnaround Time and Hot Spares

		Warranty	18 Months		3 Years
TAT: Turnaround time

1_	TAT 5 Biz days	Standard Warranty (Per unit sold)	$	[***]	$	[***]

Service Quotation

2_	TAT 48 Biz hours	Option 1 (Cost per case)	$	[***]	$	[***]
3_	Hot spares	Option 2 (Cost per case)	$	[***]	$	[***]
4_	TAT 5 Biz days	Post-Warranty cost per case		$	[***]

Assumptions:

1.                                       *System Warranty coverage: parts and workmanship and Wistron is responsible for one-way transportation from Wistron to Xplore’s customer. After the date Wistron receives the failed system, Wistron will ship the repaired product to Xplore’s customer within 5 business days.

2.                                       *System Warranty coverage is the same as above. After Wistron receives the failed system, Wistron will ship the repaired product to Xplore’s customer within 48 business hours.

3.                                       * System Warranty coverage is the same as above. After Wistron receives the failed system, Wistron will ship the repaired product to Xplore’s customer within the next business day.

Goods flow:

[***]                   Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

14

EXHIBIT H

TO THAT CERTAIN

TURNKEY DESIGN AND MANUFACTURING AGREEMENT

DATED July 1, 2003

BY AND BETWEEN XPLORE TECHNOLOGIES CORPORATION OF AMERICA AND WISTRON CORPORATION.

WISTRON will provide access to all data files as listed below throughout the development cycle. Upon Product Release, WISTRON will deliver a full disclosure Data Package in the specified electronic format to XPLORE as specified below.

The Data Package is expected to include:

•                  Finalized product specifications and functional requirements

•                  All industrial design documentation and models

•                  Complete electrical schematics and associated specifications (Cadence OrCAD format)

•                  Complete component specifications/datasheets for any component used in Lynx, including cables and optional accessories

•                  All component data, costed Bills of Materials and approved vendor list for all assemblies

•                  All drawings, including “critical to function” drawings for QA acceptance of mechanical parts/assemblies

•                  All PCB design and layout files, schematics, drawings and associated component and pad libraries (Cadence or Allegro format)

•                  Board artwork files and drill drawings (Extended Gerber 274x format). Fab and layer stack-up drawings.

•                  Mechanical databases and drawings including all production tooling drawings (PRO-E format)

•                  Test equipment, hardware/software design documentation and drawings (PRO-E format)

•                  Factory acceptance test specifications and procedures

•                  All software design documentation, specifications and source code and libraries for any custom software developed specifically for the Lynx project, all software test requirements, procedures and test code, linkable libraries necessary for BIOS code build, linkable libraries for all core BIOS Object code required for BIOS build, all build tools and documentation, description of all software tools required to reproduce the software build environment.

•                  All artwork (films) for any Lynx labeling, artwork, or images on XPLORE related documentation and packaging containers

•                  All container specifications and associated drawings

•                  Functional test specifications and electrical/functional test procedures

•                  All mechanical & electrical drawings and schematics for any custom test equipment and test adapters (including embedded microcontroller code, Windows device driver code, Windows control panel software and all utility software.)

•                  part and assembly files for all components

1

•                  drawing files showing all material and critical dimensions/tolerances

•                  part, assembly and drawing files of all tooling components

•                  Prototype parts and soft tooling

•                  DVT and EVT parts/assemblies and soft tooling

•                  Assembly methods documents and assembly drawings

•                  First Article parts and accompanying measurements

•                  Failure Effects and Methods Analysis documentation (spreadsheet)

•                  Finite Element Modeling (stress and thermal) results

•                  Test reports from environmental testing (shock, drop, vibration, thermal, salt, etc.)

•                  Certified copies of all testing, regulatory and certification reports

•                  All other analyses (tolerance, assembly timing, workflow layouts)

•                  Any product characterization reports derived from the product development

•                  Cost quotations for parts and tooling

•                  Product tooling database(s) to completely and accurately reproduce any product tooling or test fixtures

•                  Fabrication and assembly fixtures

•                  Mean Time Between Failures analysis

•                  List of equipment used for testing the DVT/EVT and production units

•                  Outline of production flow, including equipment required to produce the Product

•                  Quality control procedures

2

Exhibit I

Wildcat Lynx Regulatory Approvals

Regulatory Compliance

The Wildcat tablet PC products shall be certified to be in compliance with the regulatory standards identified below and any other safety or emissions standards required to meet the regulatory statutes in the following countries:

Regulatory Compliance for Launch
U.S.A.
Argentina
Austria
Belgium
Brazil
Canada
China
Colombia
Denmark
France
Finland
Germany
Hong Kong
Israel
Italy
Malaysia
Mexico
Netherlands
Norway
Singapore
South Africa
Spain
Sweden
Switzerland
United Kingdom

1 Quarter After Launch minus 1 Month
Australia
Japan
Korea
New Zealand
Taiwan R.O.C.

Regulatory Compliance

Regulatory	CISPR 22	Test and Certification	Wistron	$	[***	]
	CE Mark	Test and Certification	Wistron	$	[***	]
	UL/CUL	Test and Certification	Wistron	$	[***	]
	CB	Test and Certification	Wistron	$	[***	]
	CSA	Test and Certification	Wistron	$	[***	]
	TUV	Test and Certification	Wistron	$	[***	]
	PSB	Test and Certification	Wistron	$	[***	]
	SABS	Test and Certification	Wistron	$	[***	]
	A-Tick	Test and Certification	Wistron	$	[***	]
	C-Tick	Test and Certification	Wistron	$	[***	]
	CCC	Test and Certification	Wistron	$	[***	]
	KTL	Test and Certification	Wistron	$	[***	]
	NOM	Test and Certification	Wistron	$	[***	]
	SII	Test and Certification	Wistron	$	[***	]
	FCC	Test and Certification	Wistron	$	[***	]
	VCCI	Test and Certification	Wistron	$	[***	]
	BSMI	Test and Certification	Wistron	$	[***	]
	RRL	Need more information	Wistron		TBD

	Bluetooth	Test	Xplore		N/A

Notes:

1.             Above test costs do not include prototype sample costs of test units.

2.                                       Above tests are conducted in-house; if third party is required by Xplore, cost will be separately quoted.

[***]                   Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1

March 17, 2003

Amendment to Xplore Technologies and Wistron “Turnkey Design and Manufacturing Agreement”

The Parties mutually agree to enter into a NRE amortization agreement for the Xplore Technologies iX104 Tablet product and associated Office Docking Solution, effective              ,2003.

Based on the meeting during the COMDEX Fall 11-24-02 and subsequent discussions, the Parties have agreed to implement the following payment program:

The current budget is outlined as below:

The current budget as today = $[***]

Potential saving from tooling = $[***]

Net program budget = $[***]

Xplore payment to date = $[***]

Estimate NRE for smart office docking solution = $[***]

Wistron to amortize $[***] USD of the total iX104 program cost across the first 20,000 production units, which translate into $[***] per unit which Wistron will add to the product pricings to Xplore up to recovery of the total amortized amount.

Excluding $[***] amortization, Xplore to pay Wistron the outstanding payment $[***]. All non-development and future purchase orders will be treated as non-development budget and are payable at net 30-day terms. The outstanding payment schedule is indicated below::

•                  $[***], due the week of 3/17/03

•                  $[***] due upon Product Acceptance (estimated the week of 3/17/03)

Given Xplore’s shipment doesn’t exceed 20,000 units by December 31, 2003; Xplore will pay Wistron the variance up to 20,000 unit of amortization.

iX104 Office Docking solution

The Parties agree to mutually review Xplore’s requirements for an office dock for the iX104 and after mutually approved to be added to the current program budget. The Office Docking station program will be part of the amortization program but doesn’t effect to the above mentioned arrangement. However the office dock is a VERY important element of the total hardware solution deliverable with the iX104 and Wistron has the expertise necessary to develop and produce this system element

[***]    Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Estimation Engineering and tooling NRE for the desk dock = $[***]

The NRE include regulatory agency fee, test fixture, and 15 DVT samples (by hard-tooling). The $[***] is a fixed development NRE charge unless there’s major design change requested by Xplore. In case there’s major design change in the Office docking, Xplore and Wistron will mutually agree on the costs.

Xplore to pay Wistron $[***] USD for NRE payment. The remaining NRE $[***] will be amortized to the first 15,000 production units, which translate into $[***] per unit and add onto desk dock contract pricing. Given Xplore’s shipment doesn’t exceed 15,000 units by December 31, 2003, Xplore will pay Wistron the outstanding amortized NRE.

Payment schedule of $[***]

Due Date	Item	Amount		milestone
Wk of 3/24/03	1/3 payment	$[***	]	Project kick-off
Wk of 3/24/03	1/3 payment	$[***	]	Tooling start
At acceptance	1/3 payment	$[***	]	Product acceptance

Intellectual Property (IP) and Remedies:

Xplore owns the IP from inception, but Wistron would have a claim to it until Xplore pays the $[***] due. Then the IP is then no longer in question, however if Xplore does not pay the $[***] amortization and the companies cannot come to a mutual agreement on payment, then the dispute would go to business arbitration. At this point it is up to the arbitrators to decide the action that must be taken to settle the dispute.

The Parties further agree that if monies are still owed at December 31, 2003 under the terms of this amortization NRE agreement then the Parties will work to reconcile the remaining amount owed within 10 business days and Xplore has 30 days to pay said amounts.

If the remaining debt is still unresolved after the aforementioned 30 days, then the Parties will have 15 days to resolve the dispute, and if unsuccessful, then the Parties will immediately enter into business arbitration in the State of Texas to resolve the dispute.

Xplore Technologies		Wistron
July 22/03	Date:		Date
/s/ Brian Groh Brian Groh	Print Name	/s/ Simon Lin Simon Lin	Print Name
President & CEO	Title	Chairman & CEO	Title

[***]    Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.